As filed with the U.S. Securities and Exchange Commission on February 7, 2023.

Registration No. 333-268865

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form F-4/A
Amendment No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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NFT LIMITED

(Exact name of registrant as specified in its charter)

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Cayman Islands	7389	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Office Q 11th Floor, Kings Wing Plaza 2,
No. 1 Kwan Street, Sha Tin, New Territories,
+86-13020144962
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________________

Copies to:

Joan Wu Esq.
Hunter Taubman Fischer & Li, LLC
48 Wall Street, Suite 1100
New York, NY 10005
Tel: (212) 530-2208
Facsimile: (212) 202-6380

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Approximate date of commencement of proposed sale of the securities to the public

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary Proxy Statement/Prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary Proxy Statement/Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION — DATED FEBRUARY 7, 2023

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF SHAREHOLDERS OF
TAKUNG ART CO., LTD.

PROSPECTUS FOR CLASS A ORDINARY SHARES OF NFT LIMITED

TAKUNG ART CO., LTD
OFFICE Q 11TH FLOOR, KINGS WING PLAZA 2
NO. 1 KWAN STREET, SHA TIN, NEW TERRITORIES, HONG KONG
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To be Held on February 24, 2023, at 9:00 a.m. EST

To the Shareholders of Takung Art Co., Ltd.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Takung Art Co., Ltd., a Delaware company (the “Company”) for use at the 2022 annual meeting of shareholders of the Company (the “Meeting”) and at all adjournments and postponements thereof. The Meeting will be held on February 24, 2023, beginning at 9:00 a.m. Eastern Standard Time, at our executive office, located at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong.

At the Meeting, you will be asked to vote on the important matters described in this Notice of 2022 Annual Meeting of Shareholders and proxy statement/prospectus accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company’s business.

The Meeting and any or all adjournments thereof will be held to consider and vote upon the following purposes:

1.      To elect Kuangtao Wang, Ronggang (Jonathan) Zhang, Doug Buerger, and Guisuo Lu (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of shareholders and until his/her respective successor is elected and duly qualified.

2.      To ratify the appointment of Assentsure PAC (“Assentsure”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022;

3.      To approve the proposed sale (the “Disposition”) of our subsidiaries, Hong Kong MQ Group Limited (“Hong Kong MQ”), Hong Kong Takung Art Company Limited (“Hong Kong Takung”) to Fecundity Capital Investment Co., Ltd for a purchase price of US$1,500,000 (the “Consideration”);

4.      To adopt the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and NFT Limited (“NFT Limited”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which NFT Limited will be the surviving company;

5.      To adopt the Memorandum and Articles of Association of NFT Limited (the “M&A”) pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value US$0.0001 each (the “Class B Ordinary Shares”);

6.      To approve an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”);

7.      To approve and adopt the Company’s 2023 equity incentive plan (the “2023 Plan”); and

8.      To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Holders of record of the Company’s shares of common stock at the close of business on October 24, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares of common stock you own. Shareholders who are unable to attend the Meeting or any adjournment thereof and who wish to ensure that their shares of common stock will be voted are requested to complete, date and sign the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement accompanying this Notice and (i) vote it online at www.proxyvote.com, (ii) vote it by phone at 1-800-690-6903, or (iii) mail it or deposit it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

A complete list of shareholders of record entitled to vote at the Meeting will be available for ten days before the Meeting at the principal executive office of the Company for inspection by shareholders during ordinary business hours for any purpose germane to the Meeting.

This notice and the enclosed proxy statement are first being mailed to shareholders on or about [    ], 2023.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By order of the Board,
/s/ Kuangtao Wang
Kuangtao Wang
Co-Chief Executive Officer
[ ], 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on February 24, 2023 9:00 a.m. EST

The Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.

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TAKUNG ART CO., LTD.
PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS
to be held on February 24, 2023, at 9:00 a.m. EST

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which the board of directors (the “Board”) of Takung Art Co., Ltd. (the “Company”, “us”, “we” or “our”) would like you, as a shareholder, to vote at the annual meeting of shareholders (the “Meeting”), which will take place on February 24, 2023, at 9:00 a.m. EST.

The Meeting and any adjournment thereof for the purposes set forth in the notice of meeting enclosed in this proxy statement will be held on February 24, 2023 at 9:00 a.m. EST at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong.

Shareholders are being asked to consider and vote upon proposals to (i) elect Kuangtao Wang, Ronggang (Jonathan) Zhang, Doug Buerger, and Guisuo Lu (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of shareholders and until his/her respective successor is elected and duly qualified., (ii) ratify the appointment of Assentsure PAC (“Assentsure”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, (iii) approve the proposed sale (the “Disposition”) of our subsidiaries, Hong Kong MQ Group Limited (“Hong Kong MQ”) and Hong Kong Takung Art Company Limited (“Hong Kong Takung”) to Fecundity Capital Investment Co., Ltd for a purchase price of US$1,500,000 (the “Consideration”), (iv) adopt the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and NFT Limited, an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which NFT Limited will be the surviving company, (v) adopt the Memorandum and Articles of Association of NFT Limited (the “M&A”) pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value US$0.0001 each (the “Class B Ordinary Shares”); (vi) issuance of Class A Ordinary Shares to all the holders of the Company’s common stock on a one-on-one ratio (“Reclassification”); (vii) approve and adopt the Company’s 2023 equity incentive plan (the “2023 Plan”) and (viii) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

Who can vote at this Meeting?

Shareholders who owned shares of common stock of the Company on October 24, 2022 (the “Record Date”) may attend and vote at the Meeting. There were 34,991,886 shares of common stock outstanding on the Record Date. All shares of common stock shall have one vote per share. Information about the ownership of our directors, executive officers and significant shareholders is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 33 of this proxy statement.

What is the proxy card?

The card enables you to appoint Kuangtao Wang, the Company’s chief executive officer and Jianguang Qian, the Company’s chief financial officer as your representatives at the Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is strongly recommended to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that shareholders vote “FOR” each of the Director Nominees listed in proposal No. 1 and “FOR” each of proposals No. 2, No. 3, No. 4, No. 5, No. 6 and No. 7.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Certain of our shareholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record/Registered Shareholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “shareholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote at the Meeting.

How do I vote?

If you were a shareholder of record of the Company’s shares of common stock on the Record Date, you may vote electronically at the Meeting or by submitting a proxy. Each ordinary share that you own in your name entitles you to one vote, in each case, on the applicable proposals.

(1) You may submit your proxy by mail.    You may submit your proxy by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•        as you instruct, and

•        according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•        FOR each nominee for director;

•        FOR the appointment of Assentsure as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022;

•        FOR the approval of the Disposition;

•        FOR the approval of the adoption of the Merger Agreement and the Redomicile; and

•        FOR the approval of the Reclassification; and

•        According to the best judgment of the Company’s Chief Executive Officer and Chairman if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)    You may vote online at proxyvote.com.

(3)    You may vote by telephone at 1-800-690-6903.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible so your shares may be represented at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

•        sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date;

•        signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting; or

•        attending the Meeting and voting electronically.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the shareholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the shareholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted unless you vote at the Meeting.

What vote is required to elect the Director Nominees as directors of the Company?

The election of each nominee for director requires the affirmative vote of a majority of the shares of common stock voted at the Meeting or represented by proxy and entitled to vote in the election of directors at the Meeting.

How many votes are required to ratify the appointment of Assentsure as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022?

The proposal to ratify the appointment of Assentsure as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022 requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of common stock entitled to vote.

How many votes are required to approve the Disposition?

The proposal to approve the Disposition, requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of common stock entitled to vote.

How many votes are required to approve the Merger Agreement?

The proposal to approve the Merger Agreement, requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of common stock entitled to vote.

How many votes are required to approve the Reclassification?

The proposal to approve the Reclassification, requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of common stock entitled to vote.

How many votes are required to approve the 2023 Plan?

The proposal to approve the 2023 Plan, requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of common stock entitled to vote.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of this Meeting?

We will announce voting results at the Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact us by sending a letter to the offices of the Company at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong with any questions about proposals described in this proxy statement or how to execute your vote.

QUESTIONS AND ANSWERS RELATING TO THE MERGER

What is the merger?

Under the Merger Agreement, NFT Limited will merge with and into the Company, with the NFT Limited surviving the merger. Upon consummation of the merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive one Class A ordinary share in the capital of NFT Limited, which shares will be issued by NFT Limited in connection with the merger. Following the merger, NFT Limited will own and continue to conduct our business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. NFT Limited will also be managed by the same Board and executive officers that manage the Company today.

Why does the Company want to engage in the merger?

The merger is part of a reorganization of the Company’s corporate structure approved by our Board that we expect will, among other things, result in a reduction in legal and accounting costs over the long term and provide us with flexibility to take certain corporate actions in a more efficient manner. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.” However, there can be no assurance that following the merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — The expected benefits of the merger may not be realized.” We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal). Please see the section entitled “Summary Pro Forma Financial Information” for a description of these transaction costs.

Will the merger affect current or future operations?

The merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our U.S. business, it may improve our ability to expand internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to NFT Limited’s jurisdiction of incorporation. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.”

Is the merger taxable to me?

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of NFT Limited ordinary shares in exchange for the Company common stock. The aggregate tax basis in the ordinary shares of NFT Limited received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the ordinary shares of NFT Limited that are received in the merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Taxation — Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of NFT Limited Ordinary Shares.”

THE TAX TREATMENT OF THE MERGER UNDER STATE LAW WILL DEPEND ON THE STATE. IT IS POSSIBLE THAT THE MERGER MAY BE TAXABLE UNDER THE TAX LAW OF SOME STATES, INCLUDING, FOR EXAMPLE, CALIFORNIA. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE ANNUAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the merger?

No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the merger.

When do you expect to complete the merger?

If the adoption of the Merger Agreement is approved by our stockholders at the Annual Meeting, we anticipate that the merger will become effective at 4:30 pm EST on December 30, 2022 or such other time that the parties to the Merger Agreement shall have agreed upon (the “Effective Time”), not exceeding 90 days from the date the Merger Agreement is filed with the Cayman Islands Registrar of Companies, and designated in a certificate of ownership and merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware and the filing of articles of merger with the Secretary of State of the State of Delaware, although the merger may be abandoned by our Board prior to its completion. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

What types of information and reports will NFT Limited make available to shareholders following the merger?

Following completion of the merger, NFT Limited is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. NFT Limited will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and, as long as the NFT Limited’s Class A ordinary shares are listed on the NYSE American, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, NFT Limited will be exempt from certain rules under the Exchange Act that would otherwise apply if NFT Limited were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•        NFT Limited may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

•        NFT Limited will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, NFT Limited will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, NFT Limited will need to promptly furnish reports on Form 6-K any information that NFT Limited (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, NFT Limited will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, NFT Limited will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•        NFT Limited will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

•        NFT Limited will not be required to conduct advisory votes on executive compensation;

•        NFT Limited will be exempt from filing quarterly reports under the Exchange Act with the SEC;

•        NFT Limited will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

•        NFT Limited will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        NFT Limited will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

NFT Limited expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold NFT Limited securities, you may receive less information about NFT Limited and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, NFT Limited intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three (3) years after the merger is effected. However, NFT Limited expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If NFT Limited loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — The expected benefits of the merger and reorganization may not be realized” and “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — If NFT Limited fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, NFT Limited would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.”

Do I have to take any action to exchange my common stock and receive NFT Limited Class A ordinary shares?

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of NFT Limited ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in NFT Limited’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in NFT Limited’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon NFT Limited ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in NFT Limited’s register of members upon completion of the merger. Registered holders of NFT Limited’s ordinary shares seeking to transfer NFT Limited ordinary shares following the merger will be required to provide authorizing resolutions and customary transfer documents required by NFT Limited’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the time the merger becomes effective in the State of Delaware, or the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of NFT Limited Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new NFT Limited share certificates promptly following the merger. We will request that all the Company stock certificates be returned to NFT Limited’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, VStock Transfer, LLC will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new NFT Limited share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is VStock Transfer, LLC, which will continue to serve as the transfer agent for NFT Limited ordinary shares after the Effective Time.

What happens to the Company stock options at the Effective Time of the merger?

At the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by NFT Limited and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of NFT Limited as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and NFT Limited shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Stock Options. Please see the section entitled “The Merger Agreement — Stock Compensation and Benefit Plans and Programs” for more information.

Can I trade my Company common stock before the merger is completed?

Yes. the Company common stock will continue trading on NYSE American through the last trading day prior to the date of completion of the merger, which date of completion is expected to be December 30, 2022.

After the merger, where can I trade my NFT Limited ordinary shares?

We expect that as of the Effective Time, the NFT Limited Class A ordinary shares will be authorized for listing on NYSE American, and we expect such shares will be traded on the exchange under the symbol “MI”

How will my rights as a shareholder of NFT Limited change after the merger relative to my rights as a stockholder of the Company prior to the merger?

Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and NFT Limited, we are unable to adopt governing documents for NFT Limited that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of NFT Limited the same allocation of material rights and powers between the shareholders and our Board that exists under the Company’s bylaws and certificate of incorporation. For example, under the Company’s bylaws, a director must be elected by a plurality of the votes cast, meaning that the nominee who polls more votes than any other candidate is elected. This provision is preserved in the articles of association of NFT Limited.

Nevertheless, NFT Limited’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of NFT Limited will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because the Company has a concentrated ownership structure with a stockholder holding more than five percent (5%) of the Company’s common stock. For further details on the security ownership of certain beneficial owners of the Company, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Additionally, as a foreign private issuer, NFT Limited will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NYSE American corporate governance standards. However, we do not intend to initially rely on any NYSE American exemptions or accommodations for foreign private issuers following the merger. Please see the sections entitled “Proposal 4 Approval of the Adoption of the Merger Agreement — The Merger Agreement — Background and Reasons for the Merger.”

What is the proposed Reclassification?

We are proposing that our shareholders adopt the M&A of NFT Limited pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A Ordinary Shares, par value US$0.0001 each, 50,000,000 Class B Ordinary Shares, par value US$0.0001 each. In connection with the Merger, NFT Limited will issue Class A Ordinary Shares to all the holders of the Company’s common stock on a one-on-one ratio.

What will I receive in the Reclassification?

If the Reclassification is adopted, all your outstanding shares of the Company’s common stock will be converted into the right to receive an equal number of Class A Ordinary Shares of NFT Limited, which shares will be issued by NFT Limited as part of the merger. You will receive no other consideration for your shares of Company’s common stock when they are reclassified;

What are the differences between the Class A Ordinary Shares and Class B Ordinary Shares?

If the M&A is approved and adopted, each Class A Ordinary Share will be entitled to one vote and each Class B Ordinary Share will be entitled twenty votes.

When is the Reclassification expected to be completed?

If the Reclassification is approved, we expect to complete it as soon as practicable following the Annual Meeting.

What if the Reclassification is not approved or is not later implemented?

It is possible that the Reclassification will not be completed. The Reclassification will not be completed if, for example, the holders of a majority of our common stock do not vote to approve and adopt the M&A. If the Reclassification is not completed, we will only issue ordinary shares to all the holders of the Company’s common stock on a one-on-one ratio.

Will I have appraisal rights in connection with the Reclassification?

Under Cayman Islands law and the proposed M&A, you do not have appraisal or dissenter’s rights in connection with the Reclassification. However, other rights or actions besides appraisal and dissenter’s rights may exist under federal securities laws for shareholders who can demonstrate that they have been damaged by the Reclassification.

QUESTIONS AND ANSWERS RELATING TO THE DISPOSITION

Why am I being asked to vote on the Disposition?

We have entered into an securities purchase agreement, dated as of November 2, 2022, as amended, with Fecundity Capital Investment Co., Ltd, or the Purchaser, and Hong Kong Takung and Hong Kong MQ, pursuant to which we will sell of all of our equity interests in Hong Kong Takung and Hong Kong MQ, our wholly owned subsidiaries, to the Purchaser. We refer to the securities purchase agreement, as it may be amended, supplemented or modified from time to time, as the disposition agreement.

What are the reasons for the Disposition?

Hong Kong Takung was incorporated in Hong Kong and was formed to operate an electronic online platform for offering and trading artwork. Hong Kong Takung currently has no other operation other than the business previously conducted via its wholly owned subsidiary, Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”), which provided technology development services to Hong Kong Takung and also carried out marketing and promotion activities in mainland China. However, due to the increasing regulatory scrutiny by PRC governments on digital asset related business, the artwork unit trading platform operated by the PRC subsidiary Tianjin Takung was suspended by the local authority in the fourth quarter of 2021. Hong Kong Takung lost its control over Tianjin Takung. As of June 30, 2022 and December 31, 2021, the operation of Hong Kong Takung was classified as a discontinued operation and as of December 31, 2021, the operation Tianjin Takung was deconsolidated. For the six months ended June 30, 2022, the operation of Hong Kong Takung was presented in discontinued operations.

Hong Kong MQ is engaged in blockchain and non-fungible tokens (“NFT”) businesses, including consultancy service for NFT launch projects, developing its own NFT marketplace to facilitate users to buy and sell NFTs, as well as development of block chain-based online games. As of December 31, 2021, Hong Kong MQ had no operations. As of June 30, 2022, Hong Kong MQ has not generated revenue.

The Board decides that it is in the best interest of the shareholders of the Company to dispose of Hong Kong Takung and Hong Kong MQ for a purchase price of US$1,500,000.

What are the financial terms of the disposition?

Pursuant to the disposition agreement, as amended, the Purchaser will acquire 100% of the equity interests in Hong Kong Takung and Hong Kong MQ, respectively for a purchase price of US$1,500,000.

Will the Company’s business change upon completion of the disposition?

Following completion of the disposition, the Company will not only be engaged in an electronic online platform for offering and trading artwork. The Company’s new business services include:

(i)     Consulting services such as artwork valuation/appreciation potential: the Company taps into the needs of users to provide comprehensive consulting services such as labor cost, artist influence, artistic value of works, and channels for obtaining works;

(ii)    NFT trading service: the Company has built a fully functional NFT trading platform. The platform carries the categories of digital works including artwork, music videos, collectibles, game props, sports, metaverse, virtual world, social tokens, and meet the needs of various users as much as possible. Users are able to complete the whole business process including user registration, certification, work uploading, work casting, and work trading through the platform. The platform was launched and placed in service in May 2022. In the transaction process, it not only meets the needs of customers for uploading and purchasing digital works, but the company also extracts a portion of the handling fee (including token minting, first sale, and second sale) to create value.

(iii)   Advertising service: Once the NFT platform has accumulated a larger user base, it can provide advertising and publicity services for users or the company itself. The business model is not limited to categories and industries, such as investment promotion, work promotion, and industry promotion.

What will happen if the Merger and the Disposition are not completed?

If the merger and the disposition are not approved by the shareholders or if the merger and the disposition are not completed for any other reason, the Company will remain a public company, and our common stock will continue to be listed and traded on NYSE (assuming the Company meets all of NYSE’s continued listing standards). In addition, our management expects that the business will be operated as how it is currently being operated until we pursue another strategic alternative, and that our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject.

Furthermore, if the merger and the disposition are not completed, and depending on the circumstances that would have caused the merger and the disposition not to be completed, the price of our common stock may decline. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement. Accordingly, if the merger and the disposition are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your common stock. If the merger and the disposition are not completed, the board will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value.

Is completion of the disposition subject to any conditions?

Yes. The parties are not required to complete the deposition unless a number of conditions are satisfied (or, to the extent permitted by applicable law, waived). These conditions include the shareholders’ approval of the disposition, and the satisfaction (or waiver, to the extent permitted by applicable law) of the other conditions that must be satisfied (or, to the extent permitted by applicable law, waived) prior to completion of the disposition. For a complete summary of the conditions that must be satisfied (or, to the extent permitted by applicable law, waived) prior to completion of the disposition, see “The Disposition Agreement — Conditions to Completion of the Disposition.”

When do you expect to complete the disposition?

As of the date of this proxy statement/prospectus, we expect to complete the disposition in 2022, subject to the satisfaction of the conditions described elsewhere in this proxy statement. However, no assurance can be given as to when, or if, the disposition will be completed.

SUMMARY OF THE MERGER

This summary highlights selected information regarding the merger from this Proxy Statement and may not contain all of the information that is important to you. For a more complete description of the merger, you should read carefully this entire Proxy Statement, including the Appendix. Please also see the section entitled “Where You Can Find Additional Information.” The Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement, contains the terms and conditions of the merger. The memorandum and articles of association of NFT Limited will serve purposes substantially similar to the certificate of incorporation and bylaws of the Company. Copies of the memorandum and articles of association of NFT Limited that will become effective upon consummation of the merger are attached to this Proxy Statement as Appendix B.

The Parties to the Merger

The Company is a holding company incorporated in the state of Delaware. Thought our subsidiaries, we currently operate an electronic online platform located at https://www.nftoeo.com/ for artists, art dealers and art investors to offer and trade in ownership over valuable artwork in the form of non-fungible token or NFT. In addition, we also provide NFT consulting with respect to the strategic utilization of blockchain technology and NFT launch. Given our goal to create multiple potential revenue streams and continue to diverse the business model, we are also exploring NYF gaming business including sales of in-game characters NFTs and sales of membership packs.

NFT Limited is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Act, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. NFT Limited does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, NFT Limited, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

The principal executive offices of both of the Company and NFT Limited are located at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong, and the telephone number of each company is +8613020144962.

The Merger

Under the Merger Agreement, the Company will merge with and into NFT Limited. Upon completion of the merger, NFT Limited will own and continue to conduct the business that the Company and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, our stockholders will own Class A ordinary shares of NFT Limited, an exempted company incorporated under the laws of the Cayman Islands, rather than common stock in the Company, a Delaware corporation. As a result of the merger, each outstanding share of the Company’s common stock will be converted into the right to receive the same number of Class A ordinary shares of NFT Limited, which shares will be issued by NFT Limited in connection with the merger. Our Board of Directors reserves the right to defer or abandon the merger. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Background and Reasons for the Merger

In reaching its decision to approve the Merger Agreement and the merger, our Board of Directors identified several potential benefits to our stockholders, which are described below under “The Merger Agreement — Background and Reasons for the Merger.” The merger is part of a reorganization of the Company’s corporate structure that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please also see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization” below for a description of certain risks associated with the merger and reorganization.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.      the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.      none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.      the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.      the NFT Limited Class A ordinary shares to be issued pursuant to the merger have been authorized for listing on NYSE American, subject to official notice of issuance and satisfaction of other standard conditions;

5.      all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, NFT Limited or their subsidiaries to consummate the merger have been obtained or made; and

6.      the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger and/or the Merger Agreement do not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger and/or the Merger Agreement. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger and/or the Merger Agreement. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward- Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger in respect of the Company are compliance with U.S. federal and state securities laws, the NYSE American rules and regulations and Delaware corporate laws.

Rights of Dissenting Stockholders

Under the Delaware General Corporation Law (“DGCL”), or the NRS, you will not have appraisal rights in connection with the merger.

Accounting Treatment of the Merger

The merger is a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost, in a manner similar to an exchange between entities under common control. The transaction costs incurred in connection with the merger and re-domicile have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

Tax Considerations

United States Tax Consequences of the Merger to the Company and NFT Limited

We expect that neither the Company nor NFT Limited will incur U.S. income tax as a result of completion of the merger.

United States Taxation of the Company’s Stockholders

Taxation of U.S. Holders.    The merger should be characterized for U.S. federal income tax purposes as either a tax-free merger or a transaction qualifying under Section 351 of the Internal Revenue Code of 1986, or the Code. In either case, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of NFT Limited ordinary shares in exchange for the Company’s common stock. The aggregate tax basis in the ordinary shares of NFT Limited received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company’s common stock surrendered. A U.S. holder’s holding period for the ordinary shares of NFT Limited that are received in the merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered.

Taxation of Non-U.S. Holders.    The holders of the Company’s common stock who are treated as foreign persons for U.S. federal income tax purposes, including holders who hold directly and constructively more than 5% of the outstanding the Company common stock, will not recognize taxable gain or loss on their the Company common stock for U.S. federal income tax purposes.

Please see the section entitled “Taxation” for further information regarding material tax consequences relating to the merger and the ownership and disposition of NFT Limited Ordinary Shares.

Other Information

Ownership in NFT Limited

The Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of NFT Limited Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in NFT Limited’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in NFT Limited’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon NFT Limited ordinary shares registered in their respective names. Any attempted transfer of the Company’s stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in NFT Limited’s register of members upon completion of the merger. Registered holders of NFT Limited’s Class A ordinary shares seeking to transfer NFT Limited Class A ordinary shares following the merger will be required to provide authorizing resolutions and customary transfer documents required by NFT Limited’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of NFT Limited Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new NFT Limited share certificates promptly following the merger. We will request that all the Company’s stock certificates be returned to the Company’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our transfer agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new NFT Limited share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Comparison of Rights of Stockholders/Shareholders

The principal attributes of the Company’s common stock and NFT Limited’s Class A ordinary shares will be similar. However, there are differences between the rights of stockholders under the DGCL and the rights of shareholders under Cayman Islands law. In addition, there are differences between the provisions of the Company’s certificate of incorporation and bylaws and NFT Limited’s memorandum and articles of association, as explained further below in this Proxy Statement. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws”.

Stock Exchange Listing

It is a condition to the completion of the merger that the ordinary shares of NFT Limited will be authorized for listing on NYSE American, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the NFT Limited ordinary shares will be authorized for listing on NYSE American under the symbol “MI”

Market Price

The closing price per share of the Company common stock on NYSE American was $0.855 on November 17, 2022, the last trading date immediately preceding public announcement of the proposed merger.

Recommendation and Required Vote

Our Board of Directors has unanimously determined that the reorganization, to be effected by the merger, is advisable and in the best interests of the Company and our stockholders and, as such, has unanimously approved the merger and the Merger Agreement. The Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement.

Annual Meeting of Stockholders

You can vote at the Annual Meeting if you owned the Company common stock at the close of business on October 24, 2022, the Record Date. As of October 24, 2022, there were 34,991,886 shares of the Company common stock outstanding and entitled to vote. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of the Company common stock entitled to vote at the Annual Meeting. As of the Record Date, our directors and executive officers and their affiliates owned, in the aggregate, approximately 150,000 of such shares, representing ownership of approximately 0.43% of the outstanding shares of the Company common stock as of that date. These shares are included in the number of shares entitled to vote at the Annual Meeting.

Risk Factors

There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the merger, including the following:

•        Your rights as a shareholder of NFT Limited will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

•        As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, we may have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have;

•        As a foreign private issuer, NFT Limited will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about NFT Limited as you did about the Company and you may not be afforded the same level of protection as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

•        The enforcement of civil liabilities against NFT Limited may be more difficult; and

•        The expected benefits of the merger and reorganization may not be realized because the achievement of the benefits are subject to factors that we do not control, such as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts.

The risks are discussed more fully in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization” following this Proxy Statement.

SUMMARY PRO FORMA FINANCIAL INFORMATION

We have attached to this prospectus/information statement the selected financial data, including our consolidated statements of operations and consolidated balance sheets for the fiscal years ended December 31, 2021 and 2020, included in our Annual Report on Form 10-K which was filed with the SEC on April 15, 2022.

We have also included our consolidated statements of operations and consolidated balance sheets for the six months ended June 30, 2022 and nine months ended September 30, 2022, included in our Quarterly Reports on Form 10-Qs which were filed with the SEC on August 15, 2022 and November 21, 2022, respectively.

We have not included separate financial information for NFT Limited, as it has existed as a wholly-owned subsidiary of Takung Art Co., Ltd. since it was first organized on September 30, 2022.

No pro forma financial information is presented in this prospectus/information statement because there are no significant pro forma adjustments required to be made to the historical consolidated balance sheets nor consolidated statements of operations of Takung Art Co., Ltd. to give effect to the reincorporation merger. The reincorporation merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “The Merger Agreement — Accounting Treatment of the Merger.”

Reference is made to the consolidated financial statements of the Company, including the notes to the financial statements, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this Proxy Statement. Please refer to the section in this Proxy Statement entitled “Where You Can Find Additional Information.”

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to vote in favor of the proposal to adopt the Merger Agreement in connection with the merger, you should consider carefully the following risks or investment considerations, in addition to the other information in this Proxy Statement. In addition, please note that this Proxy Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the merger and reorganization. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the Merger Agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Risks Relating to the Disposition

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors relating to the Disposition before you decide whether to vote for the proposals. You should also consider the other information in the proxy statement and our other reports on file with the SEC, including the annual report on Form 20-F for the fiscal year ended December 31, 2021.

The Disposition may not be completed if the parties fail to obtain shareholder approval or satisfy other closing conditions, or otherwise.

There will be uncertainties in completing the Disposition, which remains subject to conditions precedent involving, among other things, approval by the shareholders of the Company.

The disposition agreement, as amended, contains customary closing conditions including: (i) the receipt of all requisite regulatory approvals; (ii) the receipt of the purchase consideration; and (iii) the receipt of a fairness opinion from an independent appraisal firm to the satisfaction of the Company’s board of directors.

The required satisfaction (or waiver) of any of the closing conditions could delay the completion of the Disposition for a significant period of time or prevent it from occurring. Any delay in completing the disposition could cause the Company not to realize some or all of the benefits that the parties expect the Company to achieve. Further, there can be no assurance that the conditions to the closing of the disposition will be satisfied or waived or that the disposition will be completed.

Failure to complete the merger and disposition could negatively impact our business, financial condition, results of operations or share price.

Completion of the Disposition is conditioned upon the satisfaction of certain closing conditions, including those discussed above, and other closing conditions customary for a transaction of this size and type. The required conditions to closing may not be satisfied in a timely manner, if at all. If the Disposition are not consummated for these or any other reasons, we may be subject to a number of adverse effects, including: (i) the price of our common stock may decline to the extent that the current market price reflects a market assumption that the disposition will be completed; (ii) our operations may continue to incur loss; (iii) we may have difficulty maintaining compliance with NYSE American continued listing rules, and as a result, be delisted from the NYSE American; and (iv) costs related to the disposition, such as legal, accounting, financial advisory and printing fees, must be paid even if the disposition are not completed.

We will be liable to the Purchasers for a breach or violation of any representation, warranty, covenants or other obligation under the disposition agreement, as amended.

The Company has made certain representations, warranties and covenants under the disposition agreement, as amended. See “Proposal No. 3: Approval of the Disposition — Terms of the Share Purchase Agreement — Representations and Warranties.” If there is any breach by the Company of any such representation, warranty, covenant or other obligation under the disposition agreement, as amended, the Company may be liable, either before or after the closing of the Disposition.

The business to be retained by us after the consummation of the Disposition may still generates losses; we may not be able to rely on the retained business to sustain our business operations.

Immediately following the sale of Hong Kong Takung and Hong Kong MQ to the Purchaser, our business will consist of consulting services such as artwork valuation/appreciation potential, NFT trading service, and advertising service.

We intend to roll out our new NFT business in the U.S. via NFT Exchange Limited. However, given that our new NFT business is in the initial stage, we may not be successful in doing so.

For as long as we remain a public company, we will continue to incur the expenses of complying with public company reporting requirements.

Our reporting obligations as a SEC registrant will not be affected as a result of completing the Disposition. For as long as we remain as such, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, which includes the filing with the SEC periodic reports and other documents relating to our business, financial condition and other matters, even though compliance with such reporting requirements is economically burdensome.

Risks Relating to the Merger and Reorganization

Your rights as a stockholder of The Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of The Company under applicable laws and the Company certificate of incorporation and bylaws.

Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and NFT Limited, we are unable to adopt governing documents for NFT Limited that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of NFT Limited the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under the Company’s bylaws and certificate of incorporation. Nevertheless, NFT Limited’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder will change. For example:

•        Under the DGCL, a corporation may not engage in a business in combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Act or NFT Limited’s articles of association prohibiting business combinations with interested stockholders.

•        Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business. However, shareholders of a Cayman Islands company do not have any general rights to inspect corporate records of a company, and NFT Limited’s articles of association provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company may be open to the inspection of shareholders who are not directors.

•        Under the DGCL, a stockholder may bring a derivative suit provided the requirements to do so under the DGCL have been met. However, for a Cayman Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the shareholders, and a shareholder of NFT Limited would be entitled to bring a derivative action on behalf of NFT Limited only in certain limited circumstances.

The laws of the Cayman Islands may not provide NFT Limited shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

NFT Limited’s corporate affairs are governed by its memorandum and articles of association, by the Companies Act (2022 Revision) of the Cayman Islands, or the “Companies Act”, and by the common law of the Cayman Islands. The rights of shareholders to take action against NFT Limited’s directors, actions by minority shareholders and the fiduciary responsibilities of NFT Limited’s directors to NFT Limited under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of NFT Limited’s shareholders and the fiduciary responsibilities of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a different body of securities laws relative to the United States. Therefore, NFT Limited’s shareholders may have more difficulty protecting their interests in the face of actions by NFT Limited’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The Cayman Islands courts are also unlikely to impose liability against NFT Limited, in original actions brought in the Cayman Islands, based on certain civil liabilities provisions of U.S. securities laws.

As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.

Under Delaware law and our current bylaws and certificate of incorporation, our bylaws and certificate of incorporation may be amended by the vote of a majority of shares of stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. Cayman Islands law requires a special resolution of not less than a majority of at least two-thirds of the shareholder votes cast at a general meeting for any amendment to the memorandum and articles of association of NFT Limited. As a result of this Cayman Islands law requirement, situations may arise where the flexibility we now have under Delaware law would have provided benefits to our stockholders that will not be available in the Cayman Islands.

In addition, under Cayman Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting or, if the share capital of the Company is divided into different classes of shares, and the rights attaching to any class of shares of the merged entity differ from those attaching to the shares of the other constituent company, the articles of association of NFT Limited also require a special shareholder resolution by majority in number representing 66 2/3% of the holders of the Shares entitled to vote and present in person or by proxy at the meeting of the relevant class. By contrast, a merger under Delaware law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased shareholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to shareholders.

The expected benefits of the merger and reorganization may not be realized.

We have presented in this Proxy Statement the anticipated benefits of the merger and reorganization. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.” We cannot be assured that all of the goals of the merger and reorganization will be achievable, and some or all of the anticipated benefits of the merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

As a foreign private issuer, NFT Limited will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about NFT Limited as you did about the Company and you may not be afforded the same level of protection as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.

Following the completion of the merger, NFT Limited is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. NFT Limited will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as the NFT Limited’s ordinary shares are listed on the NYSE American, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, NFT Limited will be exempt from certain rules under the Exchange Act that would otherwise apply if NFT Limited were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•        NFT Limited may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

•        NFT Limited will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, NFT Limited will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, NFT Limited will need to promptly furnish reports on Form 6-K any information that NFT Limited (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, NFT Limited will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, NFT Limited will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•        NFT Limited will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

•        NFT Limited will not be required to conduct advisory votes on executive compensation;

•        NFT Limited will be exempt from filing quarterly reports under the Exchange Act with the SEC;

•        NFT Limited will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

•        NFT Limited will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        NFT Limited will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

NFT Limited expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold NFT Limited securities, you may receive less information about NFT Limited and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, NFT Limited intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, NFT Limited expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If NFT Limited fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, NFT Limited would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the merger, NFT Limited is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, NFT Limited will be exempt from certain rules under the Exchange Act that would otherwise apply if NFT Limited were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — As a foreign private issuer, NFT Limited will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about NFT Limited as you did about the Company and you may not be afforded the same level of protection as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.” While NFT Limited is expected to qualify as a foreign private issuer following the completion of the merger, if NFT Limited fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, NFT Limited will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect NFT Limited, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences of the merger to NFT Limited and its shareholders and/or our effective tax rates (whether associated with the merger or otherwise). While the merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against NFT Limited may be more difficult.

After the merger, all of our executive officers and a majority of our directors will reside outside of the United States. As a result, it may be more difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because NFT Limited is a Cayman Islands exempted company, investors could also experience more difficulty enforcing judgments obtained against NFT Limited in U.S. courts than would currently be the case for U.S. judgments obtained against the Company. In addition, it may be more difficult (or impossible) to bring some types of claims against NFT Limited in Cayman Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for NFT Limited shares may differ from the market for the Company shares.

Although it is anticipated that the NFT Limited ordinary shares will be authorized for listing on NYSE American under the symbol “MI”, as a company incorporated under the laws of the Cayman Islands, shares of NFT Limited may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the NFT Limited shares from those of the Company shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the merger.

The substantial majority of the transaction costs in connection with the merger will be incurred regardless of whether the merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the merger, even if the merger is not approved or completed. Please see the section entitled “Summary Pro Forma Financial Information” for more information regarding these transaction costs.

The merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Our Board of Directors may choose to defer or abandon the merger.

Completion of the merger may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the merger to take place promptly after the proposal to adopt the merger agreement is approved at the Annual Meeting, our Board of Directors may defer completion either before or for a significant time after the Annual Meeting or may abandon the merger because of, among other reasons, changes in existing or proposed laws, our determination that the merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the merger would otherwise be reduced, a dispute with the taxation authorities over the merger (or certain aspects thereof), an unexpected increase in the cost to complete the merger or any other determination by our Board of Directors that the merger would not be in the best interests of the Company or its stockholders or that the merger would have material adverse consequences to the Company or its stockholders.

THE ANNUAL MEETING

General

We are furnishing this proxy statement to you, as a shareholder of Takung Art Co., Ltd, as part of the solicitation of proxies by our Board for use at the Meeting to be held on February 24, 2023, and any adjournment or postponement thereof. This proxy statement is first being furnished to shareholders on or about November 18, 2022. This proxy statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time and Place of the Meeting

The Meeting will be held on February 24, 2023, at 9:00 a.m. EST, or such other date, time and place to which the Meeting may be adjourned or postponed. Registered shareholders will be able to attend, participate and vote at the Meeting.

Purpose of the Meeting

At the Meeting, the Company will ask shareholders to consider and vote upon the following proposals:

1.      To elect Kuangtao Wang, Ronggang (Jonathan) Zhang, Doug Buerger, and Guisuo Lu (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of shareholders and until his/her respective successor is elected and duly qualified.

2.      To ratify the appointment of Assentsure PAC (“Assentsure”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022;

3.      To approve the proposed sale of our subsidiaries, Hong Kong MQ Group Limited (“Hong Kong MQ”), Hong Kong Takung Art Company Limited (“Hong Kong Takung”) and its subsidiary, Takung Cultural Development (Tianjin) Co., Ltd. (“Tianjin Takung”) for a purchase price of US$1,500,000 (the “Disposition”);

4.      To adopt the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and NFT Limited, an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which NFT Limited will be the surviving company;

5.      To adopt the Memorandum and Articles of Association of NFT Limited (the “M&A”) pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value US$0.0001 each (the “Class B Ordinary Shares”);

6.      To approve an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”);

7.      To approve and adopt the Company’s 2023 equity incentive plan (the “2023 Plan”); and

8.      To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Record Date and Voting Power

Our Board fixed the close of business on October 24, 2022, as the record date for the determination of the outstanding shares of common stock entitled to notice of, and to vote on, the matters presented at the Meeting. As of the Record Date, there were 34,991,886 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote. Accordingly, a total of 34,991,886 votes may be cast at the Meeting.

Quorum and Required Vote

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present at the meeting if a majority of the shares of common stock outstanding and entitled to vote at the Meeting vote at the Meeting or are represented by proxy. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

Proposal No. 1 (election of each of the Director Nominees) requires the affirmative vote of the majority of the shares of common stock present at the Meeting or represented by proxy and entitled to vote in the election of directors at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors;

Proposal No. 2 (ratification of the appointment of Assentsure as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022) requires the affirmative vote of the majority of the shares of common stock present at the Meeting or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal;

Proposal No. 3 (approval of the Disposition) requires the affirmative vote of the majority of the shares of common stock present at the Meeting or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal; and

Proposal No. 4 (approval of the adoption of the Merger Agreement and Redomicile) requires the affirmative vote of the majority of the shares of common stock present at the Meeting or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 5 (approval of the adoption of the M&A) requires the affirmative vote of the majority of the shares of common stock present at the Meeting or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 6 (approval of the Reclassification) requires the affirmative vote of the majority of the shares of common stock present at the Meeting or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 7 (approval of the 2023 Plan) requires the affirmative vote of the majority of the shares of common stock present at the Meeting or represented by proxy at the Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Revocability of Proxies

Any proxy may be revoked by the shareholder of record giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at Takung Art Co., Ltd, Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (B) by attending the Meeting and voting electronically.

If the shares are held by the broker or bank as a nominee or agent, the beneficial owners should follow the instructions provided by their broker or bank.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.

We request persons such as brokers, nominees and fiduciaries holding shares in their names for others, or holding shares for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

No Right of Appraisal

There are no rights of appraisal or other similar rights of dissenters under the laws of the State of Delaware with respect to any of the matters proposed to be acted upon herein.

Who Can Answer Your Questions about Voting Your Shares

You can contact us by sending a letter to the offices of the Company at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of our Company are located at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong. The Company’s telephone number at such address is 1 (332) 250-4207.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Nominating and Corporate Governance Committee and approved by our Board to stand for election as directors of the Company. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason, any nominee/director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Board Qualifications and Director Nominees

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our shareholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The Director Nominees recommended by the Board are as follows:

Name	Age	Position
Kuangtao Wang	44	Chairman of the Board and Director
Doug Buerger(1)(2)(3)	63	Director
Ronggang (Jonathan) Zhang(1)(2)(3)	61	Director
Guisuo Lu(1)(2)(3)	60	Director

____________

(1)      Member of the audit committee

(2)      Member of the compensation committee

(3)      Member of the nominating and corporate governance committee

Information Regarding the Company’s Director Nominees

Mr. Kuangtao Wang was appointed as our Co-Chief Executive Officer on January 4, 2022. Mr. Wang is a veteran businessman in the art exchange industry. He has been in the art exchange business as general manager of Yongbao Culture and Media Co. Ltd in China since 2007 and he founded an offline art exchange platform. Mr. Wang has extensive experience in business management and an in-depth understanding and vision for the non-fungible token industry. Mr. Wang graduated from Beijing International Business Administration Institute in 2012 with a bachelor’s degree.

Mr. Doug Buerger, is a scientific consultant with experience leading teams in all phases of pharmaceutical and medical device lifecycle development including research, development, manufacturing, business development, quality, clinical, and regulatory. Currently, Mr. Buerger works as a pharmaceutical consultant at Shinkei Therapeutics, coordinating contract development and manufacturing and clinical research services pursuing agency approval and commercialization of CNS therapeutics. He served as a manager for product development at Hercon Pharmaceuticals, LLC, where he was in charge of coordination of development pipeline, foster innovation mentality and problem-solving skills development in scientific staff personnel, developed and maintained annual departmental budgets. Mr. Buerger received his bachelor’s Bachelor of Science (cum laude) from University of Utah in 1981 and completed his Doctor of Philosophy in materials science & engineering at University of Utah in 1987.

Mr. Ronggang (Jonathan) Zhang, has extensive experience in investment and finance in the industries of international engineering, renewable energy, eco-agriculture, infrastructure. He is also an outstanding consultant in the fields of international laws, blockchain, metaverse, digital economy and crypto currency. Mr. Zhang currently is also acting as a director of SOS Ltd. (NYSE: SOS), a listed company on The New York Stock Exchange, which engages in the business of providing a wide range of data mining and analysis services to corporate and individuals. He is the Chief Executive Officer of 5CGroup International Asset Management Co., Ltd. and Strategic Development

Consultant of SG & CO PRC Lawyers, positions he has held since 2015. Mr. Zhang has served since 2015 as master’s supervisor of Zhejiang Sci-Tech University and visiting professor of Zhejiang NDRC Training Center. Mr. Zhang previously served as the Department Chief of Commercial Bureau of HEDA between 2003 and 2015 and as Chief of Investment Bureau of Ningbo Free Trade Zone between 2000 and 2003. Mr. Zhang received his bachelor’s degree at Hubei University in 1987, and Visiting Scholar to University of Newcastle upon Tyne, UK in 1996.

Mr. Guisuo Lu has served as the financial consultant of Shandong Yuntong Commercial Co., Ltd. since March 2020. From October 2013 to March 2020, Mr. Lu served as vice president of Yinsheng Financial Group and Yinsheng Payment Service Co., Ltd. From January 2005 to September 2013, Mr. Lu served in various positions including assistant general manager, deputy general manager and general manager at Terminal Service Center of Unionpay Commercial Co., Ltd., Hebei Branch. Mr. Lu graduated from Hebei Bank School in 1982 and graduated from Hebei Radio and TV University Hengshui Branch in 1988.

Vote Required

Proposal No. 1 will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of shares of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 1.

Corporate Governance

Director Independence

Each director nominee is currently serving as a member of our board.

Our board has undertaken a review of the independence of each director nominee. Based on information provided by each director concerning their background, employment and affiliations, our board determined that Kuangtao Wang, Doug Buerger, Ronggang (Jonathan) Zhang, and Guisuo Lu are “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the rules of the NYSE American Company Guide. In making these determinations, our board considered the current and prior relationships that each non- employee director has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Committees of the Board

We have established an audit committee, a compensation committee and a nominating and governance committee. Each of the committees of the Board has the composition and responsibilities described below.

Audit Committee

The audit committee reviews the engagement of the independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. The audit committee also reviews the audit and non-audit fees of the independent registered public accounting firm and the adequacy of our internal control procedures. The audit committee is currently composed of three independent directors, Mr. Guisuo Lu (chair), Mr. Doug Buerger, and Mr. Ronggang (Jonathan) Zhang. The board has determined that the members of the audit committee are, or were, independent, as defined in the listing standards of the NYSE American and satisfied the requirements of the NYSE American as to financial literacy and expertise. The board has determined that, Mr. Guisuo Lu, is the audit committee financial expert as defined by Item 407 of Regulation S-K.

Compensation Committee

The compensation committee oversees and makes recommendations to the Board regarding the salaries and other compensation of our executive officers and general employees, provides assistance and recommendations with respect to our compensation policies and practices, and administers our 2015 Stock Incentive Plan, as amended and restated (the “2011 Plan”), and the options still outstanding which were granted under previous stock option plans. The compensation committee is composed of Mr. Doug Buerger (chair), Mr. Ronggang (Jonathan) Zhang, and Mr. Guisuo Lu. The board has determined that the members of the compensation committee are independent, as defined in the listing standards of the NYSE American.

Nominating and Governance Committee

The nominating and corporate governance committee assists the board in identifying and proposing new potential director nominees to the Board for consideration. It also reviews, assesses, and makes recommendations to the board concerning policies and guidelines for corporate governance. The nominating and corporate governance committee is composed of Mr. Ronggang (Jonathan) Zhang (chair), Mr. Doug Buerger, and Mr. Guisuo Lu, each of whom meets the independence requirements established by the NYSE American.

Family Relationships

There are no family relationships among any of our directors or executive officers

Legal Proceedings Involving Officers and Directors

To the knowledge of the Company after reasonable inquiry, no Director Nominee during the past ten years, or any promoter who was a promoter at any time during the past five fiscal years, has (1) been subject to a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; (2) been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws; (4) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity; (5) been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; (6) been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; (7) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (8) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (“Exchange Act”) (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material pending legal proceedings to which any of the individuals listed above is party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Shareholder Communications with the Board

We have not implemented a formal policy or procedure by which our shareholders can communicate directly with our Board. Nevertheless, every effort will be made to ensure that the views of shareholders are heard by the Board, and that appropriate responses are provided to shareholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Director Compensation

The following table sets forth the compensation received by our directors in fiscal years of 2021 and 2020 in their capacity as directors.

Name and Principal Position	Year	Fee earned or paid in Cash ($)	Base Compensation and bonus ($)	Share Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred	All Other Compensation ($)	Total ($)
Xiaoyu Zhang(1)	2021	—	$10,000	163,920	—	—	—	—	$173,920
Former Director	2020	—	$10,000	—	—	—	—	—	$10,000
Doug Buerger	2021
Director and Chairman	2020
Ronggang (Jonathan) Zhang(2)	2021	—	$—	—	—	—	—	—	$—
Director	2020	—	$—	—	—	—	—	—	$—
Tak Ching (Anthony) Poon(3)	2021	—	$—	—	—	—	—	—	$—
Former Director	2020	—	$—	—	—	—	—	—	$—
Jiangping (Gary)(4) Xiao(2)	2021	—	$20,000	163,920	—	—	—	—	$183,920
Former Director	2020	—	$20,000	—	—	—	—	—	$20,000
Li Lv(5)	2021	—	$10,000	102,450	—	—	—	—	$112,450
Former Director	2020	—	$5,000	—	—	—	—	—	$5,000

____________

(1)      Ms. Xiaoyu Zhang was appointed director and Chairperson of the board of directors since November 19, 2018. She received 8,000 share ($163,920) awards for the years ended December 31, 2021 and no share awards on December 31, 2020.

(2)      Mr. Ronggang (Jonathan) Zhang was appointed director of the board of directors on December 3, 2021. Mr. Zhang will receive an annual director fee $46,000. He received no share awards for the years ended December 31, 2021.

(3)      Mr. Tak Ching (Anthony) Poon was appointed director of the board of directors on November 24, 2021. Mr. Poon will receive an annual compensation of $40,000. He received no share awards for the years ended December 31, 2021. On August 24, 2022, Mr. Tak Ching (Anthony) Poon resigned as a director of the Board

(4)      Mr. Jianping (Gary) Xiao joined the board of directors on July 8, 2019 and he received 8,000 shares ($163,920) awards for the years ended December 31, 2021 and no share awards on December 31, 2020. On November 12, 2021, Mr. Jiangping (Gary) Xiao resigned as a director of the Board.

(5)      Ms. Li Lv joined the board of directors on July 8, 2019 and he received 5,000 shares ($102,450) awards for the years ended December 31, 2021 and no share awards on December 31, 2020. On December 3, 2021, Ms. Li Lv resigned as a director of the Board.

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Kwok Leung Paul Li	36	Chief Executive Officer
Kuangtao Wang	44	Co-Chief Executive Officer
Jianguang Qian	38	Chief Financial Officer

Mr. Kwok Leung Paul Li was appointed as our Chief Executive Officer on July 20, 2021. He has years of experience in the crypto project investment analysis and blockchain advisory area. In January 2021, Mr. Li co-founded Alpha Block Capital, focusing on crypto investment in early stage and incubating potential blockchain projects. In July 2015, he co-founded Minex, a company providing crypto mining machine rental services, and he had been working there since then until February 2021. From August 2018 to September 2019, Mr. Li served as a blockchain advisor at Silkchain, where he provided consulting services on blockchain development. Mr. Li received his Bachelor of Social Science from Hong Kong Shue Yan University in 2008, his Master of Social Science from Hong Kong Polytechnic University in 2014 and his Master of Arts in Christian Studies from Chinese University of Hong Kong in 2017.

Mr. Kuangtao Wang was appointed as our Co-Chief Executive Officer on January 4, 2022. Mr. Wang is a veteran businessman in the art exchange industry. He has been in the art exchange business as general manager of Yongbao Culture and Media Co. Ltd in China since 2007 and he founded an offline art exchange platform. Mr. Wang has extensive experience in business management and an in-depth understanding and vision for the non-fungible token industry. Mr. Wang graduated from Beijing International Business Administration Institute in 2012 with a bachelor’s degree.

Mr. Jianguang Qian was appointed as our Chief Financial Officer on January 5, 2022. He has over 15 years of financial management experience in manufacturing, engineering, internet and internet plus enterprises. He is proficient in finance, taxation, financing and financial information management. He has large-scale financial department management experience and cross-functional team management experience. From June 2018 to June 2020, he was a financial director of the Shared Accounting Center of Lv Ma Ma, a listed company on the National Equities Exchange and Quotations in China. He was responsible for Lv Ma Ma ’s accounting and taxation, and had a team of 70 subordinates; he was also in charge of supervising the proposed listing of Lv Ma Ma in Hong Kong, as well as investor relations. He was also responsible for the establishment of and IT transformation of the business finance system of Lv Ma Ma. From April 2013 to July 2014, he worked as the head of finance at Minmetalscondo Co, Ltd, an affiliated company of Minmetals Land (HKG: 0230). In addition, Jianguang Qian served as the Chief Financial Officer during the working period of Merit-link. He was in charge of the business process reengineering of Merit-link, the innovation and financial empowerment of the industrial internet business, and took the lead in the financing and listing of Merit-link during his tenure as the Chief Financial Officer of Youland Group from November 2014 to June 2018. Jianguang Qian’s responsibilities included has financial management, financial and operational analysis and internal audit responsibilities of the Youland Group.

Summary Compensation Table

Takung Art Co., Ltd is a “smaller reporting company” under the rules promulgated by the SEC and the Company complies with the disclosure requirements applicable to smaller reporting companies. This executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Name and Principal Position	Fiscal Year	Base Compensation (annual, unless otherwise noted)	Bonus	Share Award	Total Annual
Kuangtao Wang(1)	2021
Co-Chief Executive Officer	2020
Kwok Leung Paul Li(2)	2021	$55,452	$—	$765,000	$820,452
Chief Executive Officer	2020	$—	$—	—	$—
Jianguang Qian(3)	2021	$—	$—	—	$—
Chief Financial Officer	2020	$—	$—	—	$—
Zhihua Yang(4)	2021	$43,947	$—	—	$43,947
Former Chief Executive Officer	2020	$23,402	$—	—	$23,402
Jing Wang(5)	2021	$21,915	$—	—	$21,915
Former Chief Financial Officer	2020	$32,056	$—	—	$32,056
Fang Mu(6)	2021	$—	$—	—	$—
Former Chief Executive Officer	2020	$45,127	$—	—	$45,127
Jehn Ming Lim(7)	2021	$—	$—	—	$—
Former Chief Financial Officer	2020	$41,904	$7,605	—	$41,904

____________

(1)      Mr. Wang was appointed as our Co-Chief Executive Officer on January 4, 2022.

(2)      Mr. Li was appointed as our Chief Executive Officer on July 20, 2021. He received restricted share-based 150,000 share ($765,000) awards on November 30, 2021.

(3)      Mr. Qian was appointed as our Chief Financial Officer on January 5, 2022. Mr. Qian will receive an annual base salary of $60,000 and discretionary share compensation of up to $35,000 per year for his services as Chief Financial Officer

(4)      Ms. Yang was appointed as our Chief Executive Officer September 22, 2020 and resigned on July 20, 2021.

(5)      Ms. Wang was appointed as our Chief Financial Officer on May 26, 2020.and resigned on September 30, 2021.

(6)      Ms. Mu was appointed as the Company’s Chief Executive Officer on August 6, 2019 and resigned on September 5, 2020.

(7)      On February 18, 2019, our Nominating and Compensation Committees nominated and appointed Mr. Jehn Ming Lim as our and our Hong Kong subsidiary, Hong Kong Takung’s new Chief Financial Officer. On May 9, 2020, Mr. Lim resigned.

Outstanding Equity Awards at Fiscal Year-End

None.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Under the Employment Agreements, each Officer is employed for a specific period (“Initial Period”), which period shall be automatically extended for an additional nine (9) months (the “Extended Period”), unless the Company provides notice to the Officer of its election not to extend the period prior to the expiration of the Initial Period, or unless the Initial Period or Extended Period, as applicable, is terminated sooner in accordance with the employment agreement or extended upon mutual agreement of the Parties. We may terminate the employment with any Officer for cause, at any time, without advance notice or remuneration, for certain acts of the Officer, including, but not limited to, conviction or plea of guilty to a crime, gross negligence, dishonest act that has caused detriment to the Company, or a failure to perform agreed duties. The Company may terminate the employment with the Officer without cause: (i) at any time during the Initial Period, in which case the Officer will not be eligible to receive any severance, or (ii) upon one-month prior written notice to the Officer during the Extended Period, in which case the Officer will be eligible to receive an amount equal to one month of the then-current base salary of the Officer payable in the form of salary continuation. The Officer may terminate the Employment at any time with a three-month prior written notice to the Company if there is a good reason, including, but not limited to, the assignment to Officer of any duties inconsistent with Officer’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of Officer’s responsibilities from those in effect upon the date therein, or a reduction by the Company by more than twenty percent (20%) in Officer’s base salary. The Officer shall provide written notice to the Company of the good reason within ten (10) days of the event constituting good reason and provides the Company with a period of ten (10) days to cure the good reason.

Each of the Officers agreed, at all times during the term of the employment and after his termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, corporation or other entity without prior written consent of the Company, any confidential information defined therein.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors, officers and persons who own more than 10% of our shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of common stock and other of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us, during fiscal year ended December 31, 2021, all Section 16(a) filings applicable to officers, directors and greater than 10% shareholders were made on time.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the Record Date by our officers, directors and 5% or greater beneficial owners of shares of common stock. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Class of Shares	Directors and named Executive Officers*	Amount Beneficially Owned on Record Date	Percent of Class Owned on Record Date
Common Stock	Kwok Leung (Paul) Li	150,000	0.43%
Common Stock	Kuangtao Wang	—	—
Common Stock	Jianguang Qian	—	—
Common Stock	Doug Buerger	—	—
Common Stock	Ronggang (Jonathan) Zhang	—	—
Common Stock	Guisuo Lu	—	—
Common Stock	All Directors and executive officers as a group (6 persons)	150,000	0.43%

	5% Security Holders
Common Stock	Jian Xiao†	3,000,000	8.57%

____________

*        Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

†        The business address of such individual No. 503, Unit 1, Block 22, Dan Yang Li, Zong Shu Ying District, Xi Shan Qu, Kun Ming City, Yunnan Province, People’s Republic of China.

Certain Relationships and Related Transactions

Names and Relationship of Related Parties:

Existing Relationship with the Company
Jianping Mao	Human Resources Management Director of Hong Kong Takung Art Company Limited (“Hong Kong Takung”), a subsidiary of the Company.
Jing Wang

Former Chief Financial Officer of the Company from June 1, 2020 through June 1, 2021 and former legal representative of Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”), a subsidiary of Hong Kong Takung, during period from May 28, 2020 to September 24, 2020. On June 1, 2021, the term of the employment of Jing Wang expired.

Sze Chan	Vice President of Hong Kong Takung since November 17, 2020.

Summary of Balances with Related Parties

Amount due to and due from Wang and Chan

On May 29, 2020, Hong Kong Takung entered into an interest-free loan agreement (the “HK Dollar Working Capital Loan”) with Jing Wang for the loan of $6,410,585 (HK$50,000,000) to Hong Kong Takung. The purpose of the loan is to provide Hong Kong Takung with sufficient Hong Kong Dollar-denominated currency to meet its working capital requirements with the maturity date of the loan as May 15, 2021. Hong Kong Takung extended the loan with Wang with the maturity date on May 15, 2022. On May 29, 2021, the loan agreement was transferred to Chan with the identical maturity date.

In a meantime, Tianjin Takung entered into an interest-free loan agreement (the “RMB Working Capital Loan”) with Wang for the loan of $6,374,007 (RMB40,619,000) with the maturity date of the loan as May 15, 2021. Tianjin Takung extended the loan arrangement with Wang with the maturity date on May 15, 2022. On May 29, 2021, the loan agreement was transferred to Chan with the identical maturity date.

Through an understanding between Chan and the Company, the HK Dollar Working Capital Loan is “secured” by the RMB Working Capital Loan. It is the understanding between the parties that the HK Dollar Working Capital Loan and the RMB Working Capital Loan will be repaid simultaneously.

The amount due from Chan was recognized by Tianjin Takung and was deconsolidated as of December 31, 2021.

Amount due to and due from Mao

The amount due from Mao is primarily related to the lease deposit from Mao. On May 13, 2019, the Company entered into a non-cancellable lease agreement with a related party, Mao for its office location in Tianjin, PRC. The leased office location is approximately 2,090.61 square meters. The lease was set to expire on May 12, 2021. The Company is charged rent at a rate of $0.55 per square meter per day. The agreement requires a lump sum payment of $224,753 (RMB1,449,838) every six months and a deposit of $111,099 (RMB724,919). On May 12, 2020, the Company terminated the lease and recognized bad debt expense of $113,755 related to the deposit paid to Mao due to the remote likelihood of collecting the rent deposit. No related lease liability was recognized as of December 31, 2020 and December 31, 2021.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Assentsure PAC (“Assentsure”) as the Company’s independent auditor for the fiscal year ended December 31, 2022, and has further directed that management submit the selection of Assentsure for ratification by the shareholders at the Annual Meeting. The shareholders are being asked to ratify this appointment so that the Audit Committee will know the opinion of the shareholders. However, the Audit Committee has sole authority to appoint the independent registered public accounting firm.

We have been advised by Assentsure that neither of the firm nor any of its respective associates had any relationship during the last fiscal year with our company other than the usual relationship that exists between independent registered public accountant firms and their clients. Representatives of Assentsure are not expected to attend the Meeting and therefore are not expected to be available to respond to any questions. As a result, representatives of Assentsure will not make a statement at the Meeting.

We are asking our stockholders to ratify the selection of Assentsure as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Assentsure to our stockholders for ratification as a matter of good corporate practice. However, the Audit Committee has sole authority to appoint the independent registered public accounting firm.

Independent Registered Public Accounting Firm’s Fees

On March 1, 2021, WWC P.C. was appointed as our independent registered public accounting firm. On May 4, 2022, Assentsure was appointed as the new independent registered public accounting firm. Simultaneously with the appointment of Assentsure, on May 4, 2022, WWC P.C. was terminated as the independent registered public accounting firm for the Company.

Audit Fees

We incurred approximately $150,000 for professional services rendered by our current registered independent public accounting firm, WWC. P.C. for the audit and review of the Company in the fiscal year 2020.

We incurred approximately $230,000 for professional services rendered by our former registered independent public accounting firm, WWC P.C. for the review of the Company in the fiscal year 2021.

Audit-Related Fees

We did not incur any audit-related fees in the fiscal years ended December 31, 2021 and 2020.

Tax Fees

We did not incur any tax fees in the fiscal years ended December 31, 2021 and 2020.

All Other Fees

We did not incur any fees from our registered independent public accounting firm for services other than the services covered in “Audit Fees” in the fiscal years ended December 31, 2021 and 2020.

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by our independent auditor, respectively, in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

All Other Fees consist of the aggregate fees billed for products and services provided by our independent auditors and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining auditor independence and determined that such services are appropriate. Before auditors are engaged to provide us audit or non-audit services, such engagement is (without exception, required to be) approved by the Audit Committee of the Board.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by Assentsure for our consolidated financial statements as of and for the year ended December 31, 2022.

The Company’s principal accountant, Assentsure, did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

Vote Required

Proposal No. 2 (the ratification of the appointment of Assentsure to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2022) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of Ordinary Shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the ratification of the appointment of Assentsure as our independent registered public accounting firm for the fiscal year ended December 31, 2022, as described in this Proposal No. 2.

PROPOSAL NO. 3 — APPROVAL OF THE DISPOSITION

Description of the Proposed Disposition

Fecundity Capital Investment Co., Ltd, or the Purchaser, is a company incorporated in British Virgin Islands. Purchaser will acquire 100% of the equity interests in Hong Kong Takung and Hong Kong MQ for US$1,500,000, subject to the terms and conditions of the securities purchase agreement dated November 2, 2022 (the “Disposition Agreement”). On December 9, 2022, the parties to the Disposition Agreement entered into an amendment to the Disposition Agreement for the sole purpose of correcting a clerical error in the amount of the purchase price set forth in the recitals from US$1,000,000 to US$1,500,000. The Disposition Agreement is attached as Annex C to this proxy statement and is incorporated by reference herein. The amendment to the Disposition Agreement is attached as Annex F to this proxy statement and is incorporated by reference herein.

Reasons and Backgrounds for the Proposed Disposition

We are a holding company incorporated in the state of Delaware. Thought our subsidiaries, we currently operate an electronic online platform located at https://www.nftoeo.com/ for artists, art dealers and art investors to offer and trade in ownership over valuable artwork in the form of non-fungible token or NFT. In addition, we also provide NFT consulting with respect to the strategic utilization of blockchain technology and NFT launch. Given our goal to create multiple potential revenue streams and continue to diverse the business model, we are also exploring NYF gaming business including sales of in-game characters NFTs and sales of membership packs.

We own 100% equity interest of Hong Kong MQ Group Limited (“Hong Kong MQ”) and Hong Kong Takung Art Company Limited (“Hong Kong Takung”), respectively.

Hong Kong Takung was incorporated in Hong Kong and was formed to operate an electronic online platform for offering and trading artwork. Hong Kong Takung currently has no other operation other than the business previously conducted via its wholly owned subsidiary, Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”), which provided technology development services to Hong Kong Takung and also carried out marketing and promotion activities in mainland China. However, due to the increasing regulatory scrutiny by PRC governments on digital asset related business, the artwork unit trading platform operated by the PRC subsidiary Tianjin Takung was suspended by the local authority in the fourth quarter of 2021. Hong Kong Takung lost its control over Tianjin Takung. As of June 30, 2022, and December 31, 2021, the operation of Hong Kong Takung was classified as a discontinued operation and as of December 31, 2021, the operation Tianjin Takung was deconsolidated. For the six months ended June 30, 2022, the operation of Hong Kong Takung was presented in discontinued operations.

Hong Kong MQ is engaged in blockchain and non-fungible tokens (“NFT”) businesses, including consultancy service for NFT launch projects, developing its own NFT marketplace to facilitate users to buy and sell NFTs, as well as development of block chain-based online games. As of December 31, 2021, Hong Kong MQ had no operations. As of June 30, 2022, Hong Kong MQ has not generated revenue.

The Board regularly reviews the Company’s businesses and investments with a view towards utilizing the Company’s resources in a manner that it believes to be in the best interests of the Company and its stockholders. As part of this process, the Board from time to time evaluates certain distinct alternatives, including potential acquisitions, dispositions, business combinations and separations, with an objective of long-term growth as measured by increases in book value and intrinsic value over time.

Based on its review, analyses and discussions, the Board has determined that the sale of the Company’s wholly-owned subsidiaries, Hong Kong Takung and Hong Kong MQ, to the Purchaser is in the best interests of the Company and its stockholders. Accordingly, on October 6, 2022, the Board approved the Disposition.

Reports, Opinions and Appraisals

The Company engaged Access Partner Consultancy & Appraisals Limited (“Access Partner”) to render an opinion as to whether the disposition consideration to be received by the Company is fair to the Company’s shareholders from a financial point of view. The Company decided to engage Access Partner as the Company determined that Access Partner has substantial experience in similar matters. Access Partner rendered its written opinion to the board of directors on November 11, 2022 that the disposition consideration to be received by the Company was fair to the Company’s shareholders from a financial point of view.

The Company paid an aggregate cash fee of $21,500 to Access Partner for its opinion and has obtained consent from Access Partner for the use of its fairness opinions in this proxy statement.

Access Partner’s opinion was provided to the directors for their assessment of the disposition and only addressed the fairness to the Company’s shareholders, from a financial point of view, of disposition consideration to be received by the Company pursuant to the disposition agreement as of the date of the opinion and did not address any other aspects or implications of the disposition.

The summary of Access Partner’s opinion below is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement. This summary also describes the procedures, assumptions, qualifications and limitations, and other matters considered by Access Partner in preparing its opinion. However, neither Access Partner’s written opinion nor the summary of its opinion set forth in this proxy statement purports to be, or constitutes advice or recommendations to, any shareholder as to how such shareholder should act or vote with respect to the disposition proposal.

In arriving at its opinion, Access Partner had discussions with the management of the Company, conducted the procedures as described in opinion and relied on information obtained from general procedures. Among other things, Access Partner:

(i)     Reviewed audited financial statements for the Company for the fiscal year ended December 31, 2021;

(ii)    Certain historical publicly available business and financial information concerning the Hong Kong Takung and Hong Kong MQ;

(iii)   Certain internal documents relating to the past and current operations, financial conditions and probable future outlook of Hong Kong Takung and Hong Kong MQ, provided to Access Partner by the management of the Company;

(iv)   Documents related to the Disposition (collectively referred to as the “Transaction Documents”) including but not limited to the disposition agreement dated November 2, 2022, which Access Partner has reviewed;

(v)    Discussed the information referred to above (i) to (iv) and the background and other elements of the Disposition with the management of the Company;

(vi)   Discussed with the management of the company regarding its plan and intentions with respect to the future management and operation of Hong Kong Takung and Hong Kong MQ;

(vii)  Performed certain valuation analysis using generally accepted valuation and analytical technique as applying income approach; and

(viii) Conducted such other analysis and considered such as factors as Access Partner deemed necessary or appropriate.

Access Partner has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy, completeness and fair presentation of all of the financial and other information that was obtained from public sources or supplied to them from private sources, including the Company’s management. With respect to any estimates, evaluations, forecasts and projections including, without limitation to, the projection furnished to Access Partner by the management of the Company, Access Partner has assumed that such information was reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Access Partner expresses no opinion with respect to such estimates, evaluations, forecasts or projections or the underlying assumptions. Access Partner has assumed that all information relating to Hong Kong Takung and Hong Kong MQ and the Transaction provided to Access Partner and representations made by the Company management regarding Hong Kong Takung and Hong Kong MQ and the Transaction are true and accurate in all material respects, did not and does not omit to state a material fact in respect of Hong Kong Takung and Hong Kong MQ or the Transaction necessary to make the information not misleading in light of the circumstances under which the information was provided. Access partner has further assumed that the representations and warranties by all parties in the Transaction Documents are true and correct in all material respects and that each party to the Transaction Documents will fully and duly perform all covenants, undertakings and obligations required to be performed by such party in good faith. In addition, Access Partner has relied upon and assumed, without independent verification, that the final versions of all documents reviewed by Access Partner in draft form, including the Transaction Documents, conform in all material respects to the drafts reviewed. Access Partner has assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of Hong Kong Takung and Hong Kong MQ since the date of the most recent financial statements and other information made available to Access Partner, and that there is no information or facts that would make the information reviewed by Access Partner incomplete or misleading. Access Partner has relied upon and assumed that all of the conditions required to implement the Transaction will be satisfied and that the Transaction will be completed in accordance with the Transaction Documents without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws.

Access Partner has relied upon the fact that the Board and the Company have been advised by counsel as to all legal matters with respect to the Transaction, including whether all procedures required by law to be taken in connection with the Transaction have been duly, validly and timely taken. Access Partner has further assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on Hong Kong Takung and Hong Kong MQ or the contemplated benefits expected to be derived in the Transaction.

Access Partner has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the assets, businesses or operations of Hong Kong Takung and Hong Kong MQ or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, and therefore, Access Partner has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, reasonably be negotiated among the parties to the Transaction Documents and the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction. Access Partner did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Targets are or may be parties or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Hong Kong Takung and Hong Kong MQ are or may be parties or is or may be subject.

Effect on the Company if the Disposition is Not Completed

If the Disposition is not approved by the shareholders or if the Disposition is not completed for any other reason, our management expects that the business will be operated as how it is currently being operated until we pursue another strategic alternative, and that our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject.

Interests of Directors and Executive Officers in the Proposed Disposition

The Company’s directors and executive officers do not presently have any interest in the proposal that is not shared by the shareholders of the Company.

Appraisal Rights

The shareholders do not have appraisal or dissenters’ rights under the Company’s bylaws or under the Delaware law.

The Disposition Agreement

The following is a summary of the material terms and conditions of the disposition agreement, which is attached as Annex C to this proxy statement and is incorporated by reference herein. The amendment to the disposition agreement is attached as Annex F to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the disposition agreement that is important to you. You are encouraged to read the disposition agreement in its entirety because it is the legal document that governs the matters discussed in the summary below.

The Disposition

At the closing and subject to and upon the terms and conditions of the disposition agreement, the Company will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase, acquire and accept from the Company, all of the equity ownership and all relevant rights and interests of Hong Kong Takung and Hong Kong MQ (which we refer to as the equity interests), free and clear of all liens. In exchange for the equity interests, the Purchaser agreed to pay US$1,500,000 to the Company.

Representations and Warranties

The disposition agreement contains certain customary representations and warranties made by the Purchaser, the Company, Hong Kong Takung and Hong Kong MQ. These representations and warranties include, among other things:

(i)     The Purchaser and Seller have all requisite power and authority to execute and deliver the Disposition Agreement

(ii)    Due organization and good standing of Hong Kong Takung and Hong Kong MQ; and

(iii)   The execution, delivery and performance of the Disposition Agreement will not require the consent of any governmental authority.

Closing Conditions

The obligation of each of the Purchaser, the Company, Hong Kong Takung and Hong Kong MQ to complete the disposition is subject to the fulfillment (or waiver, to the extent permissible under applicable law) of certain customary closing conditions, including:

(i)     The payment of the purchase price by the Purchaser;

(ii)    The receipt of a fairness opinion from Access Partner Consultancy & Appraisals; and

(iii)   The transfer of the equity of Hong Kong Takung and Hong Kong MQ to the Purchaser.

Amendment and Termination

The disposition agreement may only be amended, supplemented or modified pursuant to a written agreement signed by the Purchaser and the Company.

Governing Law

The execution, validity, interpretation, performance, implementation and dispute resolution of the disposition agreement is governed by and construed in accordance with the laws of New York. Any dispute arising out of or in connection with the disposition agreement will be settled by the parties through friendly negotiation. Either party may submit any dispute failing friendly settlement to competent courts where this disposition agreement is executed.

Vote Required

Proposal No. 3 (the approval of the Disposition) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of ordinary shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the Disposition as described in this Proposal No. 3.

PROPOSAL 4 — APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A and incorporated by reference into this Proxy Statement. We encourage you to read the Merger Agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement you are being asked to adopt at the Annual Meeting provides for a merger that would result in your shares of the Company common stock being converted into the right to receive an equal number of ordinary shares in the capital of NFT Limited, an exempted company incorporated under the laws of the Cayman Islands. Under the Merger Agreement, NFT Limited, a wholly owned subsidiary of the Company, will merge with and into the Company, with NFT Limited surviving the merger. If the Merger Agreement is adopted by the stockholders, we anticipate that the merger will become effective by 4:30 p.m., Eastern Time, on December 30, 2022. Following the merger, NFT Limited will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the merger, you will own an interest in NFT Limited, which will be managed by the same Board of Directors and executive officers that managed the Company immediately prior to the merger. Additionally, the consolidated assets and employees of NFT Limited will be the same as those of the Company immediately prior to the merger.

The Parties to the Merger

The Company is a holding company incorporated in the state of Delaware. Thought our subsidiaries, we currently operate an electronic online platform located at https://www.nftoeo.com/ for artists, art dealers and art investors to offer and trade in ownership over valuable artwork in the form of non-fungible token or NFT. In addition, we also provide NFT consulting with respect to the strategic utilization of blockchain technology and NFT launch. Given our goal to create multiple potential revenue streams and continue to diverse the business model, we are also exploring NYF gaming business including sales of in-game characters NFTs and sales of membership packs.

NFT Limited is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly owned subsidiary of the Company An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Act, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. NFT Limited does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, NFT Limited, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

The principal executive offices of both of the Company and NFT Limited are located at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong, and the telephone number of each company is +8613020144962.

Background and Reasons for the Merger

We believe the merger, which would change our place of incorporation from the United States to the Cayman Islands, is consistent with our international corporate strategy and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

As noted, following the completion of the merger, NFT Limited is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. NFT Limited will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as NFT Limited’s ordinary shares are listed on the NYSE American, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, NFT Limited will be exempt from certain rules under the Exchange Act that would otherwise apply if NFT Limited were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•        NFT Limited may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

•        NFT Limited will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, NFT Limited will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, NFT Limited will need to promptly furnish reports on Form 6-K any information that NFT Limited (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, NFT Limited will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, NFT Limited will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•        NFT Limited will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

•        NFT Limited will not be required to conduct advisory votes on executive compensation;

•        NFT Limited will be exempt from filing quarterly reports under the Exchange Act with the SEC;

•        NFT Limited will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

•        NFT Limited will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        NFT Limited will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

NFT Limited expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold NFT Limited securities, you may receive less information about NFT Limited and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, NFT Limited intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, NFT Limited expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

Additionally, as a foreign private issuer, NFT Limited will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NYSE American corporate governance standards.

Conyers Dill & Pearman LLP, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on any NYSE American exemptions or accommodations for foreign private issuers following the merger.

We believe the merger and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

For a discussion of the risk factors associated with the merger and reorganization, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization.”

Disadvantages of Reorganizing in the Cayman Islands

There are certain disadvantages that accompany reorganizing in the Cayman Islands, including:

•        The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States; and

•        NFT Limited’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

NFT Limited’s corporate affairs are governed by NFT Limited’s memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of NFT Limited, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the merger, a majority of NFT Limited’s directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon NFT Limited or such persons, or to enforce against them in courts of the United States, Cayman Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Merger

The steps that have been taken to date, and that will be taken, to complete the merger are:

•        The Company has formed NFT Limited, with the Company holding one Class A ordinary share issued by NFT Limited.

•        Following the Annual Meeting, provided we have obtained the requisite stockholder approval, (i) the Company will merge with and into NFT Limited, with NFT Limited surviving, and (ii) the single Class A ordinary share of NFT Limited issued and outstanding and registered in the name of the Company shall be surrendered by the Company upon which the Company shall cease to be entitled to any rights in respect of such share and shall be removed from the register of members of NFT Limited with respect to such share and the surrendered share shall be cancelled. All outstanding shares of the Company common stock will be converted into the right to receive an equal number of Class A ordinary shares of NFT Limited, which shares will be issued by NFT Limited as part of the merger.

•        As a result, the existence of the Company will, upon completion of the merger, cease and NFT Limited shall continue as the surviving entity.

Immediately prior to the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by NFT Limited and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of NFT Limited as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and NFT Limited shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Stock Options.

The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by the Company stockholders without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Additional Agreements

NFT Limited expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with the Company. The NFT Limited indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that NFT Limited indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with NFT Limited, any subsidiary of NFT Limited or another entity where he or she is or was serving at NFT Limited’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan. The indemnification agreements also provide for the advancement of defense expenses by NFT Limited.

In addition, NFT Limited’s shareholder approval (from and after the Effective Time) of the Company equity compensation plans to be assumed by NFT Limited for purposes of Section 422(b) of the Code, was established through approval of such plan by the Company, as the sole stockholder of NFT Limited, immediately prior to the merger. As part of the merger, NFT Limited will assume the Company’s any other plans and programs as provided in the Merger Agreement as may be amended immediately prior to the Effective Time. Although the merger will constitute a change in control for purposes of the foregoing equity compensation plans and other agreements with the Company’s executive officers, we will not incur any obligation as a result of the merger under the terms of the plans and agreements since NFT Limited will assume the plans and agreements and any such obligation will be waived in connection with the merger, if applicable.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.      the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.      none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.      the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.      the NFT Limited ordinary shares to be issued pursuant to the merger have been authorized for listing on NYSE American, subject to official notice of issuance and satisfaction of other standard conditions;

5.      all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, NFT Limited or their subsidiaries to consummate the merger have been obtained or made; and

6.      the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the merger.”

Stock Compensation and Benefit Plans and Programs

As part of the merger, NFT Limited has agreed to assume all of the Company’s rights and obligations under the Company’s 2018 Equity Incentive Plan as may be amended immediately prior to the Effective Time. The plan that provides benefits to employees of subsidiaries of the Company will, upon being assumed by NFT Limited, continue to provide benefits to such employees consistent with the current manner. For those plans that currently provide for the issuance of the Company common stock, following the merger, NFT Limited ordinary shares will be issued, with no anticipated increase to our “overhang,” which we define for this purpose as the total number of shares required to be issued pursuant to the exercise of options and/or other equity awards outstanding and assumed by NFT Limited in connection with the merger or shares otherwise available for issuance under our equity compensation plans assumed by NFT Limited. Except as described below, all rights to purchase or receive, or receive payment based on, the Company common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of NFT Limited ordinary shares.

Effective Time

Provided that we have obtained the requisite stockholder approval at the Annual Meeting, we anticipate that the merger will become effective at 4:30 p.m., Eastern Time, on December 30, 2022. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that completion of the merger would not be in the best interests of the Company or our stockholders.

Management of NFT Limited

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of NFT Limited (to the extent the directors and officers of NFT Limited and the Company are not already identical), each such person to have the same office(s) with NFT Limited (and the same class designations and committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the NFT Limited shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, NYSE American rules and regulations and DGCL (including the filing with the Secretary of State of the State of Delaware of a certificate of merger).

Rights of Dissenting Stockholders

Under the DGCL, you will not have appraisal rights in connection with the merger because, among other reasons, the NFT Limited shares you receive in the merger will be listed on NYSE American.

Ownership in NFT Limited

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of NFT Limited Class A ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in NFT Limited’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in NFT Limited’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon NFT Limited ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in NFT Limited’s register of members upon completion of the merger. Registered holders of NFT Limited’s ordinary shares seeking to transfer NFT Limited ordinary shares following the merger will be required to provide authorizing resolutions and customary transfer documents required by NFT Limited’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of NFT Limited ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new NFT Limited share certificates promptly following the merger. We will request that all the Company stock certificates be returned to NFT Limited’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, VStock Transfer, LLC will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new NFT Limited share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is VStock Transfer, LLC, which will continue to serve as the transfer agent for NFT Limited Class A ordinary shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on NYSE American under the symbol “TKAT.” There is currently no established public trading market for NFT Limited’s Class A ordinary shares. However, it is a condition to the completion of the merger that the shares of NFT Limited will be authorized for listing on NYSE American, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, NFT Limited’s Class A ordinary shares will be authorized for listing on NYSE American, and we expect such shares will be traded on the exchange under the symbol “MI”.

It is anticipated that NFT Limited will qualify as a foreign private issuer in the U.S. following the merger. As a foreign private issuer, NFT Limited will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NYSE American corporate governance standards. However, we do not intend to initially rely on any NYSE American exemptions or accommodations for foreign private issuers following the merger.

Accounting Treatment of the Merger

The merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control. The transaction costs incurred in connection with the merger and re-domicile have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred. Please see the section entitled “Summary — Summary Pro Forma Financial Information.”

Taxation

The following discussion of the material Cayman Islands, People’s Republic of China and United States federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the merger or otherwise, such as the tax consequences under state and local and tax laws.

Cayman Islands Taxation

The Cayman Islands Government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to NFT Limited levied by the Government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. We do not intend that any documents relating the proposed merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the CIT Law and its implementation rules, both effective on January 1, 2008, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by the Ministry of Finance, or MOF, and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

The CIT Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income, whilst “non-resident enterprises” without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its “de facto management body” in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its “de facto management body” in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

Under the implementation rules of the CIT Law, “de facto management body” is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on “De Facto Management Body” Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a “resident enterprise” due to the fact that its “de facto management body” is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of “substance over form” shall be adopted in determining whether the “de facto management body” is located within China.

We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the merger. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

However, the rules regarding the determination of the “de facto management body” are relatively new and whether such rules may apply to us is unclear. Due to lack of further written clarification by the SAT, there is still a uncertainty around the interpretation of each of the four conditions as specified in SAT Circular No. 82 and the principle of “substance over form” and the implementation of SAT Circular No. 82 by Chinese tax authorities in practice. It also remains unclear what percentage of shares of an offshore enterprise must be held by a PRC entity or group in order for the offshore enterprise to be deemed as an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group, and whether shares held by PRC resident individuals are counted pursuant to SAT Circular No. 82.

Due to the lack of clear guidance on the determination of our tax residency under the CIT Law, it remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the merger or what effect, if any, the merger will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the CIT Law. If NFT Limited is treated as a PRC resident enterprise, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if NFT Limited is considered a PRC resident enterprise, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

Furthermore, if NFT Limited is treated as a PRC resident enterprise, there is a possibility that the capital gains realized by its non- PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non-PRC individual shareholders. If the non-PRC shareholders are US residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 representing a participation of 25 per cent may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that “[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State.” By virtue of this provision, the capital gains realized by the US residents may be taxed in the PRC if the capital gains are considered as “arising in” the PRC. Under the CIT Law and its implementing rules, the capital gains from transfer of shares may be considered as “arising in” the PRC if the enterprise whose shares are transferred is “located in” China. If NFT Limited is considered a PRC resident enterprise, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the US residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of NFT Limited Ordinary Shares

The following is a summary of material U.S. federal income tax consequences of the merger and of the ownership and disposition of NFT Limited ordinary shares after the merger, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Hunter Taubman Fischer and Li LLC, our United States counsel. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

•        banks, insurance companies or other financial institutions;

•        persons subject to the alternative minimum tax;

•        tax-exempt organizations;

•        controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

•        dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•        holders who acquired our stock as compensation or pursuant to the exercise of a stock option

•        persons who hold our common stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction; or

•        persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, unless expressly provided below, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of NFT Limited ordinary shares.

Tax Consequences of the Merger to the Company and NFT Limited

NFT Limited Will Be Treated As a U.S. Corporation

Notwithstanding IRC Section 7701(a)(4), pursuant to Section 7874 of the Code, NFT Limited will be treated as a U.S. corporation for all purposes under the Code because (i) after the merger, NFT Limited will not have substantial business activities in the Cayman Islands and (ii) the former holders of the Company common stock will hold, by reason of owning shares of the Company common stock, at least 80% or more of the NFT Limited ordinary shares. Because NFT Limited will be treated as a U.S. corporation for all purposes under the Code, NFT Limited will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

Taxation of the Company and NFT Limited

We expect that neither the Company nor NFT Limited will incur U.S. income tax as a result of completion of the merger.

Tax Consequences of the Merger to U.S. Holders and Reporting Requirements

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of NFT Limited ordinary shares in exchange for the Company common stock. The aggregate tax basis in the ordinary shares of NFT Limited received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the ordinary shares of NFT Limited that are received in the merger generally will include such U.S. holder’s holding period for the common stock of the Company surrendered.

U.S. holders who owned at least 5% of the Company’s outstanding stock or the Company common stock with a basis of $1,000,000 or more for U.S. federal income tax purposes who receive NFT Limited ordinary shares as a result of the merger will be required to file with such U.S. holders’ U.S. federal income tax returns for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Such statements must include the U.S. holders’ tax basis in, and fair market value of, the Company common stock surrendered in the merger.

U.S. holders should note that the state income tax consequences of the merger depend on the tax laws of such state. It is possible that the merger may be taxable under the tax laws of some states, including, e.g., California. U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Ownership and Disposition of NFT Limited Ordinary Shares to U.S. Holders

Distributions

NFT Limited does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

To the extent that dividends paid on NFT Limited ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the NFT Limited ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition

U.S. holders of NFT Limited ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the NFT Limited ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the NFT Limited ordinary shares have been held for more than one year. A U.S. holder’s holding period for NFT Limited ordinary shares should include such U.S. holder’s holding period for the ordinary shares of the Company surrendered in the merger. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of NFT Limited ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Recent Legislation

Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of NFT Limited ordinary shares.

Consequences if the Merger Does Not Qualify as a Reorganization

If contrary to the opinion described above, the merger fails to qualify as a reorganization, subject to the PFIC rules discussed below, a U.S. holder that exchanges its stock of the Company for the merger consideration will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the NFT Limited shares received, (b) the amount of cash consideration received pursuant to the merger, and (c) any cash received in lieu of fractional NFT Limited shares, and (ii) the U.S. holder’s adjusted tax basis in the stock of the Company exchanged. A U.S. holder’s aggregate tax basis in the NFT Limited shares received will be the fair market value of those shares on the date the U.S. holder receives them. The U.S. holder’s holding period for the NFT Limited shares received pursuant to the merger will begin on the day after the date the U.S. holder receives such NFT Limited.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. holder’s holding period for the shares of the Company exceeds one year at the time of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. Any gain recognized by a U.S. holder will be treated as income from sources within the United States for U.S. foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

PFIC Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year if at least 75 percent of its gross income consists of passive income (such as dividends, interest, rents, royalties or gains on the disposition of certain minority interests), or at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any corporation in which it is considered to own at least 25 percent of the shares, by value).

The Company was a Domestic U.S. Corporation (and/or for any other reason that might be excluded from being characterized as a PFIC) and therefore was not a PFIC for its 2022 taxable year and does not expect to be a PFIC in its current year. If (a) the Company has been a PFIC for any taxable year during the holding period of a U.S. holder (and a U.S. holder of the Company stock has not made certain elections with respect to its Company stock), and (b) NFT Limited is not a PFIC in the taxable year of the merger (as expected), such U.S. holder would likely recognize gain (but not loss if the merger qualifies as a reorganization) upon the exchange of the Company stock for NFT Limited shares pursuant to the merger. The gain (or loss) would be computed as described above under “— Consequences if the Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. holder on the exchange of the Company stock for NFT Limited shares would be allocated ratably over the U.S. holder’s holding period for the Company stock. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which the Company was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that the Company became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

NFT Limited believes that it was not a PFIC for its 2022 taxable year and, based on the nature of its business, and the current and anticipated composition of its income and assets (including the the Company assets acquired in the merger), NFT Limited anticipates that it will not be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or the foreseeable future, namely in connection with application of IRC Section 7874. However, this is a factual determination made annually after the close of each taxable year, based on NFT Limited’s composition of income and assets and shareholders. Accordingly, in an abundance of caution, If NFT Limited were characterized as a PFIC for any taxable year, U.S. holders of NFT Limited shares would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of offered shares treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the NFT Limited shares. U.S. holders would also be subject to annual information reporting requirements. In addition, if NFT Limited were a PFIC in a taxable year in which NFT Limited paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to the exchange of the Company stock for merger consideration pursuant to the merger and, after the merger, their ownership of the NFT Limited shares.

Tax Consequences of the Merger to Non-U.S. Holders

The receipt of NFT Limited ordinary shares in exchange for the Company common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

Tax Consequences of the Ownership and Disposition of NFT Limited Ordinary Shares to Non-U.S. Holders

Distributions

NFT Limited does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on NFT Limited ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the NFT Limited ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Any dividends paid to a non-U.S. holder by NFT Limited are treated as income derived from sources within the United States and generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are exempt from such withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized upon the sale or other disposition of NFT Limited ordinary shares generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such holder in the U.S.;

•        the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        NFT Limited is or has been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held NFT Limited ordinary shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe, but our special United States counsel has not independently verified, that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Internal Revenue Code.

Backup Withholding and Information Reporting

Payments of dividends or of proceeds on the disposition of stock made to a holder of NFT Limited ordinary shares may be subject to information reporting and backup withholding at a current rate of 28% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Payments of dividends to holders must generally be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder’s country of residence.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

Recently enacted legislation generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Vote Required

Proposal No. 4 (the approval of the adoption of the Merger Agreement) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of ordinary shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the adoption of the merger agreement as described in this Proposal No. 4.

PROPOSAL NO. 5 — APPROVAL OF THE ADOPTION OF THE M&A

Proposed Memorandum and Articles of Association (“M&A”)

The Board of the Company approved, and directed that there be submitted to the shareholders of the Company for approval, the adoption of the Memorandum and Articles of Association of NFT Limited (the “M&A”) pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value US$0.0001 each (the “Class B Ordinary Shares”)

Following the adoption of the M&A, each Class A Ordinary Share would be entitled to one (1) vote and each Class B Ordinary Share would be entitled to twenty (20) votes on all matters subject to vote at general meetings of the Company and with such other rights, preferences and privileges as set forth in the M&A.

Procedure for Implementing the adoption of the M&A

The approval of the adoption of the M&A would become effective upon approval of shareholders.

Purpose of the Proposed M&A

The M&A sets out the rights attaching to the new Class A Ordinary Shares and Class B Ordinary Shares and will serve as the memorandum and articles of association of the Company following the proposed merger set forth in Proposal 4 above.

Vote Required

Proposal No. 5 (the approval of adoption of the M&A) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of ordinary shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the adoption of the M&A as described in this Proposal No. 5.

PROPOSAL NO. 6 — APPROVAL OF THE RECLASSIFICATION

Proposed Amendment of Share Capital

The Board of the Company approved, and directed that there be submitted to the shareholders of the Company for approval, an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”).

Potential Adverse Effects of the Reclassification

Future issuances of Class B Ordinary Shares could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current holders of Company’s common stock which will be converted into the Class A Ordinary Shares on a one-on-one ratio. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

Effectiveness of the Reclassification

If the proposed Reclassification is adopted, it will become effective upon the approval of the shareholders meeting. If the Merger Agreement and the Reclassification are approved by our shareholders, it is required for shareholders to surrender their existing stock certificates. The Company’s transfer agent will mail a letter of transmittal to the shareholders who hold physical stock certificates with detailed written instructions for exchanging the stock certificates of common stock for stock certificates of Class A Ordinary Shares.

Vote Required

Proposal No. 6 (the approval of the Reclassification) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of ordinary shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the Reclassification as described in this Proposal No. 6.

PROPOSAL NO. 7 — APPROVAL OF THE 2023 PLAN

The 2023 Equity Incentive Plan

The Board has declared advisable, adopted and is submitting for shareholder approval, the Company’s 2023 Equity Incentive Plan (the “2023 Plan”). The purpose of the Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of our ordinary shares.

If approved by the Company’s shareholders, the 2023 Plan will be effective as of February 7, 2023 (the date that the Company’s Board of Directors approved the 2023 Plan). Capitalized terms used but not defined in this Proposal 7 shall have the meaning ascribed to them in the 2023 Plan, a copy of which is attached hereto as Appendix A. The following description of the 2023 Plan’s material terms is qualified in its entirety by reference to the 2023 Plan.

Description of the Plan

Administration of the Plan.    Different Committees with respect to different groups of Service Providers may administer the Plan.

Eligibility.    Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

Stock Subject to the Plan.    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,240,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan. A total of 5,240,000 Shares, which such amount is included in the limit set forth in the first sentence of this Section 3(a), may be issued under the Plan pursuant to the exercise of Incentive Stock Options.

Amendment and Termination.    The Board may at any time amend, alter, suspend, or terminate the Plan.

Term of Plan.    Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

Change in Control.    In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation and each outstanding Award of Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

Vote Required

Proposal No. 7 (the approval of the 2023 Plan) will be approved if a majority of the total votes properly cast electronically or by proxy at the Meeting by the holders of ordinary shares vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the 2023 Plan as described in this Proposal No. 7.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

OTHER INFORMATION

Deadline for Submission of Shareholder Proposals for 2023 Annual Meeting of Shareholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the shareholders at our 2023 Annual Meeting of Shareholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong, Attention: Kuangtao Wang, Co-Chief Executive Officer, no later than October 4, 2023.

Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 for the 2023 Annual Meeting of Shareholders will be considered untimely unless received by us no later than 45 days before the date on which we first sent our proxy materials for this year’s annual meeting.

If we are not notified of a shareholder proposal a reasonable time prior to the time we send our proxy statement for our 2023 annual meeting, then our Board will have discretionary authority to vote on the shareholder proposal, even though the shareholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a shareholder proposal was received by us, it is suggested that shareholder proposals be submitted by certified mail, return receipt requested, and be addressed to Takung Art Co., Ltd, Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong, Attention: Kuangtao Wang, Co-Chief Executive Officer. Notwithstanding, the foregoing shall not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholder a right to have any nominee included in our proxy statement.

Director Attendance

The board of directors did not hold any meeting(s) in 2021. Each director standing for election in 2022 is expected to attend the annual meeting of shareholders telephonically, absent cause.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.

We request persons such as brokers, nominees and fiduciaries holding shares in their names for others, or holding shares for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

Annual Report

The Annual Report is being sent with this Proxy Statement to each shareholder and is available at www.proxyvote.com as well as on the SEC’s website at www.sec.gov. The Annual Report contains our audited financial statements for the fiscal year ended December 31, 2021. The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement and one copy of our Annual Report are being delivered to multiple registered shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered shareholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this proxy statement, or have questions regarding the householding process, may contact our Corporate Secretary through one of the following methods:

•        By sending a written request by mail to:

Office Q 11th Floor, Kings Wing Plaza 2

No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong

Attention: Corporate Secretary

•        By calling our Corporate Secretary, at (+86) 130-20144962.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple shareholders who share an address). If your family has one or more “street name” accounts under which you beneficially own ordinary shares, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Where You Can Find Additional Information

Accompanying this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Such Report constitutes the Company’s Annual Report to its Shareholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes the Company’s audited financial statements for the 2021 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Shareholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Kuangtao Wang, our Co-Chief Executive Officer, at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong, or by telephone on 1 (332) 250-4207.

Proforma Condensed Deconsolidated Financial Statements	F-38
Proforma Condensed Deconsolidated Balance Sheets as of December 31, 2020	F-38
Proforma Condensed Deconsolidated Statements of Operations And Comprehensive (Loss) Income for the year ended December 31, 2020	F-40
Proforma Condensed Deconsolidated Statements of Operations And Comprehensive Loss for the year ended December 31, 2019	F-41
Notes to Unaudited Condensed Consolidated Financial Statements	F-42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of

Takung Art Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Takung Art Co., Ltd. and subsidiaries (collectively the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each year in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the suspended operations of the Company’s PRC subsidiary raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Investments

As described in Note 4, the Company has a non-marketable investment in a privately held company incorporated in British Virgin Islands without readily determinable market values. Measurement of the carrying value of the investment requires significant management judgement. Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. The audit engagement team performed extended procedures, which includes, among others, conducting enquiry, vouching certain details and inputs, evaluating the appropriateness of valuation models and the reasonableness of key assumptions. The accounts that are affected are the investment accounts, related valuation allowance, and impairment expense.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2021.

San Mateo, California
April 15, 2022

TAKUNG ART CO., LTD AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars except Number of Shares)

	As of December 31, 2021	As of December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$1,503,153	$31,188
Account receivables, net	120,000	—
Prepayment and other current assets, net	169,908	142,250
Current assets – discontinued operations	373,479	22,938,347
Total current assets	2,166,540	23,111,785

Non-current assets
Property and equipment, net	6,883	—
Intangible assets	140	140
Non-marketable investment, net	9,296,614	—
Non-current assets – discontinued operations	183,559	1,301,223
Total non-current assets	9,487,196	1,301,363
Total assets	$11,653,736	$24,413,148

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	$143,429	$8,011
Current liabilities – discontinued operations	8,733,624	18,486,713
Total current liabilities	8,877,053	18,494,724

Noncurrent liabilities	—	—
Noncurrent liabilities-discontinued operations	—	103,379
Total noncurrent liabilities	—	103,379

Total liabilities	8,877,053	18,598,103

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 14,372,353 shares issued and outstanding as of December 31, 2021; 11,255,129 shares issued and outstanding as of December 31, 2020)	14,372	11,271
Additional paid-in capital	32,547,585	6,358,115
Accumulated deficits	(29,444,185)	(226,311)
Accumulated other comprehensive loss	(341,089)	(328,030)
Total stockholders’ equity	2,776,683	5,815,045
Total liabilities and stockholders’ equity	$11,653,736	$24,413,148

The accompanying notes are an integral part of these consolidated financial statements

TAKUNG ART CO., LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Stated in U.S. Dollars except Number of Shares)

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Revenue
Listing fee	$—	$—
Commission	—	—
Management fee	—	—
Consultancy service fee	120,000	—
Total revenue	120,000	—

Cost of revenue	—	—
Gross profit	120,000	—

Operating expenses
General and administrative expenses	(13,565,548)	(780,697)
Selling expense	—	(7,041)
Non-marketable investment impairment	(1,333,506)	—
Gain on extinguishment of debt	1,331,191	—
Total operating expenses	(13,567,863)	(787,738)

Loss from operations	(13,447,863)	(787,738)

Other income and expenses:
Other (expenses) income	(93)	6,666
Exchange gain	—	10,999
Total other (expenses) income	(93)	17,665

Loss before income taxes	(13,447,956)	(770,073)

Income tax expense	—	—

Net loss from continuing operations	(13,447,956)	(770,073)

(Loss) Income from discontinued operations, net of income taxes:
(Loss) Income from discontinued operations	(16,113,160)	169,985
Income tax expense	—	(101,756)
Deferred tax (expense) benefit	(512,395)	89,206
Net (loss) income from discontinued operations	(16,625,555)	157,435
Net loss	(30,073,511)	(612,638)

Foreign currency translation adjustment	(13,059)	(55,001)

Comprehensive Loss	$(30,086,570)	$(667,639)

Loss from continuing operations per share of common stock – basic	$(1.09)	$(0.07)
Loss from continuing operations per share of common stock – diluted	$(1.09)	$(0.07)
Income from discontinued operations per share of common stock – basic	$(1.34)	$0.01
Income from discontinued operations per share of common stock – diluted	$(1.34)	$0.01

Weighted average number of common stock outstanding – basic	12,383,741	11,264,128
Weighted average number of common stock outstanding – diluted	12,383,741	11,363,417

The accompanying notes are an integral part of these consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Stated in U.S. Dollars except Number of Shares)

	Number of shares	Common Stock	Additional Paid-in capital	Retained earnings	Accumulated other comprehensive (loss) income	Total
Balance, December 31, 2019	11,255,129	$11,255	$6,320,604	$386,327	$(273,029)	$6,445,157
Issuance of common stock for restricted share award	16,250		—	—	—	—
Share-based compensation	—	16	37,511	—	—	37,527
Net loss from continuing operations	—	—	—	(770,073)	—	(770,073)
Net income from discontinued operations	—	—	—	157,435	—	157,435
Foreign currency translation adjustment	—	—	—	—	(55,001)	(55,001)
Balance, December 31, 2020	11,271,379	11,271	6,358,115	(226,311)	(328,030)	5,815,045
Issuance of common stock for restricted share award	3,039,909	3,040	26,005,328	—	—	26,008,368
Stock option exercised	61,065	61	180,424	—	—	180,485
Share-based compensation	—	—	3,718	—	—	3,718
Net loss from continuing operations	—	—	—	(13,447,956)	—	(13,447,956)
Net loss from discontinued operations				(16,625,555)		(16,625,555)
Deconsolidation of subsidiary	—	—	—	855,637	—	855,637
Foreign currency translation adjustment	—	—	—	—	(13,059)	(13,059)
Balance, December 31, 2021	14,372,353	$14,372	$32,547,585	$(29,444,185)	$(341,089)	$2,776,683

The accompanying notes are an integral part of these consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Cash flows from operating activities:
Net loss from continuing operations	$(13,447,956)	$(770,073)
Net (loss) income from discontinued operations	(16,625,555)	157,435
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	117	5,229
Changes in exchange rate	(612,639)	(123,249)
Share-based compensation	10,881,967	37,527
Gain on extinguishment of debts	(1,331,191)	—
Non-marketable investment impairment	1,333,506	—
Changes in operating assets and liabilities (decrease) increase in:
Prepayment and deposits	(5,557)	—
Other non-current assets	(22,101)	(78,662)
Account receivables	(120,000)	—
Amount due to related parties	—	(61,761)
Accrued expenses and other payables	135,419	(6,305)
Net cash used in operating activities – continuing operations	(3,188,435)	(997,294)
Net cash used in operating activities – discontinued operations	(12,923,713)	(6,845,506)
Net cash used in operating activities	(16,112,148)	(7,842,800)
Cash flows from investing activities:
Purchase of property and equipment	(7,024)	—
Purchase of a non-marketable investment	(500,000)	—
Net cash used in investing activities – continuing operations	(507,024)	—
Net cash used in investing activities – discontinued operations	(457)	(454,736)
Net cash used in investing activities	(507,481)	(454,736)
Cash flows from financing activities:
Proceeds from stock option exercised	180,485	—
Proceeds from a private placement	5,000,000	—
Net cash provided by financing activities – continuing operations	5,180,485	—
Net cash provided by financing activities – discontinued operations	—	—
Net cash provided by financing activities	5,180,485	—
Effect of exchange rate change on cash and cash equivalents, and restricted cash from continuing operations	(13,061)	—
Effect of exchange rate change on cash and cash equivalents, and restricted cash from discontinued operations	(548,845)	311,127
	(561,906)	311,127

Net change in cash and cash equivalents, and restricted cash from continuing operations	1,471,965	(997,294)
Net change in cash and cash equivalents, and restricted cash from discontinued operations	(13,473,015)	(6,989,115)
	(12,001,050)	(7,986,409)

Cash and cash equivalents, and restricted cash beginning balance from continuing operations	31,188	1,028,482
Cash and cash equivalents, and restricted cash beginning balance from discontinued operations	13,811,557	20,800,672
Cash and cash equivalents, and restricted cash beginning balance	13,842,745	21,829,154

Cash and cash equivalents, and restricted cash ending balance from continuing operations	1,503,153	31,188
Cash and cash equivalents, and restricted cash ending balance from discontinued operations	338,542	13,811,557
Cash and cash equivalents, and restricted cash ending balance	$1,841,695	$13,842,745

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents – continuing operations	$1,503,153	$31,188
Total cash and cash equivalents – continuing operations	1,503,153	31,188

Cash and cash equivalents – discontinued operations	338,542	4,666,947
Restricted cash – discontinued operations	—	9,144,610
Total cash, cash equivalents and restricted cash – discontinued operations	338,542	13,811,557

Total cash, cash equivalents, and restricted cash	$1,841,695	$13,842,745

Supplemental cash flows information:
Cash paid for interest – continuing operations	$—	$—
Cash paid for interest – discontinued operations	$86,795	$—
Cash paid for income taxes – continuing operations	$—	$—
Cash paid for income taxes – discontinued operations	$86,137	$58,843

The accompanying notes are an integral part of these consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Takung Art Co., Ltd and Subsidiaries (“Takung”, “Company”), a Delaware corporation (formerly Cardigant Medical Inc.) through Hong Kong Takung Art Company Limited (“Hong Kong Takung”), a Hong Kong company and its wholly owned subsidiary, operates an electronic online platform located at www.takungae.com for artists, art dealers and art investors to offer and trade in valuable artwork.

Hong Kong Takung was incorporated in Hong Kong on September 17, 2012 and operates an electronic online platform for offering and trading artwork. The Company generates revenue from its services in connection with the offering and trading of artwork on its system, primarily consisting of listing fees, trading commissions, and management fees. The Company conducts business primarily in Hong Kong, People’s Republic of China.

Takung (Shanghai) Co., Ltd (“Shanghai Takung”) is a limited liability company, with a registered capital of $1 million, located in the Shanghai Pilot Free Trade Zone. Shanghai Takung was incorporated on July 28, 2015. It is engaged in providing services to its parent company Hong Kong Takung by receiving deposits from and making payments to online artwork traders of Takung for and on behalf of Takung. Shanghai Takung was deregistered on May 8, 2020 and the Company merged the operations of Shanghai Takung with Takung Cultural Development (Tianjin) Co., Ltd.

Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”) provides technology development services to Hong Kong Takung and also carries out marketing and promotion activities in mainland China. It is engaged in providing services to its parent company Hong Kong Takung by receiving deposits from and making payments to online artwork traders of Takung for and on behalf of Takung when Shanghai Takung was deregistered. On November 8, 2021, the Management became aware of the suspension of the operation of Tianjin Takung by the local authority.

Hong Kong Takung Art Holdings Company Limited (“Takung Art Holdings”) was formed in Hong Kong on July 20, 2018 and operates as a holding company to control an online platform for offering, selling and trading whole piece of artwork. Takung Art Holdings was deregistered on April 29, 2020 due to deregistration of its wholly-owned subsidiary, Art Era Internet Technology (Tianjin) Co., Ltd., on June 18, 2019.

Hong Kong MQ Group Limited (“Hong Kong MQ”) was formed in Hong Kong on November 27, 2018, and is engaged in blockchain and non-fungible tokens (“NFT”) businesses, including consultancy service for NFT launch projects, developing its own NFT marketplace to facilitate users to buy and sell NFTs, as well as development of block chain-based online games. On June 19, 2019, as a result of a private transaction, one (1) share of common stock of Hong Kong MQ was transferred from Ms. Hiu Ngai Ma to the Company. The net asset of Hong Kong MQ was $nil as of the acquisition date. The consideration paid for the ownership transfer, which represent 100% of the issued and outstanding share capital of Hong Kong MQ, was $0.13 (HK$1). Hong Kong MQ became a direct wholly-owned subsidiary of the Company.

MQ (Tianjin) Enterprise Management Consulting Co., Ltd. (“Tianjin MQ”) was incorporated in Tianjin, PRC on July 9, 2019 and is a directly wholly owned subsidiary of Hong Kong MQ. It was established as a limited liability company with a registered capital of $100,000 located in the Pilot Free Trade Zone in Tianjin. Tianjin MQ focused on exploring business opportunities and promoting its artwork trading business. Tianjin MQ was deregistered on August 10, 2020 due to the Company streamlining its operation.

NFT Digital Technology Limited (“NFT Digital”) was incorporated in Albany, New York on December 13, 2021 and is a wholly-owned subsidiary of Takung. This entity primarily provides administrative and technical supports for the development of NFT projects.

NFT Exchange Limited (“NFT Exchange”) was incorporated in Wyoming on January 7, 2022 and is wholly owned by Takung. This entity facilitates the business and operation of the new NFT exchange market.

Metaverse Digital Payment Co., Limited (“Metaverse”) was formed in Hong Kong on January 27, 2022, and is wholly owned by NFT Exchange. This entity is engaged in digital payment service.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Cultural Objects Provenance Holdings Limited

Cultural Objects Provenance Holdings Limited is an investment holding company. Its wholly-owned subsidiary is headquartered in Hong Kong, with global outposts in China (Shenzhen), Europe (Germany), and USA (NY/LA). It is an artwork authentication platform powered by blockchain. According to company home page, the subsidiary is the official technology partner for NANZUKA Gallery in Tokyo, Japan. It authenticated some sought-after editions and limited edition works from some of the world’s most prolific artists, including Hajime Sorayama, Javier Calleja, Daniel Arsham, James Jarvis, and more.

On May 28, 2021, Takung entered into a Securities Purchase Agreement (the “SPA”) with Cultural Objects Provenance Holdings Limited (“Cultural Objects”), a British Virgin Islands company with a wholly-owned subsidiary in Hong Kong engaging in an operation of an artwork authentication platform powered by blockchain with global presence in China, Germany and the United States. Takung shall invest in Cultural Objects through paying certain purchase that consists of cash consideration, $500,000 and issuance of 282,000 shares of common stock of Takung in exchange for 54,100 shares of common stock of Cultural Objects and 290,000 unvested restricted shares of common stock of Takung to Cultural Objects in exchange for 32,460 unvested shares of common stock of Cultural Objects.

On August 21, 2021, Takung and Cultural Objects entered to an amendment to the SPA. The amendment provides that the original purchase price was amended to be $500,000 in cash and the issuance of 771,040 restricted shares of common stock of Takung to Cultural Objects in exchange for 54,100 shares of common stock of Cultural Objects, and, subject to the satisfaction of the conditions stipulated in the SPA, the issuance of 787,440 unvested restricted shares of common stock of Takung to Cultural Objects in exchange for 32,460 unvested shares of common stock of Cultural Objects. The cash consideration of $500,000 was paid to Cultural Objects by the end of August 2021. On September 9, 2021, an aggregate amount of 1,558,480 restricted shares of common stock of Takung issued to Cultural Objects in an exchange for an aggregate 86,560 shares of common stock of Cultural Objects. Together with the cash consideration paid $500,000 and the total value of the restricted shares issued to Cultural Objects, $10,130,120, the total value of the investment in Cultural Objects was $10,630,120. As of December 31, 2021, the initial cost of this investment was adjusted to $9,296,614 after an impairment charge, $1,333,506 was recorded (see Note 4).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Basis of consolidation

The consolidated financial statements include the financial statements of the Company, and its subsidiaries, Hong Kong Takung, Shanghai Takung, Tianjin Takung, Hong Kong MQ and Tianjin MQ. All intercompany transactions and balances have been eliminated on consolidation.

Discontinued operations

The Company has adopted ASC Topic 205 “Presentation of Financial Statements” Subtopic 20-45, in determining whether any of its business component(s) classified as held for sale, disposed of by sale or other than by sale is required to be reported in discontinued operations. In accordance with ASC Topic 205-20-45-1, a discontinued operation may include a component of an entity or a group of components of an entity, or a business or non-profit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component of an entity or group of components of an entity meets the criteria to be classified as held for sale; (2) the component of an entity or group of components of an entity is disposed of by sale; (3) the component of an entity or group of components of an entity is disposed of other than by sale (for example, by abandonment or in a distribution to owners in a spinoff).

For the component disposed of other than by sale in accordance with paragraph 360-10-45-15, the Company adopted ASC Topic 205-20-45-3 and reported the results of operations of the discontinued operations, less applicable income tax expenses or benefits as a separate component in in the statement where net income (loss) is reported for current and all prior periods presented. Due to the suspension of the operation of Tianjin Takung by the local authority in the fourth quarter of 2021, Hong Kong Takung lost its control over Tianjin Takung. The Company plans to dispose Hong Kong Takung, and is actively locating buyers for Hong Kong Takung and related operations in order to focus on its blockchain and NFT business operation. As of December 31, 2021, the operation of Hong Kong Takung was classified as a discontinued operation and as of December 31, 2020, both the operations of Hong Kong Takung and Tianjin Takung were presented as discontinued operations.

Deconsolidation

Under the ASC Subtopic 810-10-40, “Consolidation-Overall-Derecognition”, a reporting entity will deconsolidate a subsidiary in the period when the loss of control over such subsidiary incurred as a result of one or more of the following events: (i) a parent sells all or part of its ownership interest in its subsidiary; (ii) the expiration of a contractual agreement that gave control of the subsidiary to the parent; (iii) the subsidiary issues shares which reduces the parent’s ownership interest in the subsidiary to an extent that the parent no longer has a controlling financial interest in such subsidiary; (iv) the subsidiary becomes subject to the control of a government, court, administrator, or regulator. Upon deconsolidation, the reporting entity would no longer include the subsidiary’s assets, liabilities and results of operations in its consolidated financial statements. Due to the suspension of the operation of Tianjin Takung by the local authority, the loss of control over Tianjin Takung was resulted. The financial information of Tianjin Takung was deconsolidated for the year ended December 31, 2021.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation in order to reflect the deconsolidation of Tianjin Takung. None of these reclassifications had an impact on reported financial position or cash flows for any of the periods presented.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of December 31, 2021 and 2020.

Comprehensive loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the years ended December 31, 2021 and 2020, the Company’s comprehensive loss includes net loss and foreign currency translation adjustment.

Foreign currency translation and transaction

The functional currency of Hong Kong Takung, Takung Art Holdings, Hong Kong MQ and Tianjin Takung are the Hong Kong Dollar (“HKD”).

The functional currency of Tianjin MQ is the Renminbi (“RMB”).

The reporting currency of the Company is the United States Dollar (“USD”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on re-translation of monetary items at period-end are included in income statement of the period.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the purpose of presenting these financial statements, the Company’s assets and liabilities with functional currency of HKD are expressed in USD at the exchange rate on the balance sheet’s dates, which is 7.7996 and 7.7534 as of December 31, 2021 and December 31, 2020, respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rates during the year, which is 7.7727 and 7.7559 for the years ended December 31, 2021 and 2020, respectively. For Renminbi currency, the Company’s assets and liabilities are expressed in USD at the exchange rate on the balance sheet date, which is 6.373 and 6.525 as of December 31, 2021 and December 31, 2020 respectively. Stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rates during the year, which is 6.4508 and 6.9042 for the years ended December 31, 2021 and December 31, 2020.

The resulting translation adjustments are reported under accumulated other comprehensive loss in the stockholders’ equity section of the balance sheets.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when initially purchased.

A significant portion of the Company’s cash and cash equivalents is denominated in RMB, and deposited in the financial institutions of China. Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB denominated cash into foreign currencies for current account items, but conversion of RMB denominated cash into foreign exchange for most of the capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE. These approvals, however, do not guarantee the availability of foreign currencies to fund the business activities outside China, or to repay non-RMB denominated obligations.

Restricted cash

Restricted cash represents the cash deposited by the traders (“buyers and sellers”) into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading shares of the artwork. The buyers are required to have their funds transferred to the broker’s account before the trading take place. Upon the delivery of the shares, the seller will send instructions to the bank, requesting the amount to be transferred to their personal account. After deducting the commission and the management fee as per Takung, the bank will transfer the remainder to the seller’s personal account. Except for instructing the bank to deduct the commission and management fee, Takung has no right to use any funds in the broker’s account except for instructing the bank to deduct the commission and management fee. Our restricted cash is denominated in RMB and is deposited in the financial institutions of China. Due to the deconsolidation of Tianjin Takung, the ending balance of our restricted cash totaling $52,215,458 and $9,144,610 as of December 31, 2021 and 2020, respectively, was not included in our consolidated financial statements and reclassified to current assets — a deconsolidated entity.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. The Company makes estimates for the allowance for doubtful accounts based upon the assessment of various factors, including historical, experience, the age of the accounts receivable balances, credit quality of the customers, current economic conditions, and other factors that may affect customers’ ability to pay.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Loan receivable

Loan to third parties is presented under current asset of the balance sheets based on the nature and loan period of time.

Prepayment and other current assets, net

Prepayment and other current assets mainly consist of the prepayment for income taxes, maintenance of online trading system, advertising and promotional services, insurances, financial advisory, professional services, rental deposits, as well as other current assets.

Other non-current assets

A portion of the deposits, are presented under the non-current section of the balance sheets based on the expected collection date.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income or expense. Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred. Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service.

The Company developed systems and solutions for solely internal use. Certain costs incurred in connection with developing or obtaining internal use software are capitalized. Unamortized capitalized costs are included in computer trading and clearing system, within property and equipment, net in the Consolidated Balance Sheets. Capitalized software costs are amortized on a straight-line basis over the estimated useful lives of the software of 5 years. Amortization of these costs is included in depreciation and amortization expense in the Consolidated Statements of Operations.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful life
Furniture, fixtures and equipment	5 years
Leasehold improvements	Shorter of the remaining lease terms and the estimated 3 years
Computer trading and clearing system	5 years

Long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When these events occur, the Company assesses the recoverability of these long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the future undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment equal to the difference between the carrying amount and fair value of these assets.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

During 2021, we recorded $16.3 million in asset impairments due to the deconsolidation of Tianjin Takung as a result of the loss of control in this entity. Please refer to Note 5 for details. In addition, we determined that the future undiscounted cash flow was less than the carrying cost of our non-marketable investment and recognized an impairment charge, $1,333,506, against our non-marketable investment. Please refer to Note 4 for details.

Intangible assets

Intangible assets represent the licensing cost for the trademark registration. For intangible assets with indefinite lives, the Company evaluates intangible assets for impairment at least annually and more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. For intangible assets with definite lives, they are amortized over estimated useful lives, and are reviewed annually for impairment. The Company has not recorded impairment of intangible assets as of December 31, 2021 and 2020.

Customer deposits

Customer deposits represent the cash deposited by the traders (“buyers and sellers”) into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading ownership units of the artwork. The buyers are required to have their funds transferred to the broker’s account before the trading take place.

Advance from customers

Advance from customers represent trading commissions one month in advance charged to the VIP traders. Starting from April 1, 2016, the Company charges a monthly commission to VIP traders, instead of charging per transaction.

Revenue Recognition

The Company generates revenue from its services in connection with the offering and trading of artworks on the Company’s system, primarily consisting of listing fee, trading commission, and management fee.

Effective January 1, 2018, the Company adopted Topic 606 using modified retrospective approach applied to its contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are accounted for and presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with Topic 605.

Under ASC 606, an entity recognizes revenue as the Company satisfies a performance obligation when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes revenue when control of the promised services is transferred to the traders and service agents. Revenue is measured at the transaction price, which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised services to the traders and service agents. The revenue mainly falls into the following broad categories: (i) listing fee, (ii) commission, and (iii) management fee.

Listing fee

The Company recognizes the listing fee revenue at a point in time when the ownership units of the artwork are listed and available for trading on the Company’s system, at an amount of an agreed percentage of the total offering price. The amount is collected from the money raised from the issuance of such units.

Commission

The Company generates commission fee from non-VIP traders and selected traders.

For non-VIP traders, the commission is calculated based on a percentage of transaction value of artworks when there is purchase and sale of the ownership shares of the artworks. The commission revenue is recognized at a point in time when each purchase and sale transaction is completed.

For selected traders, starting from April 1, 2016, the Company charged a predetermined monthly commission fee which allows the selected traders to conduct unlimited trades for specific artworks. The commission revenue is recognized on a monthly basis as the Company continuously satisfied its performance obligation.

Management fee

The Company provides custody and insurance service for artworks listed and traded on the Company’s platform. Management fee is calculated at a rate of $0.0013 (HK$0.01) per 100 artwork units per day. The management fee is recognized and is deducted from proceeds from the sale of artwork ownership shares when there is a purchase and sale transaction. A discount program is offered to waive the management fee during certain promotion periods. Such discounts are recognized as a reduction of the revenue.

The Company provides third-party merchants the access to Takung’s online platform for sales of artworks, and charges commission fee to third-party merchants, at an amount of an agreed percentage of the total transaction price. The revenue is recognized at a point in time when the artwork sales transaction is completed.

Consultancy service fee revenue

Beginning in the third quarter of 2021, we incurred a consultancy service fee revenue, $120,000, which was pertinent to providing consultancy services with respect to the strategic utilization of blockchain technology and NFT launch to a third party. Management has determined that consultancy service fee revenue is a single performance obligation that is recognizer over time as services are rendered. For this type of service, the Company expects for customers to pay subsequent to the rendering of services; however, this is a new type of services so payment terms may change in the future.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue by customer type

The following table presents the revenue by customer type for the years ended December 31, 2021 and 2020:

	For the year ended December 31,
	2021	2020
Artwork owners	$876,658	$815,748
Non – VIP traders	2,110,492	2,674,125
VIP traders	1,461,038	1,077,349
Corporate advisee	120,000	—
Subtotal	4,568,188	4,567,222
Less: Revenue – discontinued operations	(4,448,188)	(4,567,222)
Total	$120,000	$—

Cost of revenue

The Company’s cost of revenue primarily consists of expenses associated with the delivery of its service. These include expenses related to the operation of the data centers, such as facility and lease of the server equipment, development and maintenance of the platform system, as well as the cost of insurance, storage and transportation of the artworks. Cost of revenue also includes commission paid to service agent.

	For the year ended December 31,
	2021	2020
Commission paid to service agents	$1,099,540	$1,691,411
Depreciation	114,215	340,001
Internet service charge	47,696	141,059
Artwork insurance	50,878	49,956
Artwork storage	47,096	63,716
Others	—	1,261
Subtotal	1,359,425	2,287,404
Less: Cost of revenue – discontinued operations	(1,359,425)	(2,287,404)
Total	$—	$—

The Company has elected to apply the practical expedient in ASC 606-10 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company does not have amounts of contract assets that it has right to consideration in exchange for services that the Company has transferred to customers when that right is conditioned on something other than the passage of time. The contract liabilities are the Company’s obligation to transfer services to traders for which the Company has received consideration from the traders. All contract liabilities are expected to be recognized as revenue within one month and are presented in Advance from Customers in the Consolidated Balance Sheet.

For the year ended December 31, 2021, the cost of revenue incurred by Tianjin Takung was $139,363.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company determines if an arrangement is a lease at inception. The lease payments under the lease arrangements are fixed. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company generally uses the base, non-cancelable, lease term when determining the lease assets and liabilities.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted by the U.S. government which included a wide range of tax reform affecting businesses including the corporate tax rates, international tax provisions, tax credits and deduction with majority of the tax provision effective after December 31, 2017. Certain activities conducted in foreign jurisdictions may result in the imposition of U.S. corporate income taxes on Takung when its subsidiaries, controlled foreign corporations (“CFCs”), generate income that is subject to Subpart F or GILTI under the U.S. Internal Revenue Code beginning after December 31, 2017.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Coronavirus Aid, Relief and Economy Security (CARES) Act (“the CARES Act, H.R. 748”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a material impact on its financial statements as of December 31, 2020 due to the recent enactment.

The Company accounts for an unrecognized tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the tax authorities. The Company considers and estimates interest and penalties related to the gross unrecognized tax benefits and includes as part of its income tax provision based on the applicable income tax regulations.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of the consolidated statements of operations for the year ended December 31, 2021. During the year ended December 31, 2020, the Company recorded an unrecognized tax benefit from an uncertain tax position based on the income tax examination as discussed in Note 15.

Earnings (loss) per share

Basic net income (loss) per share (EPS) is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the year. Diluted income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding during the period adjusted to include the effect of potentially dilutive securities. Potentially dilutive securities are excluded from the computation of dilutive EPS in periods in which the effect would be antidilutive (Note 18).

Concentration of risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, account receivables. The carrying values of the financial instruments approximate their fair values due to their short-term maturities. The Company places its cash and cash equivalents and restricted cash with financial institutions with high-credit ratings and quality. Account receivables primarily comprise of amounts receivable from the trader customers. With respect to the prepayment to service suppliers, the Company performs on-going credit evaluations of the financial condition of these suppliers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service providers and other information.

Concentration of customers

There were no revenues from customers that individually represent greater than 10% of the total revenues during the years ended December 31, 2021 and 2020.

Concentration of customer deposits

As of December 31, 2021 and 2020, there were no traders that individually accounted for greater than 10% of the Company’s total customer deposits.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting standards adopted on January 1, 2020

Fair Value Measurement:    In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. Under this guidance, entities will no longer be required to disclose the amount of and the rationale for transfers between level 1 and level 2 of the fair value hierarchy. For level 3 fair value measurement, disclosures for the range and weighted average used to establish significant unobservable inputs are required. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company adopted this guidance on January 1, 2020 and there was no impact to its consolidated financial statements.

Accounting standards adopted on January 1, 2021

Income Taxes:    On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intraperiod allocation when there is gain in discontinued operations and a loss from continuing operations, 6) treatment of franchise taxes that are partially based on income. The Company adopted ASU2019-12 effective January 1, 2021.

Accounting pronouncements issued but not yet adopted

Financial Instruments — Credit Losses:    In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 2019, FASB issued ASU 2019-10, “Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023.The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements, particularly its recognition of allowances for accounts receivable.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

3. GOING CONCERN

Due to the recent regulatory scrutiny by PRC governments on digital asset related business, the artwork unit trading platform operated by the PRC subsidiary Tianjin Takung was suspended by the local authority. The Management became aware of the suspension on or around November 8, 2021. The local authority indicated the suspension was to facilitate certain investigation although it did not announce the purpose of the investigation. The Company intends to fully cooperate with the local authority’s investigation.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

3. GOING CONCERN (cont.)

In the event that the suspension carries on for a substantial period of time or the investigation results in unfavourable outcome, the Company is subject to various risks, including, but not limited to, permanent discontinuation of the artwork unit trading platform business, material loss of Tianjin Takung’s carrying assets, material impact to the Company’s financial performance and liquidity, and being involved in litigation.

The following table sets forth the carrying value of the assets and liabilities of Tianjin Takung whose operation was suspended as disclosed above, which were deconsolidated from the accompanying consolidated financial statements as of December 31, 2021:

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,039,063	$3,922,665
Restricted cash	52,215,458	9,144,610
Prepayment and other current assets, net	134,943	79,539
Amount due from affiliated entities	1,455,506	1,379,393
Amount due from related parties	6,374,007	6,225,134
Loan receivables	2,196,906	2,609,748
Total current assets	68,415,883	23,361,089

NON-CURRENT ASSETS
Property and equipment, net	86,921	231,939
Deferred tax assets, net	—	125,190
Total non-current assets	86,921	357,129
TOTAL ASSETS	$68,502,804	$23,718,218

CURRENT LIABILITIES
Accrued expenses and other payables	$549,756	$436,674
Customer deposits	52,215,458	—
Amount due to affiliated entities	16,690,356	23,974,218
Tax payable	—	20,003
Total current liabilities	69,455,570	24,430,895

NON-CURRENT LIABILITIES	—	—
TOTAL LIABILITIES	$69,455,570	$24,430,895

Management has assessed the Company’s ability to continue as a going concern in accordance with the requirements of ASC 205-40 and, based on the above factors, the management has concluded that there is substantial doubt about its ability to continue as a going concern within one year from the issuance date of the Company’s consolidated financial statements. Management’s plan to alleviate the going concern risk includes, but not limited to, (1) equity or debt financing, (2) increasing cash generated from new business model operations, and (3) financing from domestic banks and other financial institutions. The management of the Company has made the following plans to mitigate these adverse conditions and to increase the liquidity of the Company.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

3. GOING CONCERN (cont.)

Management’s Plan

Private Investment in Public Equity (“PIPE”) Transaction

The Company entered into certain securities purchase agreement on February 23, 2022 (the “SPA”) with certain non-affiliated and accredited “non-U.S. Persons”, (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell 11,952,190 units, each consisting of one share of Common Stock (the “Shares”) and a warrant (the “Warrant”) to purchase three Shares.

On March 9, 2021, the Company and the Purchasers agreed to amend and restate the SPA (the “A&R SPA”) to amend the number of units sold, per unit purchase price, and the terms of the warrants underlying the units. Pursuant to the terms of the A&R SPA, the Company agreed to sell 10,238,910 units (the “Units”), each Unit consisting of one Share and a Warrant to purchase three Shares with a purchase price per Unit of $2.93.

On April 14, 2022, the transaction contemplated by the A&R SPA closed. The gross proceeds to the Company from this offering were approximately $30 million.

New Business Model Operations

The Company plans to further develop its operations of blockchain and NFT related businesses, including consultancy services, development of NFT marketplace and “Play-to-Earn” style blockchain-based online games. “Play to Earn” is essentially a business model powered by blockchain technology, where players can acquire in-game assets or token ownership by recharging and playing games.

Meanwhile, the Company is actively seeking other strategic partners with resources that can expand its blockchain and NFT businesses.

The Company has recruited a global management team and technology research and development team to develop new products and new business directions that combine education and technology to provide online service in Metaverse. In order to diversify the political and legal risks result from the scrutiny from the PRC regulations in regard with the digital assets, the Company has also decided to expand its business outside China, such as United States and Canada.

The Company has set up the new corporate structure for its new business stream as follows:

4. INVESTMENTS

We adopted ASU 2016-01 on January 1, 2018. This guidance requires us to measure all equity investments that are not accounted for under the equity method or result in consolidation at fair value and recognize any changes in net income. For equity investments with readily determinable and observable fair values, we use quoted market prices to determine the fair value of equity securities. For equity investments without readily determinable fair values, we have elected the measurement alternative under which we measure these investments at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

Equity investments with readily determinable fair values that are not accounted for under the equity method classified as trading are not assessed for impairment, since they are carried at fair value with the change in fair value included in net income. Similarly, prior to the adoption of ASU 2016-01, equity investment classified as trading was not tested for impairment.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

4. INVESTMENTS (cont.)

Equity investments without readily determinable fair values are reviewed each reporting period to determine whether a significant event or change in circumstances has occurred that may have an adverse effect on the fair value of each investment. When such events or changes occur, we assess the fair value compared to our cost basis in the investment. We also perform this assessment every reporting period for each investment for which our cost basis has exceeded the fair value.

For investments in privately-held companies, management’s assessment of fair value is based on valuation methodologies such as discounted cash flows, estimates of revenue and appraisals, as applicable. We consider and apply the assumptions that we believe market participants would use in evaluating estimated future cash flows when utilizing the discounted cash flow or estimates of revenue valuation methodologies. In the event the fair value of an investment declines below our cost basis, management determines if the decline in fair value is other than temporary and records an impairment accordingly.

As of December 31, 2021, our investment merely includes a non-marketable investment in a privately held company incorporated in British Virgin Islands without readily determinable market values. We elected the measurement alternative under which we measured the investment at cost minus impairment with an adjustment to the changes from observable price changes in orderly transactions for the similar investments of the same issuer.

Management considered market conditions as the result of the global pandemic and other global macroeconomic conditions and the potential impact on the value of the Company’s investment; accordingly, management conducted a review of each of its investments. After its review management determined that the future undiscounted cash flows were less than the carrying cost of our non-marketable investment and recognized an impairment charge, $1,333,506, against our non-marketable investment. Management estimated future revenues and costs, and the related cash flows regarding this investment, as well as applying assumptions regarding the proper inputs into the weighted average cost of capital which included the consideration of comparable market participants and the Company’s own capital structure in developing a discounted flow model to determine an update carrying value for the private-held investment.

The carrying value is measured as the total initial cost minus impairment. The carrying value for our non-marketable investment is summarized below:

	December 31, 2021	December 31, 2020
Total initial cost	$10,630,120	$—
Cumulative net gain (loss)	—	—
Provision for impairment	(1,333,506)	—
Total carrying value	$9,296,614	$—

For the year ended December 31, 2021, we did not incur any unrealized gain or loss in connection with the non-marketable investment. Since the investment was acquired in August 2021, there was no unrealized gain or loss incurred for the year ended December 31, 2020.

5. ASSET IMPAIRMENTS

Our subsidiary, Hong Kong Takung, recorded asset impairment charges totally $16,538,781, as a result of the deconsolidation of Tianjin Takung due to the loss of control of Tianjin Takung in the fourth quarter of 2021. Hong Kong Takung considered the receivables from Tianjin Takung to be uncollectible and wrote off its investment in Tianjin Takung. These charges have been included in the loss from discontinued operations for the year ended December 31, 2021.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

5. ASSET IMPAIRMENTS (cont.)

The following represents the detail of the asset impairments for the year ended December 31, 2021.

	December 31, 2021	December 31, 2020
Receivables from Tianjin Takung	$16,388,254	$—
Investment in Tianjin Takung	150,527	—
Subtotal	16,538,781	—
Less: asset impairments – discontinued operations	$(16,538,781)	$—
Total	—	—

6. PREPAYMENT AND OTHER CURRENT ASSETS, NET

Prepayment and other current assets mainly consist of the prepaid tax, the prepaid services for maintenance of online trading system, the advertising and promotional services, prepaid financial advisory and banking services, as well as other current assets.

	December 31, 2021	December 31, 2020
Prepaid tax	$—	$32,262
Prepaid service fees	196,497	202,647
Staff advance	—	2,299
Deposit	5,557	35,879
Other current assets	2,791	6,300
Less: allowance for doubtful accounts	—	—
Subtotal	204,845	279,387
Less: Prepayment and other current assets, net – discontinued operations	(34,937)	(137,137)
Prepayment and other current assets, net	$169,908	$142,250

For the years ended December 31, 2021 and 2020, the Company did not incur provision for doubtful accounts.

7. ACCOUNT RECEIVABLES, NET

Account receivables consisted of the following:

	December 31, 2021	December 31, 2020
Listing fee	$154,771	$154,771
Consultancy service	120,000	—
Less: allowance for doubtful accounts	(154,771)	—
Subtotal	120,000	—
Less: Accounts receivables, net – discontinued operations	—	(154,771)
Account receivables, net	$120,000	$—

During December 31, 2021 and 2020, we recognized $154,387 and nil, respectively, in provision for doubtful accounts.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

8. LOAN RECEIVABLES

The following table sets forth a summary of the loan agreements in loan receivables balance, which had been excluded from the consolidated financial statements due to the deconsolidation of Tianjin Takung:

Date	Borrower	Lender	Original Amount (RMB)	Outstanding Balance (RMB)	December 31, 2021 Amount in Reporting Currency (USD)	December 31, 2020 Amount in Reporting Currency (USD)	Annual Interest Rate	Repayment Due Date
7/18/2019	Chongqing Aoge Import and Export Co.	Tianjin Takung	5,000,000	5,000,000	$784,609	$766,284	0%	4/1/2022
8/29/2019	Chongqing Aoge Import and Export Co.	Tianjin Takung	5,000,000	5,000,000	784,609	766,284	0%	4/1/2022
9/20/2019	Chongqing Aoge Import and Export Co.	Tianjin Takung	4,000,000	4,000,000	627,688	613,027	0%	4/1/2022
11/30/2020	Tianjin Zhiyuan Enterprise Management Co., Ltd	Tianjin Takung	6,500,000	3,028,603	—	464,153	6%	2/2/2021
					2,196,906	2,609,748
			Less:	Loan receivable – a discontinued operations	(2,196,906)	(2,609,748)
			Total		$—	$—

All the transactions entered with Chongqing Aoge Import and Export co. were aimed to meet the Company’s working capital needs in U.S. Dollars, which are freely convertible to Hong Kong Dollar.

•        The interest-free loans (the “RMB Loans”) entered into by Tianjin Takung were guaranteed by Mr. Daquan Wang who is a General Manager and legal representative of Chongqing Aoge Import and Export Co. (“Chongqing”). Mr. Daquan Wang is a citizen of the People’s Republic of China. Both Chongqing and Mr. Daquan Wang are non-related parties to the Company.

•        Hong Kong Takung entered into loan agreements (the “Hong Kong Dollar Loans”) with Friend Sourcing Ltd., a Hong Kong company (“Friend Sourcing”) with interest accruing at a rate of 8% per annum (See Note 10). Friend Sourcing is a non-related party to the Company.

The transactions with Friend Sourcing were aimed to meet the Company’s working capital needs in Hong Kong Dollars.

Through an understanding between Chongqing Aoge Import and Export Co. and Friend Sourcing, the Hong Kong Dollar Loans are “secured” by the RMB Loans. It is the understanding between the parties that the Hong Kong Dollar Loans and the RMB Loans will be repaid simultaneously.

On November 30, 2020, Tianjin offered a short-term financing in an amount of $996,169 (RMB6,500,000) with an annual interest rate at 6% to a non-related third party, Tianjin Zhiyuan Enterprise Management Co., Ltd. The loan is matured on February 2, 2021. As of December 31, 2020, the outstanding balance of this loan receivable was $464,153 (RMB3,028,603), inclusive of the outstanding principal balance, $459,770 (RMB3,000,000) and interest receivable, $4,383 (RMB28,603). This loan receivable was fully repaid on January 27, 2021.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

9. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	December 31, 2021	December 31, 2020
Furniture, fixtures and equipment	$63,392	$218,430
Leasehold improvements	23,078	23,216
Computer trading and clearing system	2,429,883	3,468,346
Transport equipment	—	110,245
Sub-total	2,516,353	3,820,237
Less: accumulated depreciation	(2,428,936)	(3,382,241)
Subtotal	87,417	437,996
Less: Property and equipment, net – discontinued operations	(80,534)	(437,996)
Property and equipment, net	$6,883	$—

Depreciation expense for the continuing operations was $117 and $5,229 for the years ended December 31, 2021 and 2020, respectively.

Depreciation expense for the discontinued operations was $125,189 and $454,286 for the years ended December 31, 2021 and 2020, respectively

As of December 31, 2021, the ending balance of the property and equipment, net for Tianjin Takung was $80,534 and the respective depreciation expense for the year ended December 31, 2021 was $149,975.

10. INTANGIBLE ASSETS

	December 31, 2021	December 31, 2020
Intangible assets	$22,372	$22,504
Less: accumulated amortization	—	—
Subtotal	22,372	22,504
Less: Intangible assets – discontinued operations	(22,232)	(22,364)
Total Intangible assets	$140	$140

11. OTHER NON-CURRENT ASSETS

Other non-current assets as of December 31, 2021 and 2020 consisted of:

	December 31, 2021	December 31, 2020
Deposit – non-current	$18,396	$18,312
Prepayment – non-current	—	282
Subtotal	18,396	18,594
Less: Other non-current assets – discontinued operations	(18,396)	(18,594)
Total other non-current assets	$—	$—

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

12. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of December 31, 2021 and 2020 consisted of:

	December 31, 2021	December 31, 2020
Accruals for consulting fees	$266,304	$267,427
Accruals for professional fees	90,642	365,634
Payroll payables	55,964	80,026
Trading and clearing system	2,364	—
Other payables	1,546	15,001
Subtotal	416,820	728,088
Less: Accrued expenses and other payables – discontinued operations	(273,391)	(720,077)
Total accrued expenses and other payables	$143,429	$8,011

13. SHORT-TERM BORROWINGS FROM A THIRD PARTY

In July 2019, Hong Kong Takung entered into HKD Loans with Friend Sourcing with interest accruing at a rate of 8% per annum. The HKD Loans are to provide Hong Kong Takung with sufficient HKD currency to meet its working capital requirements. Friend Sourcing is a non-related party to the Company. On April 1, 2021, Hong Kong Takung extended the due date of the HKD Loans with Friend Sourcing to July 30, 2021. On August 1, 2021, Hong Kong Takung further extended the financing with Friend Souring to April 1, 2022. An interest payment, $86,795, was made on October 22, 2021.

In the meantime, Tianjin Takung entered interest-free RMB Loans with another third party as a guarantee for the HKD Loans. The loan amount was $2,172,766 (RMB 14,000,000). Through an understanding between the two third parties, the HKD Loans are “secured” by the RMB Loans. It is an understanding between the parties that when the HKD Loans are repaid, the RMB Loans will be repaid at the same time. On August 1, 2021, Tianjin Takung further extended the financing with the third party to April 1, 2022.

Date	Borrower	Lender	December 31, 2021 (USD)	December 31, 2020 (USD)	Annual Interest Rate	Repayment Due Date
7/18/2019	Hong Kong Takung	Friend Sourcing Ltd.	$713,874	$718,127	8%	4/1/2021
8/29/2019	Hong Kong Takung	Friend Sourcing Ltd.	$695,291	$699,434	8%	4/1/2021
9/20/2019	Hong Kong Takung	Friend Sourcing Ltd.	$556,233	$559,548	8%	4/1/2021
		Less: Discount loan payable	$—	$—
			1,965,398	1,977,109
		Less: Short-term borrowings from third party-discontinued operations:	(1,965,398)	(1,977,109)
		Total	$—	$—

The weighted average interest rate of outstanding short-term borrowings was 8% per annum as of December 31, 2021 and 2020. The fair value of the short-term borrowings approximates their carrying amounts. The weighted average short-term borrowings were $1,965,398 and $1,247,691 for the years ended December 31, 2021 and 2020, respectively. The interest expenses for the short-term borrowings were $86,795 and $163,401 for the years ended December 31, 2021 and 2020, respectively.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

14. RELATED PARTY BALANCES AND TRANSACTIONS

The following is a list of directors and related parties to which the Company has transactions with:

(a)     Jianping Mao (“Mao”), Human Resources Management Director of Hong Kong Takung;

(b)    Jing Wang (“Wang”), former Chief Financial Officer of the Company from June 1, 2020 through June 1, 2021 and former legal representative of Tianjin Takung during period from May 28, 2020 to September 24, 2020. On June 1, 2021, the term of the employment of Wang expired;

(c)     Sze Chan (“Chan”), Vice President of Hong Kong Takung since November 17, 2020.

Amount due from related parties

Amount due from related parties consisted of the following as of the years indicated:

	December 31, 2021	December 31, 2020
Chan (c)(i)	$—	$—
Wang (b)(i)	—	6,225,134
Mao (a)(ii)	—	111,099
Less: allowance for doubtful accounts (ii)	—	(111,099)
Subtotal	$—	$6,225,134
Less: Amount due from related parties – discontinued operations	—	(6,225,134)
Total	$—	$0

Amount due from related parties of Tianjin Takung as of December 31, 2021 was $6,374,007. This amount consisted of the loan receivable due from Chan.

Amount due to related parties

Amount due to related parties consisted of the following as of the years indicated:

	December 31, 2021	December 31, 2020
Chan (c)(i)	$6,410,585	$—
Wang (b)(i)	—	6,448,784
Subtotal	6,410,585	6,448,784
Less: amount due to related parties – discontinued operations	(6,410,585)	(6,448,784)
Total	$—	$—

(i)     Amount due to and due from Wang and Chan

On May 29, 2020, Hong Kong Takung entered into an interest-free loan agreement (the “HK Dollar Working Capital Loan”) with Wang for the loan of $6,410,585 (HK$50,000,000) to Hong Kong Takung. The purpose of the loan is to provide Hong Kong Takung with sufficient Hong Kong Dollar-denominated currency to meet its working capital requirements with the maturity date of the loan as May 15, 2021. Hong Kong Takung extended the loan with Wang with the maturity date on May 15, 2022. On May 29, 2021, the loan agreement was transferred to Chan with the identical maturity date.

In a meantime, Tianjin Takung entered into an interest-free loan agreement (the “RMB Working Capital Loan”) with Wang for the loan of $6,374,007 (RMB40,619,000) with the maturity date of the loan as May 15, 2021. Tianjin Takung is currently negotiating an extension of the loan with Wang. Tianjin Takung extended the loan arrangement with Wang with the maturity date on May 15, 2022. On May 29, 2021, the loan agreement was transferred to Chan with the identical maturity date.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

14. RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

Through an understanding between Chan and the Company, the HK Dollar Working Capital Loan is “secured” by the RMB Working Capital Loan. It is the understanding between the parties that the HK Dollar Working Capital Loan and the RMB Working Capital Loan will be repaid simultaneously.

The amount due from Chan was recognized by Tianjin Takung and was deconsolidated as of December 31, 2021.

(ii)    Amount due to and due from Mao

The amount due from Mao is primarily related to the lease deposit from Mao. On May 13, 2019, the Company entered into a non-cancellable lease agreement with a related party, Mao for its office location in Tianjin, PRC. The leased office location is approximately 2,090.61 square meters. The lease was set to expire on May 12, 2021. The Company is charged rent at a rate of $0.55 per square meter per day. The agreement requires a lump sum payment of $224,753 (RMB1,449,838) every six months and a deposit of $111,099 (RMB724,919). On May 12, 2020, the Company terminated the lease and recognized bad debt expense of $113,755 related to the deposit paid to Mao due to the remote likelihood of collecting the rent deposit. No related lease liability was recognized as of December 31, 2020 and December 31,2021.

15. INCOME TAXES

Takung was incorporated in the State of Delaware and is therefore subject to United States income tax. Hong Kong Takung, Takung Art Holdings and Hong Kong MQ were incorporated in Hong Kong S.A.R. People’s Republic of China and are subject to Hong Kong profits tax. Shanghai Takung, Tianjin Takung and Tianjin MQ are PRC corporations and are subject to enterprise taxes in the PRC.

United States of America

The Coronavirus Aid, Relief and Economy Security (CARES) Act (“the CARES Act, H.R. 748”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a material impact on its financial statements as of December 31, 2020 due to the recent enactment.

As of December 31, 2021 and 2020, the Company in the United States had $11,935,256 and $1,454,286 in net operating loss carry forwards available to offset future taxable income, respectively. For net operating losses arising after December 31, 2017, the Tax Act limits the Company’s ability to utilize NOL carryforwards to 80% of taxable income and carryforward the NOL indefinitely. NOLs generated prior to January 1, 2018 will not be subject to the taxable income limitation and will begin to expire in 2033 if not utilized.

Hong Kong

Two-tier Profits Tax Rates

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (“the Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million (approximately $257,311) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other;

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

15. INCOME TAXES (cont.)

(2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Since Hong Kong Takung, Takung Art Holdings and Hong Kong MQ are wholly owned and under the control of Takung U.S, these entities are connected entities. Under the Ordinance, it is an entity’s election to nominate the entity that will be subject to the two-tier profits tax rates on its profits tax return. The election is irrevocable. The Company elected Hong Kong Takung to be subject to the two-tier profits tax rates.

The provision for current income and deferred taxes of Hong Kong Takung has been calculated by applying the new tax rate of 8.25%. Takung Art Holdings and Hong Kong MQ still apply the original tax rate of 16.5% for its provision for current income and deferred taxes.

As of December 31, 2021 and 2020, the Company’s subsidiaries in Hong Kong had $6,194,177 and $6,327,044 in net operating loss carry forwards available to offset future taxable income, respectively. These net operating losses will be carryforward indefinitely under Hong Kong Profits Tax regulation.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries that are not entitled to any tax holiday were subject to income tax at a rate of 25% for the year ended December 31, 2021 and 2020. As of December 31, 2021 and 2020, the Company in PRC had $215,555 and $38,985 in net operating loss carryforwards available to offset future taxable income, respectively. According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred. Carryback of losses is not permitted. If not utilized, the PRC net operating loss of $153,521 and $62,034 will expire in 2025 and 2026, respectively.

The income tax expense was $512,395 and $12,550 for the years ended December 31, 2021 and 2020, respectively, related primarily to the Company’s subsidiaries located outside of the U.S. The loss before provision for income taxes for the years ended December 31, 2021 and 2020 was as follows:

The income tax provision consists of the following components:

	For the year ended December 31, 2021	For the year ended December 31, 2020
Current:
Federal	$—	$—
State	—	—
Foreign	—	—
Total current income tax expenses, continuing operations	—	—
Current income tax expenses, discontinued operations	—	101,756
Total current	$—	$101,756

Deferred:
Federal	$—	$—
State	—	—
Foreign	—	—
Total deferred income tax expenses, continuing operations	—	—
Deferred income tax expenses, discontinued operations	512,395	(89,206)
Total deferred	$512,395	$(89,206)
Total income tax expense	$512,395	$12,550

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

15. INCOME TAXES (cont.)

Deferred tax expense in an amount of $126,630 which was pertinent to the derecognition of deferred tax assets of Tianjin Takung for the year ended December 31, 2021 and was excluded from the consolidated financial statements for the year ended December 31, 2021 due to the deconsolidation of Tianjin Takung.

A reconciliation between the Company’s actual provision for income taxes is as follow:

Continuing operations

The effective tax rate for the continuing operations was 0% for the years ended December 31, 2021 and 2020, respectively.

	For the year ended December 31, 2021	For the year ended December 31, 2020
Loss before income tax expense	$(13,447,956)	$(770,073)
Computed tax benefit with statutory tax rate	(2,824,071)	(161,715)
Impact of different tax rates in other jurisdictions	(1,384)	(5,365)
Effect of preferred tax rate	—	—
Tax effect of non-deductible expenses	775	383,723
U.S. tax on foreign entities	—	280,444
Changes in valuation allowance	2,920,437	(497,087)
Previous years unrecognized tax effects	(95,757)	—
Total income tax expense	$—	$—

Discontinued operations

The effective tax rate for the discontinued operations was (3.2)% and 7.4% for the years ended December 31, 2021 and 2020, respectively.

	For the year ended December 31, 2021	For the year ended December 31, 2020
(Loss) Income before income tax expense	$(16,113,160)	$169,985
Computed tax benefit with statutory tax rate	(3,383,764)	35,696
Impact of different tax rates in other jurisdictions	(81,864)	29,994
Effect of preferred tax rate	2,136,292	(72,807)
Tax effect of non-deductible expenses	1,370,731	74,581
U.S. tax on foreign entities	—	—
Changes in valuation allowance	474,442	(127,988)
Previous years unrecognized tax effects	(3,442)	73,074
Total income tax expense	$512,395	$12,550

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

15. INCOME TAXES (cont.)

The approximate tax effects of temporary differences, which give rise to the deferred tax assets and liabilities are as follows:

Continuing operations

	As of December 31, 2021	As of December 31, 2020
Deferred tax assets
Tax loss carried forward	$2,506,404	$305,400
Provision for impairment loss	280,036	—
Unvested restricted shares	444,465	—
Total deferred tax assets	3,230,905	305,400
Less: valuation allowance	(3,230,905)	(305,400)
Total Deferred tax assets, net of valuation allowance	—	—

Deferred tax liabilities
Total Deferred tax liabilities	$—	$—
Deferred tax assets, net of valuation allowance and deferred tax liabilities	$—	$—

Discontinued operations

	As of December 31, 2021	As of December 31, 2020
Deferred tax assets
Tax loss carried forward	$510,890	$530,459
Deferred advertising expenses	—	1,149
Provision for doubtful accounts	153,854	114,943
PPE, due to difference in depreciation	2,010	—
Others	—	(7,691)
Total deferred tax assets	666,754	638,860
Less: valuation allowance	(666,754)	(638,860)
Total Deferred tax assets, net of valuation allowance	—	—

Deferred tax liabilities
Total Deferred tax liabilities	$—	$—
Deferred tax assets, net of valuation allowance and deferred tax liabilities	$—	$—

Deferred tax assets and valuation allowance against the deferred assets in an amount of $173,259 of Tianjin Takung was excluded from the consolidated financial statements as of December 31, 2021 due to the deconsolidation of Tianjin Takung. As of December 31, 2020, the deferred tax asset balance for Tianjin Takung was $125,190.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

15. INCOME TAXES (cont.)

Uncertain tax positions

The reconciliation of the beginning and ending amount of liabilities associated with uncertain tax positions is as follows:

	December 31, 2021	December 31, 2020
Uncertain tax liabilities, beginning of period, discontinued operations	$101,789	$—
Additions for tax position of current period		101,789
Settlements with tax authority during current year	(101,789)
Uncertain tax liabilities, end of period, discontinued operations	$—	$101,789

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by the respective jurisdictions, where applicable. The statute of limitations for the tax returns varies by jurisdictions.

The amounts of uncertain tax liabilities listed above are based on the recognition and measurement criteria of ASC Topic 740, and the balance is presented as current liability in the consolidated financial statements as of December 31, 2021 and 2020. The Company anticipated that the settlements with the taxing authority are remitted within one year.

Our policy is to include interest and penalty charges related to uncertain tax liabilities as necessary in the provision for income taxes. The Company has a liability for accrued interest of $nil as of December 31, 2021 and 2020, respectively.

Our subsidiary, Hong Kong Takung, has been recently selected for routine examination for its tax years ended December 31, 2016 through 2018 by Hong Kong Inland Revenue Department (“IRD”). As of September 30, 2021 and December 31, 2020, the Company had $nil and $101,789, respectively, of uncertain tax liabilities related to the different methodology of certain non-deductible tax expenses applied by the IRD. The examination had been concluded in May 2021 and the ultimate resolution of the tax examination concurred with the uncertain tax liabilities previously accrued. Hong Kong Takung settled the entire tax liabilities in June 2021. The Company does not expect the position of uncertain tax liabilities will significantly fluctuate within the next twelve months.

The statute of limitations for the Internal Revenue Services to assess the income tax returns on a taxpayer expires three years from the due date of the profits tax return or the date on which it was filed, whichever is later.

In accordance with the Hong Kong profits tax regulations, a tax assessment by the IRD may be initiated within six years after the relevant year of assessment, but extendable to 10 years in the case of potential willful underpayment or evasion.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

16. LEASES

The Company has operating leases for its office facilities and artwork storages. The Company’s leases have remaining terms of less than one year to approximately nine years. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

16. LEASES (cont.)

The following table provides a summary of leases by balance sheet location as of December 31, 2021 and 2020:

Assets/liabilities	Classification	As of December 31, 2021	As of December 31, 2020
Assets
Operating lease right-of-use assets, continuing operations	Operating lease assets	$—	$—
Operating lease right-of-use assets, discontinued operations	Operating lease assets	62,397	183,409
Total operating lease right-of-use assets		$62,397	$183,409

Liabilities
Current
Operating lease liability – current, continuing operations	Current operating lease liabilities	$—	$—
Operating lease liability – current, discontinued operations	Current operating lease liabilities	62,397	72,367
Total operating lease liability – current		$62,397	$72,367

Long-term
Operating lease liability – non-current, continuing operations	Long-term operating lease liabilities	$—	$—
Operating lease liability – non-current, discontinued operations	Long-term operating lease liabilities	—	103,379
Total operating lease liability – non-current		$—	$103,379

Total lease liabilities – continuing operations		$—	$—
Total lease liabilities – discontinued operations		$62,397	$175,746

The operating lease expense, including two lease arrangements from a related party, for the year ended December 31, 2021 and 2020 was as follows:

Lease Cost	Classification	For the year ended December 31, 2021	For the year ended December 31, 2020
Operating lease cost	Cost of revenue, general and administrative expenses	$108,580	$593,962
Total lease cost		$108,580	$593,962
Operating lease cost – discontinued operations	Cost of revenue, general and administrative expenses	(108,580)	(593,962)
Total lease cost		$—	$—

Operating lease cost of Tianjin Takung for the year ended December 31, 2021 was $286,878. This amount was excluded from the consolidated financial statements due to the deconsolidation of Tianjin Takung.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

16. LEASES (cont.)

Maturities of operating lease liabilities as of December 31, 2021 were as follow:

Maturity of Lease Liabilities	Operating Leases
2022	$65,021
2023	—
2024	—
2025	—
2026	—
Thereafter	—
Total undiscounted lease payments	$65,021
Less: interest	(2,624)
Present value of lease payments	$62,397

Supplemental information related to operating leases was as follows:

	For the year ended December 31, 2021	For the year ended December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities – continuing operations	$—	$—
Cash paid for amounts included in the measurement of lease liabilities – discontinued operations	$66,793	$243,077
New operating lease assets obtained in exchange for operating lease liabilities – continuing operations	$—	$—
New operating lease assets obtained in exchange for operating lease liabilities – discontinued operations	$—	$124,760

Weighted average remaining lease term – continuing operations	—	—
Weighted average remaining lease term – discontinued operations	1.0 year	2.7 years
Weighted average discount rate – continuing operations	—	—
Weighted average discount rate – discontinued operations	8%	8%

17. COMMITMENTS AND CONTINGENCIES

Capital Commitments

The Company purchased property and equipment which the payment was due within one year. As of December 31, 2021 and 2020, the Company had no capital commitments.

Contingencies

On or around July 2020, a claim was filed in the Shanghai Pudong People’s Court, China against Hong Kong Takung on the basis of alleged breaches of contract. The claim amount has yet to be determined. A court hearing was initially scheduled on July 20, 2021 but the Company never received any court order or subpoena. As of the filing of this report, the Company did not have further details nor received any court order related to this claim.

Except for the above, as of December 31, 2021 and through the issuance date of the consolidated financial statements included in this Form 10-K, the Company does not have any other significant indemnification claims.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

17. COMMITMENTS AND CONTINGENCIES (cont.)

Due to the deconsolidation of Tianjin Takung, the ending balance of our restricted cash totaling $52,215,458 and $9,144,610 as of December 31, 2021 and 2020, respectively, was not included in our consolidated financial statements and was reclassified to current assets — a deconsolidated entity. The Company could be exposed to claims made by the PRC customers for the return of their deposits at the Tianjin Takung’s restricted cash accounts. Any claims against Hong Kong Takung, though it is a limited company, that are ultimately successful, could have a material adverse effect on the Company’s financial position, operating results and cash holdings unless Hong Kong Takung is disposed or wound dowm.

18. NET (LOSS) EARNINGS PER SHARE

The computation of the Company’s basic and diluted net loss per share is as follows:

	For the year ended December 31, 2021	For the year ended December 31, 2020
Numerator:
Net loss – continuing operations	$(13,447,956)	$(770,073)
Net (loss) income – discontinued operations	(16,625,555)	157,435
Total net loss	(30,073,511)	(612,638)

Denominator:
Weighted-average shares outstanding – Basic	12,383,741	11,264,128
Stock options and restricted shares	—	99,289
Weighted-average shares outstanding – Diluted	12,383,741	11,363,417
Loss per share – continuing operations
– Basic	$(1.09)	$(0.07)
– Diluted	$(1.09)	$(0.07)

(Loss) earnings per share – discontinued operations
– Basic	$(1.34)	$0.01
– Diluted	$(1.34)	$0.01

Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

Due to the loss for the year ended December 31, 2020, approximately 100,890 options were excluded from the calculation of diluted net loss per share for the continuing operations. For the net income from a deconsolidated entity, $86,831 for the year 2020, a weighted average of potential common stock to be issued, 99,289 shares, was included in the calculation of diluted earnings from a deconsolidated entity per share if all options were exercised and converted into common stock.

As of December 31, 2021, there were no outstanding stock options and no other securities that would potentially be converted to additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been issued were excluded from the calculation of diluted net loss per share.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

19. STOCKHOLDERS’ EQUITY

Share Options:

The exercise price of share options ranged from $2.91 to $3.65 and the requisite service period ranged from two to five years.

10,178 share options have been vested during the fiscal year ended December 31, 2020, and no share options were forfeited nor exercised in the year ended December 31, 2020.

10,178 share options have been vested during the fiscal year ended December 31, 2021. 56,000 and 5,065 stock options were exercised on April 12, 2021 and May 25, 2021, respectively. As a result of the exercise, 61,065 shares of common stock were issued. The remaining 39,825 share options were unexercised and expired in the year ended December 31, 2021.

The number of share options as of December 31, 2021 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms	Aggregate Intrinsic Value
Outstanding, beginning of year	100,890	$3.08	0.07	—
Granted	—	—	—	—
Exercised	(61,065)	2.96	—	—
Forfeited or expired	(39,825)	3.26	—	—
Outstanding, end of year	—	—	—	—
Exercisable, end of year	—	—	—	—
Expected to vest	—	$—	—	—

Award of restricted shares:

On May 27, 2020, 10,000 shares of common stock were granted to the Company’s SEC legal counsel as a compensation for legal advisory services rendered.

On April 21, 2021, the board of directors of the Company approved an issuance of 335,000 shares of common stock as share-based awards to its independent directors, employees and consultants under the 2015 Incentive Stock Plan. The Company recognized a share-based compensation expense of $6,863,815 in connection with this issuance in April 2021.

On May 28, 2021, the Company entered into a Securities Purchase Agreement with a company incorporated in British Virgin Islands (“BVI entity”). In exchange for an aggregate amount of 86,560 shares of common stock of the BVI entity, the Company shall remit $500,000 in cash and issue 572,000 restricted shares of the Company to the BVI entity. On August 21, 2021, both parties entered into an Amendment to Securities Purchase Agreement and the number of restricted shares of the Company to be issued to the BVI entity was increased to 1,558,480. The Company remitted the cash payment of $500,000 to the BVI entity on August 20, 2021. On September 9, 2021, an aggregate amount of 1,558,480 restricted shares at a price of $6.5 was issued to the BVI entity. The Company recognized the net carrying amount of this equity investment, $9,296,614, an initial cost of $10,630,120 with an impairment charge, $1,333,506, in noncurrent asset.

On July 12, 2021, pursuant to the terms of that certain Securities Purchase Agreement dated July 8, 2021, the Company sold 571,429 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), to an institutional investor (the “Investor”) at a price of $8.75 per share, for gross proceeds of $5,000,000 before deducting the placement agent fee and offering expenses (the “Private Placement”).

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

19. STOCKHOLDERS’ EQUITY (cont.)

On July 9, 2021, the Company entered into an Advisory Agreement with an independent institutional contractor for exploring potential investors and projects to advance new business development. Upon signing the agreement, an aggregate of 160,000 shares of common stock at a price of $11.86 was awarded to the contractor under the 2015 Incentive Stock Plan. The Company recognized a share-based compensation expense of $1,897,600 in connection with this issuance in July 2021.

On November 30, 2021, the board of directors of the Company approved an issuance of 415,000 shares of common stock as restricted share-based awards to its independent consultants and employees under the Rule 144 of the Securities Act of 1933. The restricted shares were issued on November 30, 2021. The Company recognized a share-based compensation of $2,116,500 in relation to this issuance in November 2021.

The following table sets forth changes in compensation-related restricted share awards during year ended December 31, 2021. The Company uses fair market value of its common stock publicly traded on the date of the grant to determine the fair value of restricted shares.

	Number of Shares	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term
Unvested at December 31, 2020	—	$—	0.00 year
Granted	910,000	11.95	0.41 year
Forfeited	—	—	—
Vested	(495,000)	5.10	0.00 year
Unvested at December 31, 2021	415,000	$5.10	0.41 year

The share-based compensation expenses recognized, including the offering of restricted shares, were $10,881,967 and $37,527 during the years ended December 31, 2021 and 2020, respectively.

20. SUBSEQUENT EVENT

On January 7, 2022, the Company incorporated a wholly-owned subsidiary, NFT Exchange Limited, in Wyoming.

On January 27, 2022, the Company incorporated a wholly-owned subsidiary of NFT Exchange, Metaverse Digital Payment Co., Limited (“Metaverse”) in Hong Kong.

On February 16, 2022, the Company entered into certain securities purchase agreement (the “Feb 16 SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell 11,770,240 units, each consisting of one share of the common stock of the Company, par value $0.001 per share (the “Common Stock”) and a warrant to purchase three shares of Common Stock. The purchase price of each Unit is $2.5488. The gross proceeds to the Company from this offering will be approximately $30 million.

On February 23, 2022, the Company and the Purchasers agreed to terminate the Feb 16 SPA pursuant to certain Termination Agreement and entered into a new securities purchase agreement (the “Feb 23 SPA”). The Feb 16 SPA and the Feb 23 SPA are substantially on the same terms except the per Unit purchase price. Pursuant to the Feb 23 SPA, the Company agreed to sell 11,952,190 units (the “Units”), each consisting of one share of Common Stock (the “Shares”) and a warrant (the “Warrant”) to purchase three shares of Common Stock. The purchase price of each Unit is $2.51. The gross proceeds to the Company from this offering will be approximately $30 million. The Warrants are exercisable at any time after the six-month anniversary of the issuance date at an initial exercise price of $3.1375 for cash (the “Warrant Shares”). The Warrants may also be exercised cashlessly if at any time after the nine-month anniversary of

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars except Number of Shares)

20. SUBSEQUENT EVENT (cont.)

the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire five and a half years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

On March 9, 2022, the Company and the Purchasers agreed to amend and restated the Feb 23 SPA to make amendments to the number of units, per unit purchase price and the term of warrants underlying the units (the “Amended SPA”). Pursuant to the Amended SPA, the Company agreed to sell 10,238,910 units (the “Units”), each consisting of one share of Common Stock (the “Shares”) and a warrant (the “Warrant”) to purchase three shares of Common Stock. The purchase price of each Unit is $2.93. On April 14, 2022, the transaction contemplated by the Amended SPA closed. The gross proceeds to the Company from this offering were approximately $30 million.

Other than the events aforementioned, the Company has evaluated subsequent events through the date of issuance of the consolidated financial statements, there were no other subsequent events occurred that would require recognition or disclosure in the consolidated financial statements.

PROFORMA CONDENSED DECONSOLIDATED FINANCIAL STATEMENTS

TAKUNG ART CO., LTD AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020

	December 31, 2020 As previously reported	Less: Tianjin Takung	Reclassification		December 31, 2020 Deconsolidated
ASSETS
Current assets
Cash and cash equivalents	$4,698,135	$3,922,665	$(744,282	)(1)	$31,188
Restricted cash	9,144,610	9,144,610	—		—
Account receivables, net	154,771	—	(154,771	)(1)	—
Prepayment and other current assets, net	279,387	79,539	(57,598	)(1)	142,250
Amount due from related parties	6,225,134	6,225,134	—		—
Loan receivables	2,609,748	2,609,748	—		—
Amount due from affiliated entities	—	1,379,393	1,379,393	(1)	—
Current assets – discontinued operations	—	—	22,938,347	(1)	22,938,347
Total current assets	23,111,785	23,361,089	23,361,089		23,111,785

Non-current assets
Property and equipment, net	437,996	231,939	(206,057	)(1)	—
Intangible assets	22,504	—	(22,364	)(1)	140
Deferred tax assets, net	638,860	125,190	(513,670	)(1)	—
Operating lease right-of-use assets	183,409	—	(183,409	)(1)	—
Other non-current assets	18,594	—	(18,594	)(1)	—
Non-current assets – discontinued operations	—	—	1,301,223	(1)	1,301,223
Total non-current assets	1,301,363	357,129	357,129		1,301,363
Total assets	$24,413,148	$23,718,218	23,718,218		24,413,148

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	$728,088	$436,674	(283,403	)(1)	8,011
Customer deposits	9,144,610	—	(9,144,610	)(1)	—
Advance from customers	17,412	—	(17,412	)(1)	—
Short-term borrowings from a third party	1,977,109	—	(1,977,109	)(1)	—
Amount due to related parties	6,448,784	—	(6,448,784	)(1)	—
Operating lease liabilities, current	72,367	—	(72,367	)(1)	—
Amount due to affiliated entities	—	23,974,218	23,974,218	(1)	—
Tax payables	106,354	20,003	(86,351	)(1)	—
Current liabilities – discontinued operations	—	—	18,486,713	(1)	18,486,713
Total current liabilities	18,494,724	24,430,895	24,430,895		18,494,724
Operating lease liabilities, non-current	103,379	—	(103,379)		—
Noncurrent liabilities – discontinued operations	—	—	103,379		103,379
Total noncurrent liabilities	103,379	—	—		103,379

Total liabilities	18,598,103	24,430,895	24,430,895		18,598,103

TAKUNG ART CO., LTD AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED BALANCE SHEETS — (Continued)
AS OF DECEMBER 31, 2020

	December 31, 2020 As previously reported	Less: Tianjin Takung	Reclassification		December 31, 2020 Deconsolidated
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 11,271,379 shares issued and outstanding as of December 31, 2020)	11,271	—	—		11,271
Additional paid-in capital	6,358,115	144,163	144,163	(1)	6,358,115
Accumulated deficits	(226,311)	(855,637)	(855,637	)(1)	(226,311)
Accumulated other comprehensive loss	(328,030)	(1,203)	(1,203	)(1)	(328,030)
Total stockholders’ equity	5,815,045	(712,677)	(712,677)		5,815,045
Total liabilities and stockholders’ equity	$24,413,148	$23,718,218	23,718,218		24,413,148

TAKUNG ART CO., LTD AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS) INCOME
FOR THE YEAR ENDED DECEMBER 31, 2020

	December 31, 2020 As previously reported	Less: Tianjin Takung	Reclassification		December 31, 2020 Deconsolidated
Revenue
Listing fee	$815,748	$—	$(815,748	)(2)	$—
Commission	3,288,077	—	(3,288,077	)(2)	—
Management fee	463,397	—	(463,397	)(2)	—
Service income	—	4,242,507	4,242,507	(2)	—
Total revenue	4,567,222	4,242,507	(324,715)		—
Cost of revenue	(2,287,404)	(1,901,264)	386,140	(2)	—
Gross profit	2,279,818	2,341,243	61,425		—

Operating expenses
General and administrative expenses	(3,455,249)	(1,307,224)	1,367,328	(2)	(780,697)
Selling expense	(390,112)	(383,071)	—		(7,041)
Total operating expenses	(3,845,361)	(1,690,295)	1,367,328		(787,738)
(Loss) income from operations	(1,565,543)	650,948	1,428,753		(787,738)

Other income and expenses:
Other income	239,788	108,449	(124,673	)(2)	6,666
Loan interest expense	(163,401)	—	163,401	(2)	—
Exchange gain (loss)	889,068	(9,559)	(887,628	)(2)	10,999
Total other income	965,455	98,890	(848,900)		17,665
(Loss) income before income taxes	(600,088)	749,838	579,853	(2)	(770,073)
Income tax (expense) benefit	(12,550)	118,314	130,864	(2)	—
Net (loss) income from continuing operations	(612,638)	868,152	710,717		(770,073)

Income from a discontinued operation, net of income taxes:
Income from the operation of discontinued operations	—	—	169,985	(2)	169,985)
Current tax expense – discontinued operations	—	—	(101,756	)(2)	(101,756)
Deferred tax benefit – discontinued operations	—	—	89,206	(2)	89,206
Net loss from discontinued operations	—	—	157,435		157,435
Net loss	(612,638)	868,152	868,152		(612,638)
Foreign currency translation adjustment	(55,001)	(51,869)	(51,869)		(55,001)
Comprehensive (loss) income	$(667,639)	$816,283	$816,283		$(667,639)

Loss (earnings) per share on proforma basis
Basic	$(0.05)	$0.08	$—		$—
Diluted	$(0.05)	$0.08	$—		$—

Loss per share from continuing operations
Basic and diluted	$—	$—	$—		$(0.07)

Earnings per share from discontinued operations
Basic	$—	$0.08	$—		$0.01
Diluted	$—	$0.08	$—		$0.01

Weighted average number of shares of common stock outstanding – basic	11,264,128	11,264,128	—		11,264,128
Weighted average number of shares of common stock outstanding – diluted	11,264,128	11,363,417	—		11,363,417

TAKUNG ART CO., LTD AND SUBSIDIARIES

PROFORMA CONDENSED DECONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2019

	December 31, 2019 As previously reported	Less: Tianjin Takung	Reclassification		December 31, 2019 Deconsolidated
Revenue
Listing fee	$284,210	$—	$(284,210	)(3)	$—
Commission	2,438,756	—	(2,438,756	)(3)	—
Management fee	450,048	—	(450,048	)(3)	—
Service income	—	2,622,025	2,622,025	(3)	—
Total revenue	3,173,014	2,622,025	(550,989)		—
Cost of revenue	(1,861,577)	(1,285,768)	575,809	(3)	—
Gross profit	1,311,437	1,336,257	24,820		—

Operating expenses
General and administrative expenses	(4,662,313)	(1,695,311)	1,947,340	(3)	(1,019,662)
Selling expense	(301,460)	(270,981)	15,828	(3)	(14,651)
Total operating expenses	(4,963,773)	(1,966,292)	1,963,168		(1,034,313)
(Loss) income from operations	(3,652,336)	(630,035)	1,987,988		(1,034,313)

Other income and expenses:
Other (expenses) income	(63,221)	73,040	33,794	(3)	(102,467)
Loan interest expense	(57,474)	—	57,474	(3)	—
Exchange (loss) gain	(246,506)	1,962	363,918	(3)	115,450
Total other income	(367,201)	75,002	455,186		12,983
Loss before income taxes	(4,019,537)	(555,033)	2,443,174	(3)	(1,021,330)
Income tax expense	(73,269)	(236,732)	(163,463	)(3)	—
Net loss from continuing operations	(4,092,806)	(791,765)	2,279,711		(1,021,330)

Loss from discontinued operations, net of income taxes:
Loss from the operation of discontinued operations	—	—	(2,998,207	)(3)	(2,998,207)
Income tax expense – discontinued operations	—	—	(73,269	)(3)	(73,269)
Net loss from discontinued operations	—	—	(3,071,476)		(3,071,476)
Net loss	(4,092,806)	(791,765)	(791,765)		(4,092,806)
Foreign currency translation adjustment	29,673	15,350	15,350		29,673
Comprehensive loss	$(4,063,133)	$(776,415)	$(776,415)		$(4,063,133)

Loss per share on proforma basis
Basic and diluted	$(0.36)	$(0.07)	$—		$—

Loss per share from continuing operations
Basic and diluted	$—	$—	$—		$(0.09)

Loss per share from discontinued operations
Basic and diluted	$—	$(0.07)	$—		$(0.27)

Weighted average number of shares of common stock outstanding – basic and diluted	11,246,119	11,246,119	—		11,246,119

TAKUNG ART CO., LTD AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The company’s subsidiary, Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”) was deconsolidated as a result of a loss of control over Tianjin Takung as discussed in Note 3.

The following unaudited consolidated condensed pro forma financial statements (“pro forma financial statements”) are based upon the historical consolidated financial statements of Takung Art Co., Ltd and Subsidiaries (“Takung”), adjusted to reflect the deconsolidation of Tianjin Takung and reclassification of Hong Kong Takung to a discontinued operation. Tianjin Takung will be deconsolidated from the Takung’s consolidated financial statements prospectively. Subsequent to the deconsolidation, we will derecognize our investment in Tianjin Takung, which is reflected as a pro forma adjustment in the unaudited consolidated condensed pro forma balance sheet (“pro forma balance sheet”).

The unaudited pro forma condensed consolidated statement of operations and comprehensive income for the year ended December 31, 2020 and 2019 gives effect to the deconsolidation of Tianjin Takung and reclassification of Hong Kong Takung from a continuing operation to a discontinued operation as if it had occurred on January 1, 2020 and January 1, 2019, respectively. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 gives effect to the deconsolidation of Tianjin Takung and discontinued operation of Hong Kong Takung as if it had occurred on December 31, 2020.

The pro forma consolidated financial information has not been audited and has been furnished for informational purposes only. The pro forma consolidated financial information should be read in conjunction with the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K previously filed with the SEC.

PROFORMA ADJUSTMENTS

Entry No.	Description
(1)	Deconsolidation of assets, liabilities and equity of Tianjin Takung and reclassification of Hong Kong Takung from continuing operations to discontinued operations as of December 31, 2020
(2)	Deconsolidation of revenue and expenses of Tianjin Takung and reclassification of Hong Kong Takung from continuing operations to discontinued operations for the year ended December 31, 2020
(3)	Deconsolidation of revenue and expenses of Tianjin Takung and reclassification of Hong Kong Takung from continuing operations to discontinued operations for the year ended December 31, 2019

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

TAKUNG ART CO., LTD AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars except Number of Shares)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$32,538,211	$1,503,153
Restricted cash	4,645,449	—
Account receivables, net	99,290	120,000
Prepayment and other current assets, net	73,492	169,908
Current assets – discontinued operations	162,737	373,479
Total current assets	37,519,179	2,166,540

Non-current assets
Property and equipment, net	6,378	6,883
Intangible assets	140	140
Non-marketable investment, net	3,030,928	9,296,614
Non-current assets – discontinued operations	114,015	183,559
Total non-current assets	3,151,461	9,487,196
Total assets	$40,670,640	$11,653,736

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	$2,007,062	$143,429
Current liabilities – discontinued operations	8,939,854	8,733,624
Advance from customers	4,645,449	—
Tax payables	48,996	—
Total current liabilities	15,641,361	8,877,053

Non-current liabilities
Operating lease liabilities, non-current	—	—
Total non-current liabilities	—	—
Total liabilities	15,641,361	8,877,053

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 24,611,623 shares issued and outstanding as of June 30, 2022; 14,372,353 shares issued and outstanding as of December 31, 2021)	24,611	14,372
Additional paid-in capital	62,537,353	32,547,585
Accumulated deficit	(37,393,294)	(29,444,185)
Accumulated other comprehensive loss	(139,392)	(341,089)
Total shareholders’ equity	25,029,278	2,776,683
Total liabilities and shareholders’ equity	$40,670,640	$11,653,736

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Stated in U.S. Dollars except Number of Shares)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Listing fee – Continuing operations	$—	$—	$—	$—
Listing fee – Discontinued operations	—	283,302		557,094
Commission – Continuing operations	694,175	—	694,175	—
Commission – Discontinued operations		648,310		1,006,396
Management fee – Continuing operations	—	—	—
Management fee – Discontinued operations	—	211,883		359,113
Revenue – Continuing operations	694,175	—	694,175	—
Revenue – Discontinued operations	—	1,143,495	—	1,922,603
Cost of revenue – continuing operations	(150,930)	—	(150,930)	—
Cost of revenue – discontinued operations	—	(452,465)		(704,702)

Gross profit – continuing operations	543,245	—	543,245	—
Gross profit – discontinued operations	—	691,030	—	1,217,901

Operating expenses:
General and administrative expenses – Continuing operations	(7,578,425)	(7,182,662)	(8,189,900)	(7,542,652)
General and administrative expenses – Discontinued operations	(73,419)	(769,652)	(253,017)	(1,422,820)
Selling expenses – Continuing operations	—	—	—	—
Selling expenses – Discontinued operations	—	(131,558)	—	(236,469)
Total operating expenses – Continuing operations	(7,578,425)	(7,182,662)	(8,189,900)	(7,542,652)
Total operating expenses – Discontinued operations	(73,419)	(901,210)	(253,017)	(1,659,289)

Loss from continuing operations	(7,035,180)	(7,182,662)	(7,646,655)	(7,542,652)

Other income and expenses:
Other(expenses) income – Continuing operations	(177)	161,762	(276)	161,710
Other(expenses) income – Discontinued operations	2	16,615	(165)	30,504
Total other income (expenses)	(175)	178,377	(441)	192,214

Loss before income taxes – Continuing operations	(7,035,357)	(7,020,900)	(7,646,931)	(7,380,942)

Income tax expenses – Continuing operations	48,996	—	48,996	—

Net loss from continuing operations	(7,084,353)	(7,020,900)	(7,695,927)	(7,380,942)

Loss before income tax – Discontinued operations:
Loss from Discoutinued operations	(73,417)	(193,565)	(253,182)	(410,884)
Income tax expenses – Discontinued operations
Tax expense		24,334		4,126
Deferred tax benefit		(35,700)		(10,719)

Net Loss from discontinued operations	(73,417)	—	(253,182)	—
Net loss	$(7,157,770)	$(7,225,831)	$(7,949,109)	$(7,798,419)

TAKUNG ART CO., LTD AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS — (Continued)
(Stated in U.S. Dollars except Number of Shares)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Foreign currency translation adjustment	180,638	3,933	201,697	(33,830)

Comprehensive loss	$(6,977,132)	$(7,221,898)	$(7,747,412)	$(7,832,249)

Loss from continuing operations per common share – basic	$(0.308)	$(0.606)	$(0.411)	$(0.646)
Loss from continuing operations per common share – Diluted	$(0.144)	$(0.606)	$(0.242)	$(0.646)
Loss from discontinued operations per common share – basic	$(0.003)	$(0.018)	$(0.014)	$(0.037)
Loss from discontinued operations per common share – Diluted	$(0.001)	$(0.018)	$(0.008)	$(0.037)
Weighted average number of common shares outstanding – basic	23,036,046	11,579,690	18,728,132	11,427,248
Weighted average number of common shares outstanding – diluted	49,027,125	11,579,690	31,795,470	11,427,248

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Stated in U.S. Dollars except Number of Shares)
(UNAUDITED)

	Number of shares	Common Stock	Additional Paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance, December 31, 2021	$14,372,353	$14,372	$32,547,585	$(29,444,185)	$(341,089)	$2,776,683
Shared-based compensation
Net loss from continuing operations	—	—	—	(611,574)	—	(611,574)
Net loss from discontinued operations	—	—	—	(179,765)	—	(179,765)
Foreign currency translation adjustment	—	—	—	—	21,059	21,059
Balance, March 31, 2022	14,372,353	14,372	32,547,585	(30,235,524)	(320,030)	2,006,403

Issuance of ordinary shares for restricted stock award	10,238,910	10,239	29,989,768	—	—	30,000,007
Exercise of stock options	—	—	—	—	—	—
Shared-based compensation	—	—	—	—	—	—
Net loss from continuing operations	—	—	—	(7,084,353)	—	(7,084,353)
Net loss from discontinued operations	—	—	—	(73,417)	—	(73,417)
Foreign currency translation adjustment	—	—	—	—	180,638	180,638
Balance, June 30, 2022	24,611,263	$24,611	$62,537,353	$(37,393,294)	$(139,392)	$25,029,278
	Number of shares	Common Stock	Additional Paid-in Capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive loss	Total
Balance, December 31, 2020	11,271,379	$11,271	$6,358,115	$(226,311)	$(328,030)	$5,815,045
Shared-based compensation	—	—	3,717	—	—	3,717
Net loss from continuing operations	—	—	—	(360,042)	—	(360,042)
Net loss from discontinued operations				(212,546)		(212,546)
Foreign currency translation adjustment	—	—	—	—	(37,763)	(37,763)
Balance, March 31, 2021	11,271,379	11,271	6,361,832	(798,899)	(365,793)	5,208,411

Issuance of ordinary shares for restricted stock award	335,000	335	6,863,814	—	—	6,864,149
Exercised of stock options	61,065	61	180,424	—	—	180,485
Shared-based compensation	—	—	—	—	—	—
Net loss from continuing operations	—	—	—	(7,020,900)	—	(7,020,900)
Net loss from discontinued operations				(204,931)		(204,931)
Foreign currency translation adjustment	—	—	—	—	3,933	3,933
Balance, June 30, 2021	11,667,444	$11,667	$13,406,070	$(8,024,730)	$(361,860)	$5,031,147

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)
(UNAUDITED)

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net loss from continuing operations	$(7,695,927)	$(7,380,942)
Net loss from discontinued operations	(253,182)	(417,477)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	465	930
Impairment loss	6,265,686	—
Changes in exchange rate	—	—
Share-based compensation	—	3,717
Changes in operating assets and liabilities(decrease) increase in:
Accounts receivable, net	20,710	41,420
Prepayment and other current assets	96,416	106,058
Accrued expenses and other payables	6,509,082	16,073,055
Net cash provided by operating activities – continuing operations	$5,196,432	$8,844,238
Net cash provided by operating activities – discontinued operations	185,654	987,134
Net cash provided by operating activities	5,382,086	9,831,372

Cash flows from investing activities:
Net cash used in investing activities – continuing operations	(505)	145,824
Net cash used in investing activities – discontinued operations	(1,151)	243,143
Net cash used in investing activities	(1,656)	388,967

Cash flows from financing activities:
Proceeds from a short-term borrowing from a third party	300,000	—
Net cash provided by financing activities – continuing operations	30,000,007	—
Net cash provided by financing activities – discontinued operations	—	180,485
Net cash provided by financing activities	30,300,007	180,485

Effect of exchange rate change on cash, cash equivalents and restricted cash from continuing operations	184,573	19,976
Effect of exchange rate change on cash, cash equivalents and restricted cash from discontinued operations	(400,243)	33,293

Net change in cash and cash equivalents, and restricted cash from continuing operations	35,680,507	9,010,038
Net change in cash and cash equivalents, and restricted cash from discontinued operations	(215,740)	1,444,055

Cash, cash equivalents and restricted cash, beginning balance	1,503,153	31,188
Cash and cash equivalents, and restricted cash beginning balance from discontinued operations	338,542	13,811,557
Cash and cash equivalents, and restricted cash beginning balance	1,841,695	13,842,745

Cash and cash equivalents, and restricted cash ending balance from continuing operations	$37,183,660	$9,041,226
Cash and cash equivalents and restricted cash ending balance from discontinued operations	122,802	15,255,612
Cash and cash equivalents and restricted cash ending balance	$37,306,462	$24,296,838

TAKUNG ART CO., LTD AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(Stated in U.S. Dollars)
(UNAUDITED)

	Six Months Ended
	June 30, 2022	June 30, 2021
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents – continuing operations	$32,538,211	$9,041,226
Restricted cash as of June 30, 2021 and 2020, respectively	4,645,449	—
Total cash, cash equivalents and restricted cash – continuing operations	$37,183,660	$9,041,226

Cash and cash equivalents – discontinued operations	$122,802	$9,221,029
Restricted cash – discontinued operations	—	6,034,583
Total cash, cash equivalents and restricted cash – discontinued operations	$122,802	$15,255,612

Supplemental cash flows information:
Cash paid for interest – continuing operations	$—	$—
Cash paid for interest – discontinued operations	$—	$—
Cash paid for income taxes – continuing operations	$—	$112,491
Cash paid for income taxes – discontinued operations	$—	$—

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Takung Art Co., Ltd and Subsidiaries (“Takung”, “Company”), a Delaware corporation (formerly Cardigant Medical Inc.) through Hong Kong Takung Art Company Limited (“Hong Kong Takung”), a Hong Kong company and its wholly owned subsidiary, operates an electronic online platform located at www.takungae.com for artists, art dealers and art investors to offer and trade in valuable artwork.

Hong Kong Takung was incorporated in Hong Kong on September 17, 2012 and operates an electronic online platform for offering and trading artwork. The Company generates revenue from its services in connection with the offering and trading of artwork on its system, primarily consisting of listing fees, trading commissions, and management fees. The Company conducts business primarily in Hong Kong, People’s Republic of China.

Takung (Shanghai) Co., Ltd (“Shanghai Takung”) is a limited liability company, with a registered capital of $1 million, located in the Shanghai Pilot Free Trade Zone. Shanghai Takung was incorporated on July 28, 2015. It is engaged in providing services to its parent company Hong Kong Takung by receiving deposits from and making payments to online artwork traders of Takung for and on behalf of Takung. Shanghai Takung was deregistered on May 8, 2020 and the Company merged the operations of Shanghai Takung with Takung Cultural Development (Tianjin) Co., Ltd.

Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”) provides technology development services to Hong Kong Takung and also carries out marketing and promotion activities in mainland China. It is engaged in providing services to its parent company Hong Kong Takung by receiving deposits from and making payments to online artwork traders of Takung for and on behalf of Takung when Shanghai Takung was deregistered. On November 8, 2021, the Management became aware of the suspension of the operation of Tianjin Takung by the local authority.

Hong Kong Takung Art Holdings Company Limited (“Takung Art Holdings”) was formed in Hong Kong on July 20, 2018 and operates as a holding company to control an online platform for offering, selling and trading whole piece of artwork. Takung Art Holdings was deregistered on April 29, 2020 due to deregistration of its wholly-owned subsidiary, Art Era Internet Technology (Tianjin) Co., Ltd., on June 18, 2019.

Hong Kong MQ Group Limited (“Hong Kong MQ”) was formed in Hong Kong on November 27, 2018, and is engaged in blockchain and non-fungible tokens (“NFT”) businesses, including consultancy service for NFT launch projects, developing its own NFT marketplace to facilitate users to buy and sell NFTs, as well as development of block chain-based online games. On June 19, 2019, as a result of a private transaction, one (1) share of common stock of Hong Kong MQ was transferred from Ms. Hiu Ngai Ma to the Company. The net asset of Hong Kong MQ was $nil as of the acquisition date. The consideration paid for the ownership transfer, which represent 100% of the issued and outstanding share capital of Hong Kong MQ, was $0.13 (HK$1). Hong Kong MQ became a direct wholly-owned subsidiary of the Company.

MQ (Tianjin) Enterprise Management Consulting Co., Ltd. (“Tianjin MQ”) was incorporated in Tianjin, PRC on July 9, 2019 and is a directly wholly owned subsidiary of Hong Kong MQ. It was established as a limited liability company with a registered capital of $100,000 located in the Pilot Free Trade Zone in Tianjin. Tianjin MQ focused on exploring business opportunities and promoting its artwork trading business. Tianjin MQ was deregistered on August 10, 2020 due to the Company streamlining its operation.

NFT Digital Technology Limited (“NFT Digital”) was incorporated in Albany, New York on December 13, 2021 and is a wholly-owned subsidiary of Takung. This entity primarily provides administrative and technical supports for the development of NFT projects.

NFT Exchange Limited (“NFT Exchange”) was incorporated in Wyoming on January 7, 2022 and is wholly owned by Takung. This entity facilitates the business and operation of the new NFT exchange market.

Metaverse Digital Payment Co., Limited (“Metaverse”) was formed in Hong Kong on January 27, 2022, and is wholly owned by NFT Exchange. This entity is engaged in digital payment service.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Cultural Objects Provenance Holdings Limited

Cultural Objects Provenance Holdings Limited is an investment holding company. Its wholly-owned subsidiary is headquartered in Hong Kong, with global outposts in China (Shenzhen), Europe (Germany), and USA (NY/LA). It is an artwork authentication platform powered by blockchain. According to company home page, the subsidiary is the official technology partner for NANZUKA Gallery in Tokyo, Japan. It authenticated some sought-after editions and limited edition works from some of the world’s most prolific artists, including Hajime Sorayama, Javier Calleja, Daniel Arsham, James Jarvis, and more.

On May 28, 2021, Takung entered into a Securities Purchase Agreement (the “SPA”) with Cultural Objects Provenance Holdings Limited (“Cultural Objects”), a British Virgin Islands company with a wholly-owned subsidiary in Hong Kong engaging in an operation of an artwork authentication platform powered by blockchain with global presence in China, Germany and the United States. Takung shall invest in Cultural Objects through paying certain purchase that consists of cash consideration, $500,000 and issuance of 282,000 shares of common stock of Takung in exchange for 54,100 shares of common stock of Cultural Objects and 290,000 unvested restricted shares of common stock of Takung to Cultural Objects in exchange for 32,460 unvested shares of common stock of Cultural Objects.

On August 21, 2021, Takung and Cultural Objects entered to an amendment to the SPA. The amendment provides that the original purchase price was amended to be $500,000 in cash and the issuance of 771,040 restricted shares of common stock of Takung to Cultural Objects in exchange for 54,100 shares of common stock of Cultural Objects, and, subject to the satisfaction of the conditions stipulated in the SPA, the issuance of 787,440 unvested restricted shares of common stock of Takung to Cultural Objects in exchange for 32,460 unvested shares of common stock of Cultural Objects. The cash consideration of $500,000 was paid to Cultural Objects by the end of August 2021. On September 9, 2021, an aggregate amount of 1,558,480 restricted shares of common stock of Takung issued to Cultural Objects in an exchange for an aggregate 86,560 shares of common stock of Cultural Objects. Together with the cash consideration paid $500,000 and the total value of the restricted shares issued to Cultural Objects, $10,130,120, the total value of the investment in Cultural Objects was $10,630,120. As of June 30, 2022 the initial cost of this investment was adjusted to $3,030,928 after a further impairment charge, $6,265,686 was recorded (see Note 5).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The interim condensed consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of estimates

The preparation of interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim condensed consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Basis of consolidation

The interim condensed consolidated financial statements include the financial statements of the Company, and its subsidiaries, NFT Exchange, NFT Digital, Metaverse Payment, Hong Kong Takung, Tianjin Takung and Hong Kong MQ. All intercompany transactions and balances have been eliminated on consolidation.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Discontinued operations

The Company has adopted ASC Topic 205 “Presentation of Financial Statements” Subtopic 20-45, in determining whether any of its business component(s) classified as held for sale, disposed of by sale or other than by sale is required to be reported in discontinued operations. In accordance with ASC Topic 205-20-45-1, a discontinued operation may include a component of an entity or a group of components of an entity, or a business or non-profit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component of an entity or group of components of an entity meets the criteria to be classified as held for sale; (2) the component of an entity or group of components of an entity is disposed of by sale; (3) the component of an entity or group of components of an entity is disposed of other than by sale (for example, by abandonment or in a distribution to owners in a spinoff).

For the component disposed of other than by sale in accordance with paragraph 360-10-45-15, the Company adopted ASC Topic 205-20-45-3 and reported the results of operations of the discontinued operations, less applicable income tax expenses or benefits as a separate component in in the statement where net income (loss) is reported for current and all prior periods presented.

Due to the suspension of the operation of Tianjin Takung by the local authority in the fourth quarter of 2021, Hong Kong Takung lost its control over Tianjin Takung. The Company plans to dispose Hong Kong Takung, and is actively seeking buyers for Hong Kong Takung and related operations in order to focus on its blockchain and NFT business operation. As of June 30, 2022 and December 31, 2021, the operation of Hong Kong Takung was classified as a discontinued operation and as of December 31, 2021, the operation Tianjin Takung was deconsolidated. For the six months ended June 30, 2022, the operation of Hong Kong Takung was presented in discontinued operations.

Deconsolidation

Under the ASC Subtopic 810-10-40, “Consolidation-Overall-Derecognition”, a reporting entity will deconsolidate a subsidiary in the period when the loss of control over such subsidiary incurred as a result of one or more of the following events: (i) a parent sells all or part of its ownership interest in its subsidiary; (ii) the expiration of a contractual agreement that gave control of the subsidiary to the parent; (iii) the subsidiary issues shares which reduces the parent’s ownership interest in the subsidiary to an extent that the parent no longer has a controlling financial interest in such subsidiary; (iv) the subsidiary becomes subject to the control of a government, court, administrator, or regulator. Upon deconsolidation, the reporting entity would no longer include the subsidiary’s assets, liabilities and results of operations in its consolidated financial statements. Due to the suspension of the operation of Tianjin Takung by the local authority. The financial information of Tianjin Takung was deconsolidated as of December 31, 2021.

Fair value measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of June 30, 2022 and December 31, 2021.

Comprehensive loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income” and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the six months ended June 30, 2022 and 2021, the Company’s comprehensive loss includes net loss and foreign currency translation adjustment.

Foreign currency translation and transaction

The functional currency of Metaverse Payment, Hong Kong Takung, Hong Kong MQ and Tianjin Takung are the Hong Kong Dollar (“HKD”); NFT Digital and NFT Exchange are the United States Dollar (“USD”)

The reporting currency of the Company is USD.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on re-translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities with functional currency of HKD are expressed in USD at the exchange rate on the balance sheet’s dates, which is 7.8472 and 7.7996 as of June 30, 2022 and December 31, 2021, respectively;

The resulting translation adjustments are reported under accumulated other comprehensive loss in the stockholders’ equity section of the balance sheets.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when initially purchased.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Restricted cash

Restricted cash represents the cash deposited by the NFT traders into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading of NFT in our online NFT platform. After the user’s registration is successful, the customer deposits must be transferred to the designated account of the platform through the bank account added by the user before the transaction starts, and a transfer application is submitted on the platform, which can enter the buyer’s platform account after financial review. Except for instructing the bank to deduct the commission, Takung has no right to use any funds in the broker’s account. Our restricted cash is denominated in USD. As of June 30, 2022, the ending balance of our restricted cash was $4,645,449.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. The Company makes estimates for the allowance for doubtful accounts based upon the assessment of various factors, including historical, experience, the age of the accounts receivable balances, credit quality of the customers, current economic conditions, and other factors that may affect customers’ ability to pay.

Prepayment and other current assets, net

Prepayment and other current assets mainly consist of the prepayment for income taxes, maintenance of online trading system, advertising and promotional services, insurances, financial advisory, professional services, rental deposits, as well as other current assets.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income or expense. Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred. Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service.

The Company developed systems and solutions for solely internal use. Certain costs incurred in connection with developing or obtaining internal use software are capitalized. Unamortized capitalized costs are included in computer trading and clearing system, within property and equipment, net in the Consolidated Balance Sheets. Capitalized software costs are amortized on a straight-line basis over the estimated useful lives of the software of 5 years. Amortization of these costs is included in depreciation and amortization expense in the Consolidated Statements of Operations.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful life
Furniture, fixtures and equipment	5 years
Leasehold improvements	Shorter of the remaining lease terms and the estimated 3 years
Computer trading and clearing system	5 years

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When these events occur, the Company assesses the recoverability of these long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the future undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment equal to the difference between the carrying amount and fair value of these assets.

During 2021, we recorded $16.5million in asset impairments due to the deconsolidation of Tianjin Takung as a result of the loss of control in this entity. Please refer to Note 6 for details. In addition, we determined that the future undiscounted cash flow was less than the carrying cost of our non-marketable investment and recognized an impairment charge of $1,333,506 for twelve months ended December 31, 2021 and a further charge of $6,265,686 for six months ended June 30, 2022 against our non-marketable investment. Please refer to Note 5 for details.

Intangible assets

Intangible assets represent the licensing cost for the trademark registration. For intangible assets with indefinite lives, the Company evaluates intangible assets for impairment at least annually and more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. For intangible assets with definite lives, they are amortized over estimated useful lives, and are reviewed annually for impairment. The Company has not recorded impairment of intangible assets as of June 30, 2022 and December 31, 2021.

Advance from customers

Advance from customers represent the cash deposited by the traders into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading ownership units of the NFT. The traders are required to have their funds transferred to the broker’s account before the trading take place.

Revenue Recognition

Under ASC 606, an entity recognizes revenue as the Company satisfies a performance obligation when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer.

The Company recognizes revenue when control of the promised services is transferred to the traders. Revenue is measured at the transaction price, which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised services to the traders.

Our discontinued operations generated revenue from its services in connection with the offering and trading of artworks on the Company’s legacy online trading system primarily consisted of listing fee, commission fee and management fee.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Listing fee

The Company recognizes the listing fee revenue at a point in time when the ownership units of the artwork are listed and available for trading on the Company’s system, at an amount of an agreed percentage of the total offering price. The amount is collected from the money raised from the issuance of such units.

Commission

The Company generates commission fee from non-VIP traders and selected traders.

For non-VIP traders, the commission is calculated based on a percentage of transaction value of artworks when there is purchase and sale of the ownership shares of the artworks. The commission revenue is recognized at a point in time when each purchase and sale transaction is completed.

For selected traders, starting from April 1, 2016, the Company charged a predetermined monthly commission fee which allows the selected traders to conduct unlimited trades for specific artworks. The commission revenue is recognized on a monthly basis as the Company continuously satisfied its performance obligation.

Management fee

The Company provides custody and insurance service for artworks listed and traded on the Company’s platform. Management fee is calculated at a rate of $0.0013 (HK$0.01) per 100 artwork units per day. The management fee is recognized and is deducted from proceeds from the sale of artwork ownership shares when there is a purchase and sale transaction. A discount program is offered to waive the management fee during certain promotion periods. Such discounts are recognized as a reduction of the revenue.

Beginning in the fourth quarter 2021, we introduced consultancy service and setup NFT business through our subsidiaries, NFT Exchange and NFT Digital. In early May 2022, we launched a NFT trading platform at www.nftoeo.com. Through the new NFT platform, we introduced three main revenue categories: (i) Listing fee, (ii) Commission, and (iii) Management fee.

Cost of revenue

The Company’s cost of revenue primarily consists of expenses associated with the delivery of its service of our continued operations. These include expenses related to the operation of the data centers, such as facility and lease of the server equipment, development and maintenance of the platform system, as well as the cost of insurance, storage and transportation of the artworks. Cost of revenue also includes commission paid to service agent.

The Company has elected to apply the practical expedient in ASC 606-10 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The contract liabilities are the Company’s obligation to transfer services to traders for which the Company has received consideration from the traders. All contract liabilities are expected to be recognized as revenue within one month and are presented in Advance from Customers in the Interim Condensed Consolidated Balance Sheet.

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company determines if an arrangement is a lease at inception. The lease payments under the lease arrangements are fixed. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company generally uses the base, non-cancellable, lease term when determining the lease assets and liabilities.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

The Company accounts for an unrecognized tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the tax authorities. The Company considers and estimates interest and penalties related to the gross unrecognized tax benefits and includes as part of its income tax provision based on the applicable income tax regulations.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of the interim condensed consolidated statements of operations for the six months ended June 30, 2022 and as of December 31, 2021.

Earnings (loss) per share

Basic net income (loss) per share (EPS) is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the year. Diluted income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding during the period adjusted to include the effect of potentially dilutive securities. Potentially dilutive securities are excluded from the computation of dilutive EPS in periods in which the effect would be antidilutive.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, account receivables. The carrying values of the financial instruments approximate their fair values due to their short-term maturities. The Company places its cash and cash equivalents and restricted cash with financial institutions with high-credit ratings and quality. Account receivables primarily comprise of amounts receivable from the trader customers. With respect to the prepayment to service suppliers, the Company performs on-going credit evaluations of the financial condition of these suppliers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service providers and other information.

Concentration of customers

There were no revenues from customers that individually represent greater than 10% of the total revenues during the six months ended June 30, 2022 and 2021.

Concentration of customer deposits

As of June 30, 2022 and December 31, 2021, there were no traders that individually accounted for greater than 10% of the Company’s total customer deposits.

Accounting standards adopted on January 1, 2021

Income Taxes:    On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intraperiod allocation when there is gain in discontinued operations and a loss from continuing operations, 6) treatment of franchise taxes that are partially based on income. The Company adopted ASU2019-12 effective January 1, 2021.

Accounting pronouncements issued but not yet adopted

Financial Instruments — Credit Losses:    In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 2019, FASB issued ASU 2019-10, “Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023.The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements, particularly its recognition of allowances for accounts receivable.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

3. PREPAYMENT AND OTHER CURRENT ASSETS, NET

Prepayment and other current assets mainly consist of the prepaid tax, prepaid service fees, as well as staff advance.

	June 30, 2022	December 31, 2021
	(Unaudited)
Prepaid tax	$—	$—
Prepaid service fees	81,240	196,497
Deposit	5,557	5,557
Other current assets	—	2,791
Subtotal	86,797	204,845
Less: Prepayment and other current assets, net – discontinued operations	(13,305)	(34,937)
Prepayment and other current assets, net	$73,492	$169,908

No provision for doubtful accounts was recognized for the three and six months ended June 30, 2022 and 2021, respectively.

4. ACCOUNT RECEIVABLES, NET

Account receivables consisted of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Listing fee	$—	$154,771
Consultancy service	99,290	120,000
Less: allowance for doubtful accounts	—	(154,771)
Account receivables, net	$99,290	$120,000

No provision for doubtful accounts was recognized for the three and six months ended June 30, 2022 and 2021, respectively.

5. INVESTMENTS

We adopted ASU 2016-01 on January 1, 2018. This guidance requires us to measure all equity investments that are not accounted for under the equity method or result in consolidation at fair value and recognize any changes in net income. For equity investments with readily determinable and observable fair values, we use quoted market prices to determine the fair value of equity securities. For equity investments without readily determinable fair values, we have elected the measurement alternative under which we measure these investments at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

Equity investments with readily determinable fair values that are not accounted for under the equity method classified as trading are not assessed for impairment, since they are carried at fair value with the change in fair value included in net income. Similarly, prior to the adoption of ASU 2016-01, equity investment classified as trading was not tested for impairment.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5. INVESTMENTS (cont.)

Equity investments without readily determinable fair values are reviewed each reporting period to determine whether a significant event or change in circumstances has occurred that may have an adverse effect on the fair value of each investment. When such events or changes occur, we assess the fair value compared to our cost basis in the investment. We also perform this assessment every reporting period for each investment for which our cost basis has exceeded the fair value.

For investments in privately-held companies, management’s assessment of fair value is based on valuation methodologies such as discounted cash flows, estimates of revenue and appraisals, as applicable. We consider and apply the assumptions that we believe market participants would use in evaluating estimated future cash flows when utilizing the discounted cash flow or estimates of revenue valuation methodologies. In the event the fair value of an investment declines below our cost basis, management determines if the decline in fair value is other than temporary and records an impairment accordingly.

As of December 31, 2021, our investment merely includes a non-marketable investment in a privately held company incorporated in British Virgin Islands without readily determinable market values. We elected the measurement alternative under which we measured the investment at cost minus impairment with an adjustment to the changes from observable price changes in orderly transactions for the similar investments of the same issuer.

Management considered market conditions as the result of the global pandemic and other global macroeconomic conditions and the potential impact on the value of the Company’s investment; accordingly, management conducted a review of each of its investments. After its review management determined that the future undiscounted cash flows were less than the carrying cost of our non-marketable investment and recognized an impairment charge, $7,599,192 against our non-marketable investment. Management estimated future revenues and costs, and the related cash flows regarding this investment, as well as applying assumptions regarding the proper inputs into the weighted average cost of capital which included the consideration of comparable market participants and the Company’s own capital structure in developing a discounted flow model to determine an update carrying value for the private-held investment.

The carrying value is measured as the total initial cost minus impairment. The carrying value for our non-marketable investment is summarized below:

	June 30, 2022	December 31, 2021
Total initial cost	$10,630,120	$10,630,120
Cumulative net gain (loss)	—	—
Provision for impairment	(7,599,192)	(1,333,506)
Total carrying value	$3,030,928	$9,296,614

We recorded an unrealized loss in connection with the non-marketable investment, a further impairment loss of $6,265,686 was recognized for six months ended June 30, 2022.

6. ASSET IMPAIRMENTS

Our subsidiary, Hong Kong Takung, recorded an asset impairment charge of $16,538,781, as a result of the deconsolidation of Tianjin Takung due to the loss of control of Tianjin Takung in the fourth quarter of 2021. Hong Kong Takung considered the receivables from Tianjin Takung to be uncollectible and wrote off its investment in Tianjin Takung. These charges have been included in the net loss from discontinued operations for the year ended December 31, 2021. As of the June 30, 2022, we did not incur additional receivable balances nor impairments.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6. ASSET IMPAIRMENTS (cont.)

The following represents the detail of the asset impairments as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
Receivables from Tianjin Takung	$—	$16,388,254
Investment in Tianjin Takung	—	150,527
Subtotal	—	16,538,781
Less: asset impairments – discontinued operations	$—	$(16,538,781)
Total	—	—

7. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Furniture, fixtures and equipment	$68,910	$63,392
Leasehold improvements	22,938	23,078
Computer trading and clearing system	2,410,388	2,429,883
Sub-total	2,502,236	2,516,353
Less: accumulated depreciation	(2,437,316)	(2,428,936)
Sub-total	$64,920	$87,417
Less: Property and equipment, net – discontinued operations	(58,542)	(80,534)
Property and equipment, net	6,378	6,883

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of June 30, 2022 and December 31, 2021 consisted of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Accruals for professional fees	$272,318	$90,642
Accruals for consulting fees	278,604	266,304
Payroll payables	285,277	55,964
Trading and clearing system	—	2,364
Other payables	1,447,879	1,546
Subtotal	$2,284,078	$416,820
Less: Accrued expenses and other payables – discontinued operations	(277,016)	(273,391)
Total accrued expenses and other payables	2,007,062	143,429

9. RELATED PARTY BALANCES AND TRANSACTIONS

On May 29, 2021, our discontinued operation, Hong Kong Takung, entered into an interest-free loan agreement (the “HK Dollar Working Capital Loan”) with Sze Chan (“Chan”), Vice President of Hong Kong Takung, for the loan of $6,371,699 (HK$50,000,000) to Hong Kong Takung. The purpose of the loan is to provide Hong Kong Takung with sufficient Hong Kong Dollar-denominated currency to meet its working capital requirements with the maturity date of the loan as May 15, 2022.

In April 2022 Chan assigned loan receivables in Hong Kong Takung to Jin Wang, one of the members of management team and it was still outstanding as at June 30, 2022.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9. RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

The ending balance of the amount due to a related party as of respective period is indicated as follows:

	June 30, 2022	December 31, 2021
	(Unaudited)
Chan	$—	$6,410,585
Wang	6,371,699	—
Subtotal	$6,371,699	$6,410,585
Less: amount due to related party – discontinued operations	(6,371,699)	(6,410,585)
Total	—	—

10. INCOME TAXES

Takung, NFT Exchange and NFT Digital were incorporated in the State of Delaware, Wyoming and New York, respectively; therefore, are subject to United States income tax. Metaverse Payment, Hong Kong Takung and Hong Kong MQ were incorporated in Hong Kong S.A.R. and are subject to Hong Kong profits tax. Tianjin Takung was incorporated in the PRC and is subject to the Enterprise Tax.

United States of America

Takung, NFT Exchange and NFT Digital are subject to the U.S. federal and state corporate income taxes. The federal corporate income tax rate is 21%. Corporate entities are required to file state income taxes in accordance with the applicable state corporate income regulations.

Hong Kong

Two-tier Profits Tax Rates

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (“the Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million (approximately $257,311) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Since Hong Kong Takung, Takung Art Holdings and Hong Kong MQ are wholly owned and under the control of Takung U.S, these entities are connected entities. Under the Ordinance, it is an entity’s election to nominate the entity that will be subject to the two-tier profits tax rates on its profits tax return. The election is irrevocable. The Company elected Hong Kong Takung to be subject to the two-tier profits tax rates.

The provision for current income and deferred taxes of Hong Kong Takung has been calculated by applying the new tax rate of 8.25%. Hong Kong MQ still apply the original tax rate of 16.5% for its provision for current income and deferred taxes.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries were subject to income tax at a rate of 25%.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

10. INCOME TAXES (cont.)

The income tax provision consists of the following components:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current:
Federal	$—	$—	$—	$—
State	—	—	—	—
Foreign	48,996	(9,261)	48,996	10,947
Total Current	$48,996	$(9,261)	$48,996	$10,947

Deferred:
Federal	$—	$—	$—	$—
State	—	—	—	—
Foreign	—	20,627	—	(4,354)
Total Deferred	$—	$20,627	$—	$(4,354)
Total income tax expense	$48,996	$11,366	$48,996	$6,593

A reconciliation between the Company’s actual provision for income taxes and the provision at the Hong Kong statutory rate is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loss before income tax expense	$(7,108,774)	$(7,214,465)	$(7,900,113)	$(7,791,826)
Computed tax benefit with statutory tax rate	(344,263)	(1,515,040)	(1,089,572)	(1,636,285)
Impact of different tax rates in other jurisdictions	(13,363)	(2,622)	(13,363)	1,097
Impact of preferred tax rate	56,724	(40,760)	272,399	5,390
Non-deductible items:
Tax effect of non-deductible expenses	—	71,454	—	64,376
Changes in valuation allowance	349,898	1,498,334	879,532	1,573,161
Others	—	—	—	(1,146)
Total income tax expense	$48,996	$11,366	$48,996	$6,593

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

10. INCOME TAXES (cont.)

Uncertain tax positions

The reconciliation of the beginning and ending amount of liabilities associated with uncertain tax positions is as follows:

	June 30, 2022	December 31, 2021
Uncertain tax liabilities, beginning of period	$—	$101,789
Settlements with tax authority during current year	—	(101,789)
Uncertain tax liabilities, end of period	$—	$—

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by the respective jurisdictions, where applicable. The statute of limitations for the tax returns varies by jurisdictions.

The amounts of uncertain tax liabilities listed above are based on the recognition and measurement criteria of ASC Topic 740, and the balance is presented as current liability in the consolidated financial statements as of March 31, 2022 and December 31, 2021. The Company anticipated that the settlements with the taxing authority are remitted within one year.

Our policy is to include interest and penalty charges related to uncertain tax liabilities as necessary in the provision for income taxes. The Company has a liability for accrued interest of $nil as of June 30, 2022 and December 31, 2021, respectively.

Our discontinued operation, Hong Kong Takung, was selected for routine examination for its tax years ended December 31, 2016 through 2018 by Hong Kong Inland Revenue Department (“IRD”) during the fiscal year ended 2020. The examination had been concluded in May 2021 and the ultimate resolution of the tax examination concurred with the uncertain tax liabilities previously accrued. Hong Kong Takung settled the entire tax liabilities in June 2021. The Company does not expect the position of uncertain tax liabilities will significantly fluctuate within the next twelve months.

The statute of limitations for the Internal Revenue Services to assess the income tax returns on a taxpayer expires three years from the due date of the profits tax return or the date on which it was filed, whichever is later.

In accordance with the Hong Kong profits tax regulations, a tax assessment by the IRD may be initiated within six years after the relevant year of assessment, but extendable to 10 years in the case of potential willful underpayment or evasion.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

11. LEASES

The Company has operating leases for its office facilities and artwork storages. The Company’s leases have remaining terms of less than one year to approximately four years. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company does not separate non-lease components from the lease components to which they relate, and instead accounts for each separate lease and non-lease component associated with that lease component as a single lease component for all underlying asset classes.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

11. LEASES (cont.)

The following table provides a summary of leases by balance sheet location as of June 30, 2022 and December 31, 2021 respectively:

Assets/liabilities	Classification	As of June 30, 2022	As of December 31, 2021
		(Unaudited)	(Unaudited)
Assets
Operating lease right-of-use assets	Operating lease assets	$31,908	$62,397

Liabilities
Current
Operating lease liability – current	Current operating lease liabilities	$31,908	$62,397

Long-term
Operating lease liability – non-current	Long-term operating lease liabilities	—	—

Total lease liabilities		$31,908	$62,397

The operating lease expenses for the three months and six months ended June 30, 2022 and 2021 were as follows:

Lease Cost	Classification	Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating lease cost	Cost of revenue, general and administrative expenses	$21,864	$109,951	$83,869	$167,226
Total lease cost		$21,864	$109,951	$83,869	$167,226
Operating lease cost – discontinued operations	Cost of revenue, general and administrative expenses	(21,864)	(109,951)	(83,869)	(167,226)
Total lease cost		—	—	—	—

Maturities of operating lease liabilities at June 30, 2022 were as follows:

Maturity of Lease Liabilities	Operating Leases
2022	$32,563
2023	—
2024	—
2025	—
Thereafter	—
Total lease payments	$32,563
Less: interest	(655)
Present value of lease payments	$31,908

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

12. LOSS PER SHARE

The computation of the Company’s basic and diluted net loss per share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Numerator:
Net loss – continuing operations	$(7,084,353)	$(7,020,900)	$(7,695,927)	$(7,380,942)
Net loss – discontinued operations	(73,417)	(204,931)	(253,182)	(417,477)
Total net loss	(7,157,770)	(7,225,831)	(7,949,109)	(7,798,419)

Denominator:
Weighted-average shares outstanding – Basic	23,036,046	11,579,690	18,728,132	11,427,248
Stock options and restricted shares	—	—	—	—
Weighted-average shares outstanding – Diluted	49,027,125	11,579,690	31,795,470	11,427,248

Loss per share – continuing operations
– Basic	(0.308)	(0.606)	(0.411)	(0.646)
– Diluted	(0.144)	(0.606)	(0.242)	(0.646)

Loss per share – discontinued operations
– Basic	(0.003)	(0.018)	(0.014)	(0.037)
– Diluted	(0.001)	(0.018)	(0.008)	(0.037)

Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

As of June 30, 2022 and December 31, 2021, there were no outstanding stock options, but there were warrants attached to PIPE executed on April 14, 2022 securities that would potentially be converted to additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been issued were excluded from the calculation of diluted net loss per share.

13. SUBSEQUENT EVENTS

On June 27, 2022, Takung Art Co., Ltd., a Delaware corporation (the “Company”) entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell 15,789,474 units, each consisting of one share of the common stock of the Company, par value $0.001 per share (the “Common Stock”) and a warrant to purchase two shares of Common Stock. The purchase price of each Unit is $1.9.

Upon further discussion among the parties, on July 27, 2022, the Company and the Purchasers agreed to amend and restate the SPA to make amendments to the number of Units and the Unit purchase price (the “Amended SPA”). Pursuant to the Amended SPA, the Company agreed to sell 10,380,623 Units. The purchase price of each Unit is $2.89. The gross proceeds to the Company from this offering will be approximately $30 million. The Amended SPA is subject to various conditions to closing including NYSE American’s completion of its review of the notification to NYSE American regarding the listing of the Units.

Other than the events aforementioned, the Company has evaluated subsequent events through the date of issuance of the consolidated financial statements, there were no other subsequent events occurred that would require recognition or disclosure in the consolidated financial statements.

Item 2.       Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the report the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results unless required by applicable securities regulations or rules. The following discussion should be read in conjunction with our financial statements and the related notes filed herein.

Overview

We, through our wholly owned subsidiary, NFT Exchange, operate an electronic online platform located at https://www.nftoeo.com/for artists, art dealers and art investors to offer and trade valuable artwork. We offer online listing and trading services that allow artists, art dealers and owners to access a much bigger art trading market where they can engage with a wide range of investors that they might not encounter without our platform.

In July 2021, Takung appointed Mr. Kwok Leung Li as the CEO to lead the new direction with three initiatives to develop our blockchain and NFT related businesses.

In May 2022, we launched our blockchain NFT online platform at www.nftoeo.com.

NFT Market Insights

Digital artwork based on NFT technology is becoming a hot asset. The earliest NFT projects can be traced back to the 2017 bull market CryptoKitties (the encrypted cats), which had the properties of scarcity and value anchoring of ownership. At its peak, a virtual cat could sell for more than $100,000. In terms of NFT artwork, in March 2021, artist Beeple’s NFT work “Every Day: The First 5,000 Days” sold for $69.346 million, making it the third-highest price for a living artist. According to a report by Invezz, the NFT market was worth $338 million in 2020, and it has grown to reach $490 million in 2021. With the help of the bull market wave, NFT has grown rapidly., As of the first quarter of 2021, the total transaction volume of the NFT market has exceeded 1.5 billion US dollars, an increase of more than 2627% from the previous quarter. In April 2021, the total market value of NFTs exceeded $30 billion for the first time, setting a new all-time high. Currently, NFTs can be used in the fields including games, artworks, domain names, insurance, collectibles, virtual assets, real assets, identities, etc. With the vigorous development of the digital world, many businesses will appear in the form of digital original ecology, and the huge application space and technological imagination of NFT are expected to become more and more attractive in the new digital economy world.

New Business Model

TKAT’s business model revolves around the theme of “free circulation of value and creation of a unique digital work exchange platform,” allowing each user to create, buy and sell various irreplaceable digital works to realize the value of works.

New Business Services

A.     Providing consulting services such as artwork valuation/appreciation potential

TKAT taps into the needs of users to provide comprehensive consulting services such as labor cost, artist influence, artistic value of works, and channels for obtaining works, which not only serves customers but also creates value for the company.

B.      NFT trading service

TKAT has built a fully functional NFT trading platform, which was launched in May 2022. The platform carries the categories of digital works including artwork, music videos, collectibles, game props, sports, metaverse, virtual world, social tokens, and meet the needs of various users as much as possible. Users are able to complete the whole business process including user registration, certification, work uploading, work casting, and work trading through the platform. The platform was launched and placed in service in May 2022. In the transaction process, it not only meets the needs of customers for uploading and purchasing digital works, but the company also extracts a portion of the handling fee (including token minting, first sale, and second sale) to create value.

C.     Advertising service

Once the TKAT platform has accumulated a larger user base, it can provide advertising and publicity services for users or the company itself. The business model is not limited to categories and industries, such as investment promotion, work promotion, and industry promotion.

New Strategic Direction

TKAT is committed to creating a digital original ecological platform that integrates games, artworks, domain names, insurance, collectibles, virtual assets, real assets, identity and other fields, and changes the market status of traditional industries through its own efforts. Strategic goals include basic platform building, targeted population entry, providing services (consulting services, transaction services, advertising services), optimizing the platform and expanding the scope of services.

Competitor analysis

Opensea is an NFT market exchange. It has more than 20,000 users. Compared with projects in the popular decentralized finance (“DeFi”) field, it is second only to Uniswap, kyber and Compound, and higher than maker, 0x, etc. As a trading platform with a relatively high status in the NFT field, OpenSea has a complete range of collections, equivalent to Taobao in the NFT world. At present, the trading market of OpenSea has nearly 40,000 users, and the monthly transaction volume exceeds 5 million US dollars. Coinbase’s new NFT platform hits 1.4 million signups. The Coinbase platform has an active population of 50,000 users. The service rates for each service are as follows: 1. Rarible’s minting fees are borne by the creators themselves, and the royalties are also set by the creators themselves, with default amounts of 10%, 20% and 30%. 2. VIV3’s NFT minting costs and profits come from the 12.5% service fee it collects on the first and second sales. 3. OpenSea does not need gas fee to mint NFT. 4. Rarible charges a 2.5% service fee on the first sale. On the SuperRare platform, a 15% commission is charged on the first sale and a 3% fee (paid by the buyer) is charged on the second sale.

Competitive Advantages

The advantages of Takung in the NFT transaction and blockchain market are as follows:

Innate industry advantages

In recent years, digital artworks of NFT technology based on blockchain technology are becoming popular assets. The NFT online platform the Company built can effectively solve the current situation such as unclear ownership of property, difficulty in distinguishing authenticity and low efficiency of artwork circulation. Converting the business development from offline to online operation, so that the value of digital works can be freely circulated online.

Advantages of the core management team

The core team members of Takung have experience in blockchain technology development and NFT trading platform operation, which can ensure a smoother development and business operation in the later stage.

Takung’s platform advantages

The currently developed and launched NFT online trading platform supports multi-category product uploads, including Digital art, Digital oil painting, Produced by Gallery, Personal products, Artist signature, Oil on canvas, Print, Paper ink, Device, Comprehensive media, Derivative, and it will be continuously enriched and improved according to customer interests. The NFT trading platform has stable performance, high security and is easy to maintain. At the front end of the system, the Company will continuously improve the operability and user experience of the system focusing on improving the user experience.

Technical advantages

Takung’s digital works exchange platform that has been launched is built by a professional technical team. Each technician has rich industry experience, can work under a short development cycle or high pressure, and has a number of relevant industry benchmarking projects experience. The capability of the technical team ensures the strong technical support in later system optimization and iterative updates.

Marketing advantages

The Company has a professional marketing team. After the platform goes online, it can be promoted online and offline simultaneously, so as to quickly increase the popularity of the platform, and use professional marketing solutions to attract more creators and purchasers to join in the platform.

We expect that we will generate revenue from the offering and trading of NFT on the Company’s system, primarily consisting of membership fee, trading commissions, and advertising fees.

THREE MONTHS ENDED JUNE 30, 2022 COMPARED TO THREE MONTHS ENDED JUNE 30, 2021

The following tables set forth our interim condensed consolidated statements of income data with a percentage:

	Three Months Ended June 30,
	2022	% of Revenue	2021	% of Revenue
	(Unaudited)		(Unaudited)
Revenue – Continuing operations	$694,175	100	$—	—
Revenue – Discontinued operations	—	—	1,143,495	100
Cost of revenue – Continuing operations	(150,930)	(22)	—	—
Cost of revenue – Discontinued operations	—	—	(452,465)	(40)
Selling expenses – Continuing operations	—	—	—	—
Selling expenses – Discontinued operations	—	—	(131,558)	(12)
General and administrative expenses – Continuing operations	(7,578,425)	(1092)	(7,182,662)	—
General and administrative expenses – Discontinued operations	(73,419)	—	(769,652)	67
Total costs and expenses – Continuing opertions	(7,729,355)	(1113)	(7,182,662)	—
Total costs and expenses – Discontinuing opertions	(73,419)	—	(1,353,675)	(118)
Loss from continuing operations	(7,035,180)	(1013)	(7,182,662)	—
Other (expenses)income – Continuing opertions	(177)	(0)	161,762	—
Other (expenses)income – Discontinuing opertions	2	—	16,615	1
Loss before income taxes – Continuing operations	(7,035,357)	(1,013)	(7,020,900)	—
Income tax expense	48,996	7	0	—
Net loss from Continuing operation	$(7,084,353)	(1,021)	$(7,020,900)	—
Loss before income tax – Discontinued operatons	(73,417)	—	(193,565)	(17)
Income tax expenses – Discontinued operations
Tax expense	—	—	24,334	2
Deferred tax benefit	—	—	(35,700)	(3)
Net loss from Discontinued operations	(73,417)	—	(204,931)	(18)
Net loss	(7,157,770)	(1,031)	(7,225,831)	(632)

Revenue

For the three months ended June 30, 2022 and 2021, our operations generated revenues in an amount of $694,175 and $1,143,495, respectively.

The following table sets forth our interim condensed consolidated revenue by revenue source:

	Three Months Ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Listing fee – Continuing operations	$—	$—
Listing fee – Discontinued operations	—	283,302
Commission – Continuing operations	694,175	—
Commission – Discontinued operations	—	648,310
Management fee – Continuing operations	—	—
Management fee – Discontinued operations	—	211,883
Total Revenue – Continuing operations	$694,175	$—
Total Revenue – Discontinued operations	—	1,143,495

(i)     Listing fee revenue

Listing fee revenue is calculated based on a percentage of the listing value and transaction value of artworks.

Listing value is the total offering price of an artwork when the ownership units are initially listed on our trading platform. We utilize an appraised value as a basis to determine the appropriate listing value for each artwork, or portfolio of artworks. For the three months ended June 30, 2021 and 2022, listing fee was $283,302 and $nil from discontinued and continued operations respectively.

(ii)    Commission fee revenue

For non-VIP Traders, the commission revenue was calculated based on a percentage of transaction value of artworks, which we charge trading commissions for the purchase and sale of the ownership shares of the artworks. The commission is typically 5% of the total amount of each transaction. The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork units when a transaction is completed.

Commission revenue for the three months ended June 30, 2021 and 2022 was $648,310 and $694,175 from discontinued and continued operations respectively.

(iii)   Management fee revenue

Our legacy online trading platform from discontinued operations charges Traders a management fee to cover the costs of insurance, storage, and transportation for an artwork and trading management of artwork units. The management fee is recognized when the artwork is sold and is deducted from proceeds from the sale of artwork ownership shares when there is a purchase and sale transaction.

Our operations did not generate management fee revenue from our legacy trading platform for the three months ended June 30, 2022 and had $211,883 for the three months ended June,30, 2021.

Revenue by customer type

The following table presents our revenue by customer type:

	Three months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Artwork owners	$—	$283,302
Non – VIP Traders	694,175	645,954
Selected Traders	—	214,239
Total	$694,175	$1,143,495

Cost of Revenue

	Three months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Commissions paid to service agents	$—	$351,352
Depreciation	—	45,482
Internet service charge	150,930	26,808
Artwork insurance	—	12,731
Artwork storage	—	16,092
Total	$150,930	$452,465

Cost of revenue of our continued and discontinued operations for the three months ended June 30, 2022 and 2021 were $150,930 and $452,465, respectively. The cost of revenue for the three months ended June 30, 2022 was incurred related to the revenue generated by our NFT online trading system.

Gross Profit

Gross profit for our operations was $543,245 and $691,030 for three months ended June 30, 2022 and 2021, respectively.

Operating Expenses

General and administrative expenses for the three months ended June 30, 2022 were $7,651,844 compared to $7,952,314 for the three months ended June 30, 2021.

The following table sets forth the main components of the Company’s general and administrative expenses for the three months ended June 30, 2022 and June 30, 2021.

	Three months ended June 30,
	2022	% of Total	2021	% of Total
	(Unaudited)		(Unaudited)
Salary and welfare	$767,214	10.0	$234,071	2.9
Office, insurance and rental expenses	34,682	0.5	172,986	2.2
Legal and professional fees	339,836	4.4	239,685	3.0
Non-deductible input VAT expense	—	—	48,739	0.6
Travel and accommodation fees	—	—	24,639	0.3
Consultancy fee	170,892	2.2	315,214	4.0
Depreciation	115	0.0	25,547	0.3
Share based compensation expense	—	—	6,864,150	86.3
Impairment loss	6,265,686	81.9	—	—
Others	73,419	1.0	27,283	0.4
Total general and administrative expense	$7,651,844	100.0	$7,952,314	100.0
Deduct:General and administrative expense – Discontinued operations	(73,419)	1.0	(769,652)	9.7
General and administrative expense – Discontinuing operations	7,578,425	99.0	7,182,662	90.3

Other (expenses) income

Other expenses for the operations for the three months ended June 30, 2022 and 2021 were $(175) and $178,377, respectively.

Loss before income taxes

Our continuing operations incurred loss before income taxes $7,084,353 and $7,020,900 for the three months ended June 30, 2022 and 2021, respectively.

Our discontinued operations incurred loss before income taxes, $73,417 and $(204,931) for the three months ended June 30, 2022 and 2021, respectively.

Income tax expense

For the three months ended June 30, 2022 and 2021, our continuing operations incurred income tax expense as $48,996 and $nil, respectively.

The income tax expense from the discontinued operations for the three months ended June 31, 2022 and 2021 were $nil and $(11,366).

Net Loss

As a result of our operations aforementioned, our net losses after income taxes for continuing operations for the three months ended June 30, 2022 and 2021 were $7,084,353 and $7,020,900, respectively. Our discontinued operations generated net loss after income tax $73,417 and $204,931 for the three months ended June 30, 2022 and 2021, respectively.

Foreign currency translation gain (loss)

We had a foreign currency translation gain (loss) for the three months ended June 30, 2022 and 2021 of $180,638 and $3,933, respectively.

Comprehensive loss

As a result of the above, we posted a comprehensive loss of $6,977,132 and $7,221,898 for the three months ended June 30, 2022 and 2021, respectively.

SIX MONTHS ENDED JUNE 30, 2022 COMPARED TO SIX MONTHS ENDED JUNE 30, 2021

The following tables set forth our condensed consolidated statements of income data:

	Six Months Ended June 30,
	2022	% of Revenue	2021	% of Revenue

	(Unaudited)		(Unaudited)
Revenue – Continuing operations	694,175	100	—	—
Revenue – Discontinued operations	—	—	1,922,603	100
Cost of revenue – Continuing operations	(150,930)	(22)	—	—
Cost of revenue – Discontinued operations			(704,702)	(37)
Selling expenses – Continuing operations	—	—	—	—
Selling expenses – Discontinued operations	—	—	(236,469)	(12)
General and administrative expenses – Continuing operations	(8,189,900)	(1,180)	(7,542,652)	—
General and administrative expenses – Discontinued operations	(253,017)	—	(1,422,820)	(74)
Total costs and expenses – Continuing operations	(8,340,830)	(1,202)	(7,542,652)	—
Total costs and expenses – Discontinued operations	(253,017)	—	(2,363,991)	(123)
Loss from continuing operations	(7,646,655)	(1,102)	(7,542,652)	—
Other (expenses) income – Continuing operations	(276)	—	161,710	—
Other (expenses) income – Discontinued operations	(165)	—	30,504	2
Loss before income taxes – Continuing operations	(7,646,931)	(1,102)	(7,380,942)	—
Income tax expenses – Continuing operations	48,996	7	—	—
Net loss from Continuing operations	$(7,695,927)	(1,109)	$(7,380,942)	—
Loss before income tax – Discontinued operatons	(253,182)	—	(410,884)	(21)
Income tax expenses – Discontinued operations
Tax expense	—	—	4,126	—
Deferred tax benefit	—	—	(10,719)	(1)
Net loss from Discontinued operations	(253,182)	—	(417,477)	(22)
Net loss	(7,949,109)	(1,145)	(7,798,419)	(406)

Revenue

The following table sets forth our condensed consolidated revenue by revenue source:

	Six months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Listing fee – Continuing operations	$—	$—
Listing fee – Discontinued operations		557,094
Commission – Continuing operations	694,175	—
Commission – Discontinued operations		1,006,396
Management fee – Continuing operations	—	—
Management fee – Discontinued operations	—	359,113
Revenue – Continuing operations	$694,175	$—
Revenue – Discontinued operations	—	1,922,603

(i)     Listing fee revenue

Listing fee revenue is calculated based on a percentage of the listing value and transaction value of artworks.

Listing value is the total offering price of an artwork when the ownership units are initially listed on our trading platform. We utilize an appraised value as a basis to determine the appropriate listing value for each artwork, or portfolio of artworks. For the six months ended June 30, 2021 and 2022, listing fee was $557,094 and $nil from discontinued and continued operations respectively.

(ii)    Commission fee revenue

For non-VIP Traders, the commission revenue was calculated based on a percentage of transaction value of artworks, which we charge trading commissions for the purchase and sale of the ownership shares of the artworks. The commission is typically 5% of the total amount of each transaction. The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork units when a transaction is completed.

Commission revenue for the six months ended June 30, 2021 and 2022 was $1,006,396 and $694,175 from discontinued and continued operations respectively.

(iii)   Management fee revenue

Our legacy online trading platform charges Traders a management fee to cover the costs of insurance, storage, and transportation for an artwork and trading management of artwork units. The management fee is recognized when the artwork is sold and is deducted from proceeds from the sale of artwork ownership shares when there is a purchase and sale transaction.

Our operations did not generate management fee revenue from our legacy trading platform for the six months ended June 30, 2022, but generate $359,113 management fee revenue for the six months ended June 30, 2021.

Revenue by customer type

The following table presents our revenue by customer type:

	Six months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Artwork owners	$—	$557,094
Non – VIP traders	694,175	958,593
Selected traders	—	406,916
Total	$694,175	$1,922,603

Cost of Revenue

	Six months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Commissions paid to service agents	$—	$486,526
Depreciation	—	114,544
Internet service charge	150,930	45,977
Artwork insurance	—	25,475
Artwork storage	—	32,180
Total	$150,930	$704,702

Cost of revenue for the six months ended June 30, 2022 and June 30, 2021 was $150,930 and $704,702, respectively. The decline in cost of revenue for the six months ended June 30, 2022 compared to June 30, 2021 was mainly due to the continuing operations from the new NFT business is on the start stage and legacy business is treated as discontinued operations.

Gross Profit

Gross profit was $543,245 or 78.3% of the total revenue for the six months ended June 30, 2022, compared to $1,217,901 or 63.3% of the total revenue for the six months ended June 30, 2021. Gross profit amount was reduced by $674,656 while the gross profit margin was increased by 15%.

Overall total revenue for the six months ended June 30, 2022 dropped by $1,228,428 or 63.9% compared to the same period in 2021, due to new NFT business is in the initial stage.

Operating Expenses

General and administrative expenses for the six months ended June 30, 2022 were $8,442,917, compared to $8,965,472, for the six months ended June 30, 2021.

The following table sets forth the main components of the Company’s general and administrative expenses for the six months ended June 30, 2022 and June 30, 2021.

	Six months ended June 30,
	2022	% of Total	2021	% of Total
	(Unaudited)		(Unaudited)
Salary and welfare	$857,266	10.2	$460,313	5.1
Legal and professional fees	644,869	7.6	500,663	5.6
Office, insurance and rental expenses	123,888	1.5	299,244	3.3
Consultancy fee	297,726	3.5	550,145	6.1
Non-deductible input VAT expense	—	—	84,881	0.9
Depreciation	465	—	53,098	0.6
Traveling and accommodation fees	—	—	33,206	0.4
Share Based Compensation Expense	—	—	6,867,867	76.6
Impairment loss	6,265,686	74.2	—	—
Others	253,017	3.0	116,055	1.4
Total general and administrative expense	$8,442,917	100.0	$8,965,472	100.0
Deduct: General and administrative expense – Discontinued operations	(253,017)	3.0	(1,422,820)	15.9
General and administrative expense – Continuing operations	8,189,900	97.0	7,542,652	84.1

Other income (expenses)

During the six months ended June 30, 2022, the Company incurred other income in an amount of $(441) whilst it incurred other income in an amount of $192,214 for the six months ended June 30, 2021. The Company incurred exchange gain, of $201,697 in the six months ended June 30, 2022 whereas it incurred exchange loss of $33,830 in the same period in 2021. The exchange gain or loss was attributable to the fluctuations of the Renminbi against the US dollar.

Income tax expense

The Company’s effective tax rate varies due to the multiple jurisdictions in which it books its pretax income or losses. The Company was subject to a U.S. income tax rate of 21%, Hong Kong profits tax rate of 8.25% for the first HK$ 2 million (approximately $257,676) assessable profits and at 16.5% for assessable profits above HK$ 2 million (approximately $257,676) and PRC enterprise income tax rate of 25%.

The effective tax rates for the six months ended June 30, 2021 and 2020 were (0.1)% and (10.9)%, respectively.

The income tax expense were $48,996 and $6,593 for the six months ended June 30, 2022 and 2021, respectively.

Net loss

We recorded a net loss for the six months ended June 30, 2022 of $7,949,109 compared to net loss of $7,798,419 for the six months ended June 30, 2021.

The increase in the net loss by $150,690 during this current period compared to the same period ended June 30, 2021 as discussed above.

Liquidity and Capital Resources

The following tables set forth our consolidated statements of cash flow:

	Six months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
Net cash provided by operating activities – continuing operations	$5,196,432	$8,844,238
Net cash provided by operating activities – discontinued operations	185,654	987,134
	5,382,086	9,831,372

Net cash provided by investing activities – continuing operations	(505)	145,824
Net cash provided by investing activities – discontinued operations	(1,151)	243,143
	(1,656)	388,967
Proceeds from a short-term borrowing from a third party	300,000
Net cash provided by financing activities – continuing operations	30,000,007	—
Net cash provided by financing activities – discontinued operations	—	180,485
	30,300,007	180,485

Effect of exchange rate change on cash and cash equivalents, and restricted cash from continuing operations	184,573	19,976
Effect of exchange rate change on cash and cash equivalents, and restricted cash from discontinued operations	(400,243)	33,293
	(215,670)	53,269

Net increase in cash and cash equivalents – continuing operations	35,680,507	9,010,038
Net increase in cash and cash equivalents and restricted cash – discontinued operations	(215,740)	1,444,055
	35,464,767	10,454,093
Cash, cash equivalents and restricted cash, beginning balance – continuing operations	1,503,153	31,188
Cash and cash equivalents and restricted cash, beginning balance – discontinued operations	338,542	13,811,557
	1,841,695	13,842,745
Cash and cash equivalents and restricted cash, ending balance – continuing operations	$37,183,660	$9,041,226
Cash and cash equivalents and restricted cash, ending balance – discontinued operations	122,802	15,255,612
	37,306,462	24,296,838

Sources of Liquidity

The cash and cash equivalent and the restricted cash balances from the continuing operations as of June 30, 2022 and 2021 were $37,183,660 and $9,041,226 respectively.

The cash and cash equivalent balance from the discontinued operations as of June 30, 2022 was $122,802, which is $963,482 denominated in HK$ in Hong Kong financial institutions.

For the six months ended June 30, 2022, net cash provided by operating activities from continuing operation was $5,196,432. While there was $505 cash outflow from investing activities from our continuing operations during the six months ended June 30, 2022, our continuing operations incur net cash provided by financing activities, $30,000,007, as TKAT obtained a PIPE financing from investors.

For the six months ended June 30, 2022, net cash provided by in operating activities by our discontinued operations was $185,654, which was a result of net loss from discontinued operations,. Net cash used in investing activities by our discontinued operations was $nil. Our discontinued operations did not incur cash inflow or outflow from financing activities.

As of June 30, 2022, the total current liabilities from the continuing operations were $6,701,507, which included accrued expense and account payables amounting to $2,007,062 and advance from customers amounting to 4,645,449. Total current liabilities from our discontinued operations amount to $8,939,854.

As of June 30, 2022, the continuing operations of the Company had cash, restricted cash and cash equivalents of $37,183,600, a working capital in an amount of $30,654,935 and the total assets of $40,393,888. The Company’s discontinued operations has total assets of $276,752.

As of June 30, 2022, the Company’s continuing operation had cash and cash equivalents of $37,183,660. The Company’s discontinued operations, which primarily related to Hong Kong Takung, had cash and cash equivalents of $122,802.

In order to continue to maintain the liquidity requirements, the Company introduced NFT business in the fourth quarter of 2021 to developed service fee on NFT projects and has generated commission revenue of $694,175 by the end of June 30, 2022. The Company also seeks to negotiate and extend financing arrangements with the related party and the third party.

The Company is aware of events or uncertainties which may affect its future liquidity because of capital controls in the PRC. The RMB is only currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entities. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our shares of common stock. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our PRC subsidiaries.

Applicable PRC law permits payment of dividends to us by our operating subsidiaries in China only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating subsidiaries in China are also required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the subsidiary’s registered capital. These reserves are not distributable as cash dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. In contrast, there is no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, our Hong Kong operating subsidiary is able to transfer cash without any limitation to the U.S. under normal circumstances.

If our operating subsidiaries were to incur additional debt on their own behalf in the future, the instruments governing the debt may restrict the ability of our operating subsidiaries to transfer cash to our U.S. investors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We may sell our common stock in order to fund our business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Critical Accounting Policies

We regularly evaluate the accounting policies and estimates that we use to make budgetary and financial statement assumptions. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. The discussion of our critical accounting policies contained in Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Recent Accounting Pronouncements

The discussion of the recent accounting pronouncements contained in Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Item 3.       Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

Item 4.       Controls and Procedures.

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

We conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), under the supervision of and with the participation of our management, which presently comprises our Chief Executive Officer, Mr. Kwok Leung Paul Li, Co-Chief Executive Officer, Mr. Kuangtao Wang and our Chief Financial Officer, Mr. Jianguang Qian. Based upon that evaluation, the Company’s Chief Executive Officer, Co-Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures as of June 30, 2022 were effective to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer, Co-Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Controls over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our fiscal quarter ended June 30, 2022 that materially affected, or are reasonably likely to materially affect our internal control over financial reporting.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

TAKUNG ART CO., LTD AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars except Number of Shares)

	September 30, 2022	December 31, 2021

	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$62,764,182	$1,503,153
Restricted cash	3,239,525	—
Account receivables, net	—	120,000
Prepayment and other current assets, net	5,557	169,908
Current assets – discontinued operations	1,323,575	373,479
Total current assets	67,332,839	2,166,540

Non-current assets
Property and equipment, net	—	6,883
Intangible assets	140	140
Non-marketable investment, net	3,030,928	9,296,614
Non-current assets – discontinued operations	105,206	183,559
Total non-current assets	3,136,274	9,487,196
Total assets	$70,469,113	$11,653,736

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	$2,432,361	$143,429
Current liabilities – discontinued operations	8,904,974	8,733,624
Advance from customers	3,239,525	—
Tax payables	239,758	—
Total current liabilities	14,816,618	8,877,053

Non-current liabilities
Operating lease liabilities, non-current	—	—
Total non-current liabilities	—	—
Total liabilities	14,816,618	8,877,053

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 34,991,886 shares issued and outstanding as of September 30, 2022; 14,372,353 shares issued and outstanding as of December 31, 2021)	34,992	14,372
Additional paid-in capital	92,526,972	32,547,585
Accumulated deficit	(36,548,912)	(29,444,185)
Accumulated other comprehensive loss	(360,557)	(341,089)
Total shareholders’ equity	55,652,495	2,776,683
Total liabilities and shareholders’ equity	$70,469,113	$11,653,736

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(Stated in U.S. Dollars except Number of Shares)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Listing fee – Continuing operations	$—	$—	$—	$—
Listing fee – Discontinued operations	—	320,173	—	877,267
Commission – Continuing operations	1,634,960	—	2,329,135	—
Commission – Discontinued operations	—	1,083,976	—	2,090,372
Management fee – Continuing operations	—	—	—	—
Management fee – Discontinued operations	—	1,124,528	—	1,483,641
Consultancy fee – Continuing operations			—	—
Consultancy fee – Discontinued operations		80,000		80,000
Revenue – Continuing operations	1,634,960	—	2,329,135	—
Revenue – Discontinued operations	—	2,608,677	—	4,531,280

Cost of revenue – continuing operations	(216,930)	—	(367,860)	—
Cost of revenue – discontinued operations	—	(719,826)	—	(1,424,528)

Gross profit – continuing operations	1,418,030	—	1,961,275	—
Gross profit – discontinued operations	—	1,888,851	—	3,106,752

Operating expenses:
General and administrative expenses – Continuing operations	(330,535)	(910,817)	(8,142,254)	(8,453,469)
General and administrative expenses – Discontinued operations	(60,729)	(2,906,818)	(691,927)	(4,329,638)
Selling expenses – Continuing operations	—	—	—	—
Selling expenses – Discontinued operations	—	(48,511)	—	(284,980)
Total operating expenses – Continuing operations	(330,535)	(910,817)	(8,142,254)	(8,453,469)
Total operating expenses – Discontinued operations	(60,729)	(2,955,329)	(691,927)	(4,614,618)

Profit/(Loss) from continuing operations	1,087,495	(910,817)	(6,180,979)	(8,453,469)

Other income and expenses:
Other(expenses) income – Continuing operations	(175)	57,635	(451)	219,345
Other(expenses) income – Discontinued operations	8,552	10,872	8,387	41,376

TAKUNG ART CO., LTD AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS — (Continued)

(Stated in U.S. Dollars except Number of Shares)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Profit/(Loss) before income taxes – Continuing operations	1,087,320	(853,182)	(6,181,430)	(8,234,124)

Income tax expenses – Continuing operations	(190,762)	—	(239,758)	—

Net Profit/(loss) from continuing operations	896,558	(853,182)	(6,421,188)	(8,234,124)

Loss before income tax – Discontinued operations
Loss from discontinued operations	(52,177)	(1,055,606)	(683,540)	(1,466,490)
Income tax expenses – Discontinued operations
Tax expense	—	(83,892)	—	(90,485)
Deferred tax benefit	—		—	—

Net Loss from discontinued operations	(52,177)	(1,139,498)	(683,540)	(1,556,975)

Net profit/(loss)	$844,381	$(1,992,680)	$(7,104,728)	$(9,791,099)

Foreign currency translation adjustment	(221,165)	(34,280)	(19,467)	(68,110)

Comprehensive income/(loss)	$623,216	$(2,026,960)	$(7,124,195)	$(9,859,209)

Profit/(Loss) from continuing operations per common share – basic	$0.03	$(0.07)	$(0.30)	$(0.69)
Profit/(Loss) from continuing operations per common share – Diluted	$0.01	$(0.07)	$(0.15)	$(0.69)
Loss from discontinued operations per common share – basic	$(0.00)	$(0.09)	$(0.03)	$(0.13)
Loss from discontinued operations per common share – Diluted	$(0.00)	$(0.09)	$(0.02)	$(0.13)
Weighted average number of common shares outstanding – basic	26,529,422	12,689,317	21,357,138	11,897,019
Weighted average number of common shares outstanding – diluted	61,082,469	12,689,317	41,665,082	11,897,019

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Stated in U.S. Dollars except Number of Shares)

(UNAUDITED)

	Number of shares	Common Stock	Additional Paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance, December 31, 2021	14,372,353	$14,372	$32,547,585	$(29,444,185)	$(341,089)	$2,776,683
Net loss from continuing operations	—	—	—	(611,574)	—	(611,574)
Net loss from discontinued operations	—	—	—	(179,765)	—	(179,765)
Foreign currency translation adjustment	—	—	—	—	21,059	21,059
Balance, March 31, 2022	14,372,353	14,372	32,547,585	(30,235,524)	(320,030)	2,006,403

Issuance of ordinary shares for restricted stock award	10,238,910	10,239	29,989,768	—	—	30,000,007
Net loss from continuing operations	—	—	—	(6,706,172)	—	(6,706,172)
Net loss from discontinued operations	—	—	—	(451,598)	—	(451,598)
Foreign currency translation adjustment	—	—	—	—	180,638	180,638
Balance, June 30, 2022	24,611,263	$24,611	$62,537,353	$(37,393,294)	$(139,392)	$25,029,278

Private placement	10,380,623	10,381	29,989,619	—	—	30,000,000
Net loss from continuing operations	—	—	—	896,558	—	896,558
Net loss from discontinued operations	—	—	—	(52,177)	—	(52,177)
Foreign currency translation adjustment	—	—	—	—	(221,164)	(221,164)
Balance, September 30, 2022	34,991,886	34,992	92,526,972	(36,548,913)	(360,556)	55,652,495
	Number of shares	Common Stock	Additional Paid-in Capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive loss	Total
Balance, December 31, 2020	11,271,379	$11,271	$6,358,115	$(226,311)	$(328,030)	$5,815,045
Shared – based compensation	—	—	3,717	—	—	3,717
Net loss from continuing operations	—	—	—	(360,042)	—	(360,042)
Net loss from discontinued operations				(212,546)		(212,546)
Foreign currency translation adjustment	—	—	—	—	(37,763)	(37,763)
Balance, March 31, 2021	11,271,379	11,271	6,361,832	(798,899)	(365,793)	5,208,411

Issuance of ordinary shares for restricted stock award	335,000	335	6,863,814	—	—	6,864,149
Exercised of stock options	61,065	61	180,424	—	—	180,485
Net loss from continuing operations	—	—	—	(7,020,900)	—	(7,020,900)
Net loss from discontinued operations	—	—	—	(204,931)	—	(204,931)
Foreign currency translation adjustment	—	—	—	—	3,933	3,933
Balance, June 30, 2021	11,667,444	$11,667	$13,406,070	$(8,024,730)	$(361,860)	$5,031,147

Issuance of ordinary shares for restricted stock award	160,000	1,600	1,897,440	—	—	1,899,040
Exercised of stock options	571,429	571	4,999,429	—	—	5,000,000
Shared – based compensation	1,558,480	1,559	10,128,561	—	—	10,130,120
Net loss from continuing operations	—	—	—	(853,182)	—	(853,182)
Net loss from discontinued operations	—	—	—	(1,139,498)	—	(1,139,498)
Foreign currency translation adjustment	—	—	—	—	(34,280)	(34,280)
Balance, September 30, 2021	13,957,353	15,397	30,431,500	(10,017,410)	(396,140)	20,033,347

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in U.S. Dollars)

(UNAUDITED)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities:
Net loss from continuing operations	$(6,421,188)	$(8,234,124)
Net loss from discontinued operations	(683,540)	(1,556,975)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	—	225,389
Impairment loss	6,265,686	—
Share – based compensation	—	8,761,415
Changes in operating assets and liabilities(decrease)increase in:
Accounts receivable, net	—	(79,372)
Prepayment and other current assets	—	124,869
Accrued expenses and other payables	1,132,411	345,707
Advance from customer	3,239,525	4,483
Net cash provided by operating activities – continuing operations	$4,216,434	$1,148,367
Net cash provided by operating activities – discontinued operations	814,295	42,322,860
Net cash provided by operating activities	5,030,729	43,471,227

Cash flows from investing activities:
Net cash used in investing activities – continuing operations	—	(500,000)
Net cash used in investing activities – discontinued operations	85,236	388,229
Net cash used in investing activities	85,236	(111,771)

Cash flows from financing activities:
Proceeds from a short-term borrowing from a third party	300,000	—
Net cash provided by financing activities – continuing operations	60,000,007	—
Net cash provided by financing activities – discontinued operations	—	5,180,485
Net cash provided by financing activities	60,300,007	5,180,485

Effect of exchange rate change on cash, cash equivalents and restricted cash from continuing operations	(15,888)	—
Effect of exchange rate change on cash, cash equivalents and restricted cash from discontinued operations	(3,579)	(281,110)

Net change in cash and cash equivalents, and restricted cash from continuing operations	64,500,553	648,367
Net change in cash and cash equivalents, and restricted cash from discontinued operations	895,952	47,610,464
Cash and cash equivalents, and restricted cash beginning balance from continuing operations	1,503,153	31,188
Cash and cash equivalents, and restricted cash beginning balance from discontinued operations	338,542	13,811,557
Cash and cash equivalents, and restricted cash beginning balance	1,841,695	13,842,745

Cash and cash equivalents, and restricted cash ending balance from continuing operations	$66,003,706	$679,555
Cash and cash equivalents and restricted cash ending balance from discontinued operations	1,234,494	61,422,021
Cash and cash equivalents and restricted cash ending balance	$67,238,201	$62,101,576

TAKUNG ART CO., LTD AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(Stated in U.S. Dollars)

(UNAUDITED)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents – continuing operations	$62,764,182	$679,555
Restricted cash – continuing operations	3,239,525	—
Total cash, cash equivalents and restricted cash – continuing operations	$66,003,707	$679,555
Cash and cash equivalents – discontinued operations	$1,234,494	$8,180,310
Restricted cash – discontinued operations	—	53,241,711
Total cash, cash equivalents and restricted cash – discontinued operations	$1,234,494	$61,422,021

Supplemental cash flows information:
Cash paid for interest – continuing operations	$—	$—
Cash paid for interest – discontinued operations	$—	$86,823
Cash paid for income taxes – continuing operations	$—	$—
Cash paid for income taxes – discontinued operations	$—	$112,429

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Takung Art Co., Ltd and Subsidiaries (“Takung”, “Company”), a Delaware corporation (formerly Cardigant Medical Inc.) through Hong Kong Takung Art Company Limited (“Hong Kong Takung”), a Hong Kong company and its wholly owned subsidiary, operates an electronic online platform located at www.takungae.com for artists, art dealers and art investors to offer and trade in valuable artwork.

Hong Kong Takung was incorporated in Hong Kong on September 17, 2012 and operates an electronic online platform for offering and trading artwork. The Company generates revenue from its services in connection with the offering and trading of artwork on its system, primarily consisting of listing fees, trading commissions, and management fees. The Company conducts business primarily in Hong Kong, People’s Republic of China.

Takung (Shanghai) Co., Ltd (“Shanghai Takung”) is a limited liability company, with a registered capital of $1 million, located in the Shanghai Pilot Free Trade Zone. Shanghai Takung was incorporated on July 28, 2015. It is engaged in providing services to its parent company Hong Kong Takung by receiving deposits from and making payments to online artwork traders of Takung for and on behalf of Takung. Shanghai Takung was deregistered on May 8, 2020 and the Company merged the operations of Shanghai Takung with Takung Cultural Development (Tianjin) Co., Ltd.

Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”) provides technology development services to Hong Kong Takung and also carries out marketing and promotion activities in mainland China. It is engaged in providing services to its parent company Hong Kong Takung by receiving deposits from and making payments to online artwork traders of Takung for and on behalf of Takung when Shanghai Takung was deregistered. On November 8, 2021, the Management became aware of the suspension of the operation of Tianjin Takung by the local authority.

Hong Kong Takung Art Holdings Company Limited (“Takung Art Holdings”) was formed in Hong Kong on July 20, 2018 and operates as a holding company to control an online platform for offering, selling and trading whole piece of artwork. Takung Art Holdings was deregistered on April 29, 2020 due to deregistration of its wholly-owned subsidiary, Art Era Internet Technology (Tianjin) Co., Ltd., on June 18, 2019.

Hong Kong MQ Group Limited (“Hong Kong MQ”) was formed in Hong Kong on November 27, 2018, and is engaged in blockchain and non-fungible tokens (“NFT”) businesses, including consultancy service for NFT launch projects, developing its own NFT marketplace to facilitate users to buy and sell NFTs, as well as development of block chain-based online games. On June 19, 2019, as a result of a private transaction, one (1) share of common stock of Hong Kong MQ was transferred from Ms. Hiu Ngai Ma to the Company. The net asset of Hong Kong MQ was $nil as of the acquisition date. The consideration paid for the ownership transfer, which represent 100% of the issued and outstanding share capital of Hong Kong MQ, was $0.13 (HK$1). Hong Kong MQ became a direct wholly-owned subsidiary of the Company.

MQ (Tianjin) Enterprise Management Consulting Co., Ltd. (“Tianjin MQ”) was incorporated in Tianjin, PRC on July 9, 2019 and is a directly wholly owned subsidiary of Hong Kong MQ. It was established as a limited liability company with a registered capital of $100,000 located in the Pilot Free Trade Zone in Tianjin. Tianjin MQ focused on exploring business opportunities and promoting its artwork trading business. Tianjin MQ was deregistered on August 10, 2020 due to the Company streamlining its operation.

NFT Digital Technology Limited (“NFT Digital”) was incorporated in Albany, New York on December 13, 2021 and is a wholly-owned subsidiary of Takung. This entity primarily provides administrative and technical supports for the development of NFT projects.

NFT Exchange Limited (“NFT Exchange”) was incorporated in Wyoming on January 7, 2022 and is wholly owned by Takung. This entity facilitates the business and operation of the new NFT exchange market.

Metaverse Digital Payment Co., Limited (“Metaverse”) was formed in Hong Kong on January 27, 2022, and is wholly owned by NFT Exchange. This entity is engaged in digital payment service.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Cultural Objects Provenance Holdings Limited

Cultural Objects Provenance Holdings Limited is an investment holding company. Its wholly-owned subsidiary is headquartered in Hong Kong, with global outposts in China (Shenzhen), Europe (Germany), and USA (NY/LA). It is an artwork authentication platform powered by blockchain. According to company home page, the subsidiary is the official technology partner for NANZUKA Gallery in Tokyo, Japan. It authenticated some sought-after editions and limited edition works from some of the world’s most prolific artists, including Hajime Sorayama, Javier Calleja, Daniel Arsham, James Jarvis, and more.

On May 28, 2021, Takung entered into a Securities Purchase Agreement (the “SPA”) with Cultural Objects Provenance Holdings Limited (“Cultural Objects”), a British Virgin Islands company with a wholly-owned subsidiary in Hong Kong engaging in an operation of an artwork authentication platform powered by blockchain with global presence in China, Germany and the United States. Takung shall invest in Cultural Objects through paying certain purchase that consists of cash consideration, $500,000 and issuance of 282,000 shares of common stock of Takung in exchange for 54,100 shares of common stock of Cultural Objects and 290,000 unvested restricted shares of common stock of Takung to Cultural Objects in exchange for 32,460 unvested shares of common stock of Cultural Objects.

On August 21, 2021, Takung and Cultural Objects entered to an amendment to the SPA. The amendment provides that the original purchase price was amended to be $500,000 in cash and the issuance of 771,040 restricted shares of common stock of Takung to Cultural Objects in exchange for 54,100 shares of common stock of Cultural Objects, and, subject to the satisfaction of the conditions stipulated in the SPA, the issuance of 787,440 unvested restricted shares of common stock of Takung to Cultural Objects in exchange for 32,460 unvested shares of common stock of Cultural Objects. The cash consideration of $500,000 was paid to Cultural Objects by the end of August 2021. On September 9, 2021, an aggregate amount of 1,558,480 restricted shares of common stock of Takung issued to Cultural Objects in an exchange for an aggregate 86,560 shares of common stock of Cultural Objects. Together with the cash consideration paid $500,000 and the total value of the restricted shares issued to Cultural Objects, $10,130,120, the total value of the investment in Cultural Objects was $10,630,120. As of September 30, 2022 the initial cost of this investment was adjusted to $3,030,928 after a further impairment charge, $6,265,686 was recorded (see Note 5).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The interim condensed consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of estimates

The preparation of interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim condensed consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Basis of consolidation

The interim condensed consolidated financial statements include the financial statements of the Company, and its subsidiaries, NFT Exchange, NFT Digital, Metaverse Payment, Hong Kong Takung, Tianjin Takung and Hong Kong MQ. All intercompany transactions and balances have been eliminated on consolidation.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Discontinued operations

The Company has adopted ASC Topic 205 “Presentation of Financial Statements” Subtopic 20-45, in determining whether any of its business component(s) classified as held for sale, disposed of by sale or other than by sale is required to be reported in discontinued operations. In accordance with ASC Topic 205-20-45-1, a discontinued operation may include a component of an entity or a group of components of an entity, or a business or non-profit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component of an entity or group of components of an entity meets the criteria to be classified as held for sale; (2) the component of an entity or group of components of an entity is disposed of by sale; (3) the component of an entity or group of components of an entity is disposed of other than by sale (for example, by abandonment or in a distribution to owners in a spinoff).

For the component disposed of other than by sale in accordance with paragraph 360-10-45-15, the Company adopted ASC Topic 205-20-45-3 and reported the results of operations of the discontinued operations, less applicable income tax expenses or benefits as a separate component in in the statement where net income (loss) is reported for current and all prior periods presented.

Due to the suspension of the operation of Tianjin Takung by the local authority in the fourth quarter of 2021, Hong Kong Takung lost its control over Tianjin Takung. The Company plans to dispose Hong Kong Takung, and is actively seeking buyers for Hong Kong Takung and related operations in order to focus on its blockchain and NFT business operation. As of September 30, 2022 and December 31, 2021, the operation of Hong Kong Takung was classified as a discontinued operation and as of December 31, 2021, the operation Tianjin Takung was deconsolidated. For the nine months ended September 30, 2022, the operation of Hong Kong Takung was presented in discontinued operations.

HKMQ is a part of the legacy business, which shall be discontinued and transferred to NFT service.

Deconsolidation

Under the ASC Subtopic 810-10-40, “Consolidation-Overall-Derecognition”, a reporting entity will deconsolidate a subsidiary in the period when the loss of control over such subsidiary incurred as a result of one or more of the following events: (i) a parent sells all or part of its ownership interest in its subsidiary; (ii) the expiration of a contractual agreement that gave control of the subsidiary to the parent; (iii) the subsidiary issues shares which reduces the parent’s ownership interest in the subsidiary to an extent that the parent no longer has a controlling financial interest in such subsidiary; (iv) the subsidiary becomes subject to the control of a government, court, administrator, or regulator. Upon deconsolidation, the reporting entity would no longer include the subsidiary’s assets, liabilities and results of operations in its consolidated financial statements. Due to the suspension of the operation of Tianjin Takung by the local authority. The financial information of Tianjin Takung was deconsolidated as of December 31, 2021.

Fair value measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2022 and December 31, 2021.

Comprehensive loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income” and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the nine months ended September 30, 2022 and 2021, the Company’s comprehensive loss includes net loss and foreign currency translation adjustment.

Foreign currency translation and transaction

The functional currency of Metaverse Payment, Hong Kong Takung, Hong Kong MQ and Tianjin Takung are in Hong Kong Dollar (“HKD”); NFT Digital and NFT Exchange are in United States Dollar (“USD”)

The reporting currency of the Company is USD.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on re-translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities with functional currency of HKD are expressed in USD at the exchange rate on the balance sheet’s dates, which is 7.8510 and 7.7996 as of September 30, 2022 and December 31, 2021, respectively;

The resulting translation adjustments are reported under accumulated other comprehensive loss in the stockholders’ equity section of the balance sheets.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when initially purchased.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Restricted cash

Restricted cash represents the cash deposited by the NFT traders into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading of NFT in our online NFT platform. After the user’s registration is successful, the customer deposits must be transferred to the designated account of the platform through the bank account added by the user before the transaction starts, and a transfer application is submitted on the platform, which can enter the buyer’s platform account after financial review. Except for instructing the bank to deduct the commission, Takung has no right to use any funds in the broker’s account. Our restricted cash is denominated in USD. As of September 30, 2022, the ending balance of our restricted cash was $3,239,525.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. The Company makes estimates for the allowance for doubtful accounts based upon the assessment of various factors, including historical, experience, the age of the accounts receivable balances, credit quality of the customers, current economic conditions, and other factors that may affect customers’ ability to pay.

Prepayment and other current assets, net

Prepayment and other current assets mainly consist of the prepayment for income taxes, maintenance of online trading system, advertising and promotional services, insurances, financial advisory, professional services, rental deposits, as well as other current assets.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income or expense. Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred. Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service.

The Company developed systems and solutions for solely internal use. Certain costs incurred in connection with developing or obtaining internal use software are capitalized. Unamortized capitalized costs are included in computer trading and clearing system, within property and equipment, net in the Consolidated Balance Sheets. Capitalized software costs are amortized on a straight-line basis over the estimated useful lives of the software of 5 years. Amortization of these costs is included in depreciation and amortization expense in the Consolidated Statements of Operations.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful life
Furniture, fixtures and equipment	5 years
Leasehold improvements	Shorter of the remaining lease terms and the estimated 3 years
Computer trading and clearing system	5 years

Long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When these events occur, the Company assesses the recoverability of these long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the future undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment equal to the difference between the carrying amount and fair value of these assets.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

During 2021, we recorded $16.5million in asset impairments due to the deconsolidation of Tianjin Takung as a result of the loss of control in this entity. Please refer to Note 6 for details. In addition, we determined that the future undiscounted cash flow was less than the carrying cost of our non-marketable investment and recognized an impairment charge of $1,333,506 for twelve months ended December 31, 2021 and a further charge of $6,265,686 for nine months ended September 30, 2022 against our non-marketable investment. Please refer to Note 5 for details.

Intangible assets

Intangible assets represent the licensing cost for the trademark registration. For intangible assets with indefinite lives, the Company evaluates intangible assets for impairment at least annually and more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. For intangible assets with definite lives, they are amortized over estimated useful lives, and are reviewed annually for impairment. The Company has not recorded impairment of intangible assets as of September 30, 2022 and December 31, 2021.

Advance from customers

Advance from customers represent the cash deposited by the traders into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading ownership units of the NFT. The traders are required to have their funds transferred to the broker’s account before the trading take place.

Revenue Recognition

Under ASC 606, an entity recognizes revenue as the Company satisfies a performance obligation when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer.

The Company recognizes revenue when control of the promised services is transferred to the traders. Revenue is measured at the transaction price, which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised services to the traders.

Our discontinued operations generated revenue from its services in connection with the offering and trading of artworks on the Company’s legacy online trading system primarily consisted of listing fee, commission fee and management fee.

Listing fee

The Company recognizes the listing fee revenue at a point in time when the ownership units of the artwork are listed and available for trading on the Company’s system, at an amount of an agreed percentage of the total offering price. The amount is collected from the money raised from the issuance of such units.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commission

The Company generates commission fee from non-VIP traders and selected traders.

For non-VIP traders, the commission is calculated based on a percentage of transaction value of artworks when there is purchase and sale of the ownership shares of the artworks. The commission revenue is recognized at a point in time when each purchase and sale transaction is completed.

For selected traders, starting from April 1, 2016, the Company charged a predetermined monthly commission fee which allows the selected traders to conduct unlimited trades for specific artworks. The commission revenue is recognized on a monthly basis as the Company continuously satisfied its performance obligation.

Management fee

The Company provides custody and insurance service for artworks listed and traded on the Company’s platform. Management fee is calculated at a rate of $0.0013 (HK$0.01) per 100 artwork units per day. The management fee is recognized and is deducted from proceeds from the sale of artwork ownership shares when there is a purchase and sale transaction. A discount program is offered to waive the management fee during certain promotion periods. Such discounts are recognized as a reduction of the revenue.

Beginning in the fourth quarter 2021, we introduced consultancy service and setup NFT business through our subsidiaries, NFT Exchange and NFT Digital. In early May 2022, we launched a NFT trading platform at www.nftoeo.com. Through the new NFT platform, we introduced three main revenue categories: (i) Listing fee, (ii) Commission, and (iii) Management fee.

Cost of revenue

The Company’s cost of revenue primarily consists of expenses associated with the delivery of its service of our continued operations. These include expenses related to the operation of the data centers, such as facility and lease of the server equipment, development and maintenance of the platform system, as well as the cost of insurance, storage and transportation of the artworks. Cost of revenue also includes commission paid to service agent.

The Company has elected to apply the practical expedient in ASC 606-10 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The contract liabilities are the Company’s obligation to transfer services to traders for which the Company has received consideration from the traders. All contract liabilities are expected to be recognized as revenue within one month and are presented in Advance from Customers in the Interim Condensed Consolidated Balance Sheet.

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company determines if an arrangement is a lease at inception. The lease payments under the lease arrangements are fixed. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company generally uses the base, non-cancellable, lease term when determining the lease assets and liabilities.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

The Company accounts for an unrecognized tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the tax authorities. The Company considers and estimates interest and penalties related to the gross unrecognized tax benefits and includes as part of its income tax provision based on the applicable income tax regulations.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of the interim condensed consolidated statements of operations for the nine months ended September 30, 2022 and as of December 31, 2021.

Earnings (loss) per share

Basic net income (loss) per share (EPS) is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the year. Diluted income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding during the period adjusted to include the effect of potentially dilutive securities. Potentially dilutive securities are excluded from the computation of dilutive EPS in periods in which the effect would be antidilutive.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, account receivables. The carrying values of the financial instruments approximate their fair values due to their short-term maturities. The Company places its cash and cash equivalents and restricted cash with financial institutions with high-credit ratings and quality. Account receivables primarily comprise of amounts receivable from the trader customers. With respect to the prepayment to service suppliers, the Company performs on-going credit evaluations of the financial condition of these suppliers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service providers and other information.

Concentration of customers

There were no revenues from customers that individually represent greater than 10% of the total revenues during the nine months ended September 30, 2022 and 2021.

Concentration of customer deposits

As of September 30, 2022 and December 31, 2021, there were no traders that individually accounted for greater than 10% of the Company’s total customer deposits.

Accounting standards adopted on January 1, 2021

Income Taxes:    On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intraperiod allocation when there is gain in discontinued operations and a loss from continuing operations, 6) treatment of franchise taxes that are partially based on income. The Company adopted ASU2019-12 effective January 1, 2021.

Accounting pronouncements issued but not yet adopted

Financial Instruments — Credit Losses:    In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 2019, FASB issued ASU 2019-10, “Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023.The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements, particularly its recognition of allowances for accounts receivable.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

3. PREPAYMENT AND OTHER CURRENT ASSETS, NET

Prepayment and other current assets mainly consist of the prepaid tax, prepaid service fees, as well as staff advance.

	September 30, 2022	December 31, 2021
	(Unaudited)
Prepaid service fees	$—	$196,497
Deposit	5,557	5,557
Other current assets	—	2,791
Subtotal	5,557	204,845
Less: Prepayment and other current assets, net – discontinued operations	—	(34,937)
Prepayment and other current assets, net	$5,557	$169,908

No provision for doubtful accounts was recognized for the three and nine months ended September 30, 2022 and 2021, respectively.

4. ACCOUNT RECEIVABLES, NET

Account receivables consisted of the following:

	September 30, 2022	December 31, 2021
	(Unaudited)
Listing fee	$—	$154,771
Consultancy service	—	120,000
Less: allowance for doubtful accounts	—	(154,771)
Account receivables, net	$—	$120,000

No provision for doubtful accounts was recognized for the three and nine months ended September 30, 2022 and 2021, respectively.

5. INVESTMENTS

We adopted ASU 2016-01 on January 1, 2018. This guidance requires us to measure all equity investments that are not accounted for under the equity method or result in consolidation at fair value and recognize any changes in net income. For equity investments with readily determinable and observable fair values, we use quoted market prices to determine the fair value of equity securities. For equity investments without readily determinable fair values, we have elected the measurement alternative under which we measure these investments at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

Equity investments with readily determinable fair values that are not accounted for under the equity method classified as trading are not assessed for impairment, since they are carried at fair value with the change in fair value included in net income. Similarly, prior to the adoption of ASU 2016-01, equity investment classified as trading was not tested for impairment.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5. INVESTMENTS (cont.)

Equity investments without readily determinable fair values are reviewed each reporting period to determine whether a significant event or change in circumstances has occurred that may have an adverse effect on the fair value of each investment. When such events or changes occur, we assess the fair value compared to our cost basis in the investment. We also perform this assessment every reporting period for each investment for which our cost basis has exceeded the fair value.

For investments in privately-held companies, management’s assessment of fair value is based on valuation methodologies such as discounted cash flows, estimates of revenue and appraisals, as applicable. We consider and apply the assumptions that we believe market participants would use in evaluating estimated future cash flows when utilizing the discounted cash flow or estimates of revenue valuation methodologies. In the event the fair value of an investment declines below our cost basis, management determines if the decline in fair value is other than temporary and records an impairment accordingly.

As of December 31, 2021, our investment merely includes a non-marketable investment in a privately held company incorporated in British Virgin Islands without readily determinable market values. We elected the measurement alternative under which we measured the investment at cost minus impairment with an adjustment to the changes from observable price changes in orderly transactions for the similar investments of the same issuer.

Management considered market conditions as the result of the global pandemic and other global macroeconomic conditions and the potential impact on the value of the Company’s investment; accordingly, management conducted a review of each of its investments. After its review management determined that the future undiscounted cash flows were less than the carrying cost of our non-marketable investment and recognized an impairment charge, $7,599,192 against our non-marketable investment. Management estimated future revenues and costs, and the related cash flows regarding this investment, as well as applying assumptions regarding the proper inputs into the weighted average cost of capital which included the consideration of comparable market participants and the Company’s own capital structure in developing a discounted flow model to determine an update carrying value for the private-held investment.

The carrying value is measured as the total initial cost minus impairment. The carrying value for our non-marketable investment is summarized below:

	September 30, 2022	December 31, 2021
	(Unaudited)
Total initial cost	$10,630,120	$10,630,120
Cumulative net gain (loss)	—	—
Provision for impairment	(7,599,192)	(1,333,506)
Total carrying value	$3,030,928	$9,296,614

We recorded an unrealized loss in connection with the non-marketable investment, a further impairment loss of $6,265,686 was recognized for nine months ended September 30, 2022.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6. ASSET IMPAIRMENTS

Our subsidiary, Hong Kong Takung, recorded an asset impairment charge of $16,538,781, as a result of the deconsolidation of Tianjin Takung due to the loss of control of Tianjin Takung in the fourth quarter of 2021. Hong Kong Takung considered the receivables from Tianjin Takung to be uncollectible and wrote off its investment in Tianjin Takung. These charges have been included in the net loss from discontinued operations for the year ended December 31, 2021. As of the September 30, 2022, we did not incur additional receivable balances nor impairments.

The following represents the detail of the asset impairments as of September 30, 2022 and December 31, 2021.

	September 30, 2022	December 31, 2021
	(Unaudited)
Receivables from Tianjin Takung	$—	$16,388,254
Investment in Tianjin Takung	—	150,527
Subtotal	—	16,538,781
Less: asset impairments – discontinued operations	$—	$(16,538,781)
Total	—	—

7. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	September 30, 2022	December 31, 2021
	(Unaudited)
Furniture, fixtures and equipment	$68,910	$63,392
Leasehold improvements	22,938	23,078
Computer trading and clearing system	2,410,388	2,429,883
Sub-total	2,502,236	2,516,353
Less: accumulated depreciation	(2,443,694)	(2,428,936)
Sub-total	$58,542	$87,417
Less: Property and equipment, net – discontinued operations	(58,542)	(80,534)
Property and equipment, net	—	6,883

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of September 30, 2022 and December 31, 2021 consisted of the following:

The nature of other payables for continuing operations is manpower cost, IT hardware and Software fees.

	September 30, 2022	December 31, 2021
	(Unaudited)
Accruals for professional fees	$5,652	$90,642
Accruals for consulting fees	264,102	266,304
Payroll payables	—	55,964
Trading and clearing system	—	2,364
Other payables	2,976,232	1,546
Subtotal	$3,245,986	$416,820
Less: Accrued expenses and other payables – discontinued operations	(813,625)	(273,391)
Total accrued expenses and other payables	2,432,361	143,429

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9. RELATED PARTY BALANCES AND TRANSACTIONS

On May 29, 2021, our discontinued operation, Hong Kong Takung, entered into an interest-free loan agreement (the “HK Dollar Working Capital Loan”) with Sze Chan (“Chan”), Vice President of Hong Kong Takung, for the loan of $6,371,699 (HK$50,000,000) to Hong Kong Takung. The purpose of the loan is to provide Hong Kong Takung with sufficient Hong Kong Dollar-denominated currency to meet its working capital requirements with the maturity date of the loan as May 15, 2022.

In April 2022 Chan assigned loan receivables in Hong Kong Takung to Jin Wang, one of the members of management team and it was still outstanding as at September 30, 2022.

The ending balance of the amount due to a related party as of respective period is indicated as follows:

	September 30, 2022	December 31, 2021
	(Unaudited)
Chan	$—	$6,410,585
Wang	6,371,699	—
Subtotal	$6,371,699	$6,410,585
Less: amount due to related party – discontinued operations	(6,371,699)	(6,410,585)
Total	—	—

10. INCOME TAXES

Takung, NFT Exchange and NFT Digital were incorporated in the State of Delaware, Wyoming and New York, respectively; therefore, are subject to United States income tax. Metaverse Payment, Hong Kong Takung and Hong Kong MQ were incorporated in Hong Kong S.A.R. and are subject to Hong Kong profits tax. Tianjin Takung was incorporated in the PRC and is subject to the Enterprise Tax.

United States of America

Takung, NFT Exchange and NFT Digital are subject to the U.S. federal and state corporate income taxes. The federal corporate income tax rate is 21%. Corporate entities are required to file state income taxes in accordance with the applicable state corporate income regulations.

Hong Kong

Two-tier Profits Tax Rates

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (“the Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million (approximately $257,311) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Since Hong Kong Takung, Takung Art Holdings and Hong Kong MQ are wholly owned and under the control of Takung U.S, these entities are connected entities. Under the Ordinance, it is an entity’s election to nominate the entity that will be subject to the two-tier profits tax rates on its profits tax return. The election is irrevocable. The Company elected Hong Kong Takung to be subject to the two-tier profits tax rates.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

10. INCOME TAXES (cont.)

The provision for current income and deferred taxes of Hong Kong Takung has been calculated by applying the new tax rate of 8.25%. Hong Kong MQ still apply the original tax rate of 16.5% for its provision for current income and deferred taxes.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries were subject to income tax at a rate of 25%.

The income tax provision consists of the following components:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current:
Federal	$—	$—	$—	$—
State	—	—	—	—
Foreign	190,762	83,892	239,758	90,485
Total Current	$190,762	$83,892	$239,758	$90,485

Deferred:
Federal	$—	$—	$—	$—
State	—	—	—	—
Foreign	—	—	—
Total Deferred	$—	$—	$—	$—
Total income tax expense	$190,762	$83,892	$239,758	$90,485

A reconciliation between the Company’s actual provision for income taxes and the provision at the Hong Kong statutory rate is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loss before income tax expense	$1,035,143	$(1,908,788)	$(6,864,970)	$(9,700,614)
Computed tax benefit with statutory tax rate	108,859	(400,844)	(980,713)	(2,037,129)
Impact of different tax rates in other jurisdictions	(52,026)	766	(65,388)	1,864
Impact of preferred tax rate	66,988	(158,079)	339,386	(152,689)
U.S. tax on foreign entities	—	213,238	—	213,238
Tax effect of non-deductible expenses	—	31,084	—	95,459
Changes in valuation allowance	66,940	524,905	946,473	2,098,066
Others	—	(127,178)	—	(128,324)
Total income tax expense	$190,761	$83,892	$239,758	$90,485

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

10. INCOME TAXES (cont.)

Uncertain tax positions

The reconciliation of the beginning and ending amount of liabilities associated with uncertain tax positions is as follows:

	September 30, 2022	December 31, 2021
	(Unaudited)
Uncertain tax liabilities, beginning of period	$—	$101,789
Settlements with tax authority during current year	—	(101,789)
Uncertain tax liabilities, end of period	$—	$—

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by the respective jurisdictions, where applicable. The statute of limitations for the tax returns varies by jurisdictions.

The amounts of uncertain tax liabilities listed above are based on the recognition and measurement criteria of ASC Topic 740, and the balance is presented as current liability in the consolidated financial statements as of March 31, 2022 and December 31, 2021. The Company anticipated that the settlements with the taxing authority are remitted within one year.

Our policy is to include interest and penalty charges related to uncertain tax liabilities as necessary in the provision for income taxes. The Company has a liability for accrued interest of $nil as of September 30, 2022 and December 31, 2021, respectively.

Our discontinued operation, Hong Kong Takung, was selected for routine examination for its tax years ended December 31, 2016 through 2018 by Hong Kong Inland Revenue Department (“IRD”) during the fiscal year ended 2020. The examination had been concluded in May 2021 and the ultimate resolution of the tax examination concurred with the uncertain tax liabilities previously accrued. Hong Kong Takung settled the entire tax liabilities in September 2021. The Company does not expect the position of uncertain tax liabilities will significantly fluctuate within the next twelve months.

The statute of limitations for the Internal Revenue Services to assess the income tax returns on a taxpayer expires three years from the due date of the profits tax return or the date on which it was filed, whichever is later.

In accordance with the Hong Kong profits tax regulations, a tax assessment by the IRD may be initiated within six years after the relevant year of assessment, but extendable to 10 years in the case of potential willful underpayment or evasion.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

11. LEASES

The Company has operating leases for its office facilities and artwork storages. The Company’s leases have remaining terms of less than one year to approximately four years. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company does not separate non-lease components from the lease components to which they relate, and instead accounts for each separate lease and non-lease component associated with that lease component as a single lease component for all underlying asset classes.

The following table provides a summary of leases by balance sheet location as of September 30, 2022 and December 31, 2021 respectively:

Assets/liabilities	Classification	As of September 30, 2022	As of December 31, 2021
		(Unaudited)
Assets
Operating lease right-of-use assets	Operating lease assets	$13,710	$62,397

Liabilities
Current
Operating lease liability – current	Current operating lease liabilities	$13,710	$62,397

Long-term
Operating lease liability – non-current	Long-term operating lease liabilities	—	—

Total lease liabilities		$13,710	$62,397

The operating lease expenses for the three months and nine months ended September 30, 2022 and 2021 were as follows:

Lease Cost	Classification	Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating lease cost	Cost of revenue, general and administrative expenses	$28,322	$127,173	$50,165	$294,399
Total lease cost		$28,322	$127,173	$50,165	$294,399
Operating lease cost – discontinued operations	Cost of revenue, general and administrative expenses	(28,322)	(127,173)	(50,165)	(294,399)
Total lease cost		—	—	—	—

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

11. LEASES (cont.)

Maturities of operating lease liabilities at September 30, 2022 were as follows:

Maturity of Lease Liabilities	Operating Leases
2022	$13,873
2023	—
2024	—
2025	—
Thereafter	—
Total lease payments	$13,873
Less: interest	163
Present value of lease payments	$13,710

12. EARNINGS/(LOSS) PER SHARE

The computation of the Company’s basic and diluted net earnings/(loss) per share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Numerator:
Net profit/(loss) – continuing operations	$896,558	$(853,182)	$(6,421,188)	$(8,234,124)
Net loss – discontinued operations	(52,177)	(1,139,498)	(683,540)	(1,556,975)
Total net income/(loss )	844,381	(1,992,680)	(7,104,728)	(9,791,099)

Denominator:
Weighted-average shares outstanding – Basic	26,529,422	12,689,317	21,357,138	11,897,019
Stock options and restricted shares	—	—	—	—
Weighted-average shares outstanding – Diluted	61,082,469	12,689,317	41,665,082	11,897,019

Loss per share – continuing operations
– Basic	0.03	(0.07)	(0.30)	(0.69)
– Diluted	0.01	(0.07)	(0.15)	(0.69)

Loss per share – discontinued operations
– Basic	(0.00)	(0.09)	(0.03)	(0.13)
– Diluted	(0.00)	(0.09)	(0.02)	(0.13)

Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

As of September 30, 2022 and December 31, 2021, there were no outstanding stock options, but there were warrants attached to PIPE executed on April 14, 2022 and July 27, 2022 securities that would potentially be converted to additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been issued were excluded from the calculation of diluted net loss per share. NFT Exchange LIMITED has received 30 million USD proceeds on September 1,2022 for PIPE executed on July 27,2022 and NFT Exchange LIMITED has received 30 million USD proceeds on April 6,2022 for PIPE executed on April 14,2022. NFT Exchange LIMITED receives funds on behalf of Takung Art Co., Ltd.

TAKUNG ART CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

13. SUBSEQUENT EVENTS

On November 1, 2022, the Company, TKHK, TKMQ and Fecundity Capital Investment Ltd. (“Fecundity”) entered into a certain share purchase agreement (the “Disposition SPA”) to purchase TKTJ, TKHK and TKMQ for cash consideration of $1 million (the “Disposition”). The closing of the Disposition is subject to certain closing conditions including the payment of the Purchase Price, the receipt of a fairness opinion from Access Partner Consultancy & Appraisals and the approval of the Company’s shareholders.

On November 1, 2022, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with NFT Limited (“NFT”), a Cayman Islands exempt company and wholly owned subsidiary of the Company, pursuant to which the Company will merge with and into NFT, with NFT continuing as the surviving entity (the “Redomicile”). The Redomicile will become effective at such time on the closing date as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time specified in the Certificate of Merger (the “Effective Time”). From and after the Effective Time, each share of the Company’s stock, either common stock or preferred stock issued and outstanding prior to the Effective Time (excluding certain excluding shares and dissenting shares, if any) will be automatically converted into Class A Ordinary Shares of NFT on a pro rata basis. Each share of NFT stock held immediately prior to the Effective Time by the Company will be automatically cancelled and no payment will be made with respect thereto. The closing of the Redomicile is subject to the satisfaction or waiver of customary conditions by the respective parties, including the approval of the Merger Agreement and the contemplated transactions by the Company’s shareholders.

Item 2.       Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the report the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results unless required by applicable securities regulations or rules. The following discussion should be read in conjunction with our financial statements and the related notes filed herein.

Overview

We, through our wholly owned subsidiary, NFT Exchange, operate an electronic online platform located at https://www.nftoeo.com/ for artists, art dealers and art investors to offer and trade valuable artwork. We offer online listing and trading services that allow artists, art dealers and owners to access a much bigger art trading market where they can engage with a wide range of investors that they might not encounter without our platform.

In July 2021, Takung appointed Mr. Kwok Leung Li as the CEO to lead the new direction with three initiatives to develop our blockchain and NFT related businesses.

In May 2022, we launched our blockchain NFT online platform at www.nftoeo.com.

NFT Market Insights

Digital artwork based on NFT technology is becoming a hot asset. The earliest NFT projects can be traced back to the 2017 bull market CryptoKitties (the encrypted cats), which had the properties of scarcity and value anchoring of ownership. At its peak, a virtual cat could sell for more than $100,000. In terms of NFT artwork, in March 2021, artist Beeple’s NFT work “Every Day: The First 5,000 Days” sold for $69.346 million, making it the third-highest price for a living artist. According to a report by Invezz, the NFT market was worth $338 million in 2020, and it has grown to reach $490 million in 2021. With the help of the bull market wave, NFT has grown rapidly., As of the first quarter of 2021, the total transaction volume of the NFT market has exceeded 1.5 billion US dollars, an increase of more than 2627% from the previous quarter. In April 2021, the total market value of NFTs exceeded $30 billion for the first time, setting a new all-time high. Currently, NFTs can be used in the fields including games, artworks, domain names, insurance, collectibles, virtual assets, real assets, identities, etc. With the vigorous development of the digital world, many businesses will appear in the form of digital original ecology, and the huge application space and technological imagination of NFT are expected to become more and more attractive in the new digital economy world.

New Business Model

TKAT’s business model revolves around the theme of “free circulation of value and creation of a unique digital work exchange platform,” allowing each user to create, buy and sell various irreplaceable digital works to realize the value of works.

New Business Services

A.     Providing consulting services such as artwork valuation/appreciation potential

TKAT taps into the needs of users to provide comprehensive consulting services such as labor cost, artist influence, artistic value of works, and channels for obtaining works, which not only serves customers but also creates value for the company.

B.      NFT trading service

TKAT has built a fully functional NFT trading platform, which was launched in May 2022. The platform carries the categories of digital works including artwork, music videos, collectibles, game props, sports, metaverse, virtual world, social tokens, and meet the needs of various users as much as possible. Users are able to complete the whole business process including user registration, certification, work uploading, work casting, and work trading through the platform. The platform was launched and placed in service in May 2022. In the transaction process, it not only meets the needs of customers for uploading and purchasing digital works, but the company also extracts a portion of the handling fee (including token minting, first sale, and second sale) to create value.

C.     Advertising service

Once the TKAT platform has accumulated a larger user base, it can provide advertising and publicity services for users or the company itself. The business model is not limited to categories and industries, such as investment promotion, work promotion, and industry promotion.

New Strategic Direction

TKAT is committed to creating a digital original ecological platform that integrates games, artworks, domain names, insurance, collectibles, virtual assets, real assets, identity and other fields, and changes the market status of traditional industries through its own efforts. Strategic goals include basic platform building, targeted population entry, providing services (consulting services, transaction services, advertising services), optimizing the platform and expanding the scope of services.

Competitor Analysis

Opensea is an NFT market exchange. It has more than 20,000 users. Compared with projects in the popular decentralized finance (“DeFi”) field, it is second only to Uniswap, kyber and Compound, and higher than maker, 0x, etc. As a trading platform with a relatively high status in the NFT field, OpenSea has a complete range of collections, equivalent to Taobao in the NFT world. At present, the trading market of OpenSea has nearly 40,000 users, and the monthly transaction volume exceeds 5 million US dollars. Coinbase’s new NFT platform hits 1.4 million signups. The Coinbase platform has an active population of 50,000 users. The service rates for each service are as follows: 1. Rarible’s minting fees are borne by the creators themselves, and the royalties are also set by the creators themselves, with default amounts of 10%, 20% and 30%. 2. VIV3’s NFT minting costs and profits come from the 12.5% service fee it collects on the first and second sales. 3. OpenSea does not need gas fee to mint NFT. 4. Rarible charges a 2.5% service fee on the first sale. On the SuperRare platform, a 15% commission is charged on the first sale and a 3% fee (paid by the buyer) is charged on the second sale.

Competitive Advantages

The advantages of Takung in the NFT transaction and blockchain market are as follows:

A. Innate industry advantages

In recent years, digital artworks of NFT technology based on blockchain technology are becoming popular assets. The NFT online platform the Company built can effectively solve the current situation such as unclear ownership of property, difficulty in distinguishing authenticity and low efficiency of artwork circulation. Converting the business development from offline to online operation, so that the value of digital works can be freely circulated online.

B. Advantages of the core management team

The core team members of Takung have experience in blockchain technology development and NFT trading platform operation, which can ensure a smoother development and business operation in the later stage.

C. Takung’s platform advantages

The currently developed and launched NFT online trading platform supports multi-category product uploads, including Digital art, Digital oil painting, Produced by Gallery, Personal products, Artist signature, Oil on canvas, Print, Paper ink, Device, Comprehensive media, Derivative, and it will be continuously enriched and improved according to customer interests. The NFT trading platform has stable performance, high security and is easy to maintain. At the front end of the system, the Company will continuously improve the operability and user experience of the system focusing on improving the user experience.

D. Technical advantages

Takung’s digital works exchange platform that has been launched is built by a professional technical team. Each technician has rich industry experience, can work under a short development cycle or high pressure, and has a number of relevant industry benchmarking projects experience. The capability of the technical team ensures the strong technical support in later system optimization and iterative updates.

E. Marketing advantages

The Company has a professional marketing team. After the platform goes online, it can be promoted online and offline simultaneously, so as to quickly increase the popularity of the platform, and use professional marketing solutions to attract more creators and purchasers to join in the platform.

We expect that we will generate revenue from the offering and trading of NFT on the Company’s system, primarily consisting of membership fee, trading commissions, and advertising fees.

THREE MONTHS ENDED SEPTEMBER 30, 2022 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2021

The following tables set forth our interim condensed consolidated statements of income data with a percentage:

	Three Months Ended September 30,
	2022	% of Revenue	2021	% of Revenue
	(Unaudited)		(Unaudited)
Revenue – Continuing operations	$1,634,960	100	$—	—
Revenue – Discontinued operations	—	—	2,608,677	100
Cost of revenue – Continuing operations	(216,930)	(13)	—	—
Cost of revenue – Discontinued operations	—	—	(719,826)	(28)
Selling expenses – Continuing operations	—	—	—	—
Selling expenses – Discontinued operations	—	—	(48,511)	(2)
General and administrative expenses – Continuing operations	(330,535)	(20)	(910,817)	—
General and administrative expenses – Discontinued operations	(60,729)	—	(2,906,818)	(111)
Total costs and expenses – Continuing operations	(547,465)	(33)	(910,817)	—
Total costs and expenses – Discontinuing operations	(60,729)	—	(3,675,155)	(141)
Loss from continuing operations	1,087,495	67	(910,817)	—
Other(expenses)income – Continuing operations	(175)	0	57,635	—
Other(expenses)income – Discontinuing operations	8,552	—	10,872	1
Loss before income taxes – Continuing operations	1,087,320	67	(853,182)	—
Income tax expense	190,762	12	0	—
Net loss from Continuing operation	$896,558	55	$(853,182)	—
Loss before income tax – Discontinued operations	(52,177)	—	(1,055,606)	(40)
Income tax expenses – Discontinued operations	—	—	83,892	3
Net loss from Discontinued operations	(52,177)	—	(1,139,498)	(44)
Net loss	844,381	52	(1,992,680)	(74)

Revenue

For the three months ended September 30, 2022 and 2021, our operations generated revenues in an amount of $1,634,960 and $2,608,677, respectively.

The following table sets forth our interim condensed consolidated revenue by revenue source:

	Three Months Ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Listing fee – Continuing operations	$—	$—
Listing fee – Discontinued operations	—	320,173
Commission – Continuing operations	1,634,960	—
Commission – Discontinued operations	—	1,083,976
Management fee – Continuing operations	—	—
Management fee – Discontinued operations	—	1,124,528
Consultancy fee – Continuing operations
Consultancy fee – Discontinued operations	—	80,000
Total Revenue – Continuing operations	$1,634,960	$—
Total Revenue – Discontinued operations	—	2,608,677

(i)     Listing fee revenue

Listing fee revenue is calculated based on a percentage of the listing value and transaction value of artworks.

Listing value is the total offering price of an artwork when the ownership units are initially listed on our trading platform. We utilize an appraised value as a basis to determine the appropriate listing value for each artwork, or portfolio of artworks. For the three months ended September 30, 2021 and 2022, listing fee was $320,173 and $nil from discontinued and continued operations respectively.

(ii)    Commission fee revenue

For non-VIP Traders, the commission revenue was calculated based on a percentage of transaction value of artworks, which we charge trading commissions for the purchase and sale of the ownership shares of the artworks. The commission is typically 5% of the total amount of each transaction. The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork units when a transaction is completed.

Commission revenue for the three months ended September 30, 2021 and 2022 was $1,083,976 and $1,634,960 from discontinued and continued operations respectively.

(iii)   Management fee revenue

Our legacy online trading platform from discontinued operations charges Traders a management fee to cover the costs of insurance, storage, and transportation for an artwork and trading management of artwork units. The management fee is recognized when the artwork is sold and is deducted from proceeds from the sale of artwork ownership shares when there is a purchase and sale transaction.

Our operations did not generate management fee revenue from our legacy trading platform for the three months ended September 30, 2022 and had $1,124,528 for the three months ended September,30, 2021.

Revenue by customer type

The following table presents our revenue by customer type:

	Three months ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Artwork owners	$—	$320,173
Non – VIP Traders	1,634,960	1,153,367
VIP Traders		1,055,137
Corporate advisee	—	80,000
Total	$1,634,960	$2,608,677

Cost of Revenue

	Three months ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Commissions paid to service agents	$—	$609,752
Depreciation	—	35,854
Internet service charge	216,930	43,661
Artwork insurance	—	12,710
Artwork storage	—	17,849
Total	$216,930	$719,826

Cost of revenue of our continued and discontinued operations for the three months ended September 30, 2022 and 2021 were $216,930 and $719,826, respectively. The cost of revenue for the three months ended September 30, 2022 was incurred related to the revenue generated by our NFT online trading system.

Gross Profit

Gross profit for our operations was $1,418,030 and $1,888,851 for three months ended September 30, 2022 and 2021, respectively.

Operating Expenses

General and administrative expenses for the three months ended September 30, 2022 were $391,264 compared to $3,817,635 for the three months ended September 30, 2021.

The following table sets forth the main components of the Company’s general and administrative expenses for the three months ended September 30, 2022 and September 30, 2021.

	Three months ended September 30,
	2022	% of Total	2021	% of Total
	(Unaudited)		(Unaudited)
Salary and welfare	$141,113	36.1	$288,820	7.6
Office, insurance and rental expenses	0	0	205,203	5.4
Legal and professional fees	89,586	22.9	622,912	16.3
Non-deductible input VAT expense	—	—	62,525	1.6
Travel and accommodation fees	3	0	24,865	0.7
Consultancy fee	108,081	27.6	159,304	4.2
Depreciation	52,481	13.4	21,893	0.6
Share based compensation expense	—	—	1,897,600	49.6
Others	—	—	534,513	14.0
Total general and administrative expense	$391,264	100.0	$3,817,635	100.0
Deduct: General and administrative expense – Discontinued operations	60,729	15.5	(2,906,818)	76.1
General and administrative expense – Continuing operations	330,535	84.5	910,817	23.9

Other (expenses) income

Other expenses for the operations for the three months ended September 30, 2022 and 2021 were $8377 and $68,507, respectively.

Loss before income taxes

Our continuing operations incurred profit or loss before income taxes $1,087,320and $(853,182) for the three months ended September 30, 2022 and 2021, respectively.

Our discontinued operations incurred loss before income taxes, $52,177 and $1,055,606 for the three months ended September 30, 2022 and 2021, respectively.

Income tax expense

For the three months ended September 30, 2022 and 2021, our continuing operations incurred income tax expense as $190,762 and $nil, respectively.

The income tax expense from the discontinued operations for the three months ended September 30, 2022 and 2021 were $nil and $83,892.

Net Loss

As a result of our operations aforementioned, our net profits or losses after income taxes for continuing operations for the three months ended September 30, 2022 and 2021 were $896,558 and $(853,182), respectively. Our discontinued operations generated net loss after income tax $52,177 and $1,139,498 for the three months ended September 30, 2022 and 2021, respectively.

Foreign currency translation gain (loss)

We had a foreign currency translation loss for the three months ended September 30, 2022 and 2021 of $221,165 and $34,280, respectively.

Comprehensive loss

As a result of the above, we posted a comprehensive profit or loss of $623,216 and $(2,026,960) for the three months ended September 30, 2022 and 2021, respectively.

NINE MONTHS ENDED SEPTEMBER 30, 2022 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2021

The following tables set forth our condensed consolidated statements of income data:

	Nine Months Ended September 30,
	2022	% of Revenue	2021	% of Revenue
	(Unaudited)		(Unaudited)
Revenue – Continuing operations	2,329,135	100	—	—
Revenue – Discontinued operations	—	—	4,531,280	100
Cost of revenue – Continuing operations	(367,860)	(16)	—	—
Cost of revenue – Discontinued operations			(1,424,528)	(31)
Selling expenses – Continuing operations	—	—	—	—
Selling expenses – Discontinued operations	—	—	(284,980)	(6)
General and administrative expenses – Continuing operations	(8,142,254)	(349)	(8,453,469)	—
General and administrative expenses – Discontinued operations	(691,927)	—	(4,329,638)	(96)
Total costs and expenses – Continuing operations	(8,510,114)	(365)	(8,453,469)	—
Total costs and expenses – Discontinued operations	(691,927)	—	(6,039,146)	(133)
Loss from continuing operations	(6,180,979)	(265)	(8,453,469)	—
Other (expenses) income – Continuing operations	(451)	—	219,345	—
Other (expenses) income – Discontinued operations	8,387	—	41,376	1
Loss before income taxes – Continuing operations	(6,181,430)	(265)	(8,234,124)	—
Income tax expenses – Continuing operations	239,758	10	—	—
Net loss from Continuing operations	$(6,421,188)	(276)	$(8,234,124)	—
Loss before income tax – Discontinued operations	(683,540)	—	(1,466,490)	(32)
Income tax expenses – Discontinued operations	—	—	90,485	2
Net loss from Discontinued operations	(683,540)	—	(1,556,975)	(34)
Net loss	(7,104,728)	(305)	(9,791,099)	(216)

Revenue

The following table sets forth our condensed consolidated revenue by revenue source:

	Nine months ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Listing fee – Continuing operations	$—	$—
Listing fee – Discontinued operations	—	877,267
Commission – Continuing operations	2,329,135	—
Commission – Discontinued operations	—	2,090,372
Management fee – Continuing operations	—	—
Management fee – Discontinued operations	—	1,483,641
Consultancy fee – Continuing operations	—	—
Consultancy fee – Discontinued operations	—	80,000
Revenue – Continuing operations	$2,329,135	$—
Revenue – Discontinued operations	—	4,531,280

(i)     Listing fee revenue

Listing fee revenue is calculated based on a percentage of the listing value and transaction value of artworks.

Listing value is the total offering price of an artwork when the ownership units are initially listed on our trading platform. We utilize an appraised value as a basis to determine the appropriate listing value for each artwork, or portfolio of artworks. For the nine months ended September 30, 2021 and 2022, listing fee was $877,267 and $nil from discontinued and continued operations respectively.

(ii)    Commission fee revenue

For non-VIP Traders, the commission revenue was calculated based on a percentage of transaction value of artworks, which we charge trading commissions for the purchase and sale of the ownership shares of the artworks. The commission is typically 5% of the total amount of each transaction. The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork units when a transaction is completed.

Commission revenue for the nine months ended September 30, 2021 and 2022 was $2,090,372 and $2,329,135 from discontinued and continued operations respectively.

(iii)   Management fee revenue

Our legacy online trading platform charges Traders a management fee to cover the costs of insurance, storage, and transportation for an artwork and trading management of artwork units. The management fee is recognized when the artwork is sold and is deducted from proceeds from the sale of artwork ownership shares when there is a purchase and sale transaction.

Our operations did not generate management fee revenue from our legacy trading platform for the nine months ended September 30, 2022, but generate $1,483,641 management fee revenue for the nine months ended September 30, 2021.

Revenue by customer type

The following table presents our revenue by customer type:

	Nine months ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Artwork owners	$—	$877,267
Non – VIP traders	2,329,135	2,111,960
VIP traders	—	1,462,053
Corporate advisee	—	80,000
Total	$2,329,135	$4,531,280

Cost of Revenue

	Nine months ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Commissions paid to service agents	$—	$1,096,278
Depreciation	—	150,398
Internet service charge	367,860	89,638
Artwork insurance	—	38,185
Artwork storage	—	50,029
Total	$367,860	$1,424,528

Cost of revenue for the nine months ended September 30, 2022 and September 30, 2021 was $367,860 and $1,424,528, respectively. The decline in cost of revenue for the nine months ended September 30, 2022 compared to September 30, 2021 was mainly due to the continuing operations from the new NFT business is on the start stage and legacy business is treated as discontinued operations.

Gross Profit

Gross profit was $1,961,275 or 84.2% of the total revenue for the nine months ended September 30, 2022, compared to $3,106,752 or 68.6% of the total revenue for the nine months ended September 30, 2021. Gross profit amount was reduced by $1,145,477 while the gross profit margin was increased by 15.6%.

Overall total revenue for the nine months ended September 30, 2022 dropped by $2,202,145 or 48.6% compared to the same period in 2021, due to new NFT business is in the initial stage.

Operating Expenses

General and administrative expenses for the nine months ended September 30, 2022 were $8,834,181, compared to $12,783,107, for the nine months ended September 30, 2021.

The following table sets forth the main components of the Company’s general and administrative expenses for the nine months ended September 30, 2022 and September 30, 2021.

	Nine months ended September 30,
	2022	% of Total	2021	% of Total
	(Unaudited)		(Unaudited)
Salary and welfare	$998,379	11.3	$749,133	5.9
Legal and professional fees	734,455	8.3	1,123,575	8.8
Office, insurance and rental expenses	123,888	1.4	504,447	3.9
Consultancy fee	405,807	4.6	709,449	5.5
Non-deductible input VAT expense	—	—	147,406	1.2
Depreciation	52,946	0.6	74,991	0.6
Traveling and accommodation fees	3	0.0	58,071	0.5
Share Based Compensation Expense	—	—	8,765,467	68.6
Impairment loss	6,265,686	70.9	—	—
Others	253,017	2.9	650,568	5.0
Total general and administrative expense	$8,834,181	100.0	$12,783,107	100.0
Deduct: General and administrative expense – Discontinued operations	(691,927)	7.8	(4,329,638)	33.9
General and administrative expense – Continuing operations	8,142,254	92.2	8,453,469	66.1

Other income (expenses)

During the nine months ended September 30, 2022, the Company incurred other income in an amount of $7,936 whilst it incurred other income in an amount of $260,721 for the nine months ended September 30, 2021.

Income tax expense

The Company’s effective tax rate varies due to the multiple jurisdictions in which it books its pretax income or losses. The Company was subject to a U.S. income tax rate of 21%, Hong Kong profits tax rate of 8.25% for the first HK$ 2 million (approximately $257,676) assessable profits and at 16.5% for assessable profits above HK$ 2 million (approximately $257,676) and PRC enterprise income tax rate of 25%.

The effective tax rates for the nine months ended September 30, 2022 and 2021 were 10.3% and  2.0%, respectively.

The income tax expense were $239,758 and $90,485 for the nine months ended September 30, 2022 and 2021, respectively.

Net loss

We recorded a net loss for the nine months ended September 30, 2022 of $7,104,728 compared to net loss of $9,791,099 for the nine months ended September 30, 2021.

The decrease in the net loss by $2,686,371 during this current period compared to the same period ended September 30, 2021 as discussed above.

Liquidity and Capital Resources

The following tables set forth our consolidated statements of cash flow:

	Nine months ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Net cash provided by operating activities – continuing operations	$4,216,434	$1,148,367
Net cash provided by operating activities – discontinued operations	814,295	42,322,860
	5,030,729	43,471,227

Net cash provided by investing activities – continuing operations	—	(500,000)
Net cash provided by investing activities – discontinued operations	85,236	388,229
	85,236	(111,771)

Proceeds from a short-term borrowing from a third party	300,000	—
Net cash provided by financing activities – continuing operations	60,000,007	—
Net cash provided by financing activities – discontinued operations	—	5,180,485
	60,300,007	5,180,485

Effect of exchange rate change on cash and cash equivalents, and restricted cash from continuing operations	(15,888)	—
Effect of exchange rate change on cash and cash equivalents, and restricted cash from discontinued operations	(3,579)	(281,110)
	(19,467)	(281,110)

Net increase in cash and cash equivalents – continuing operations	64,500,553	648,367
Net increase in cash and cash equivalents and restricted cash – discontinued operations	895,952	47,610,464
	65,396,505	48,258,831
Cash, cash equivalents and restricted cash, beginning balance – continuing operations	1,503,153	31,188
Cash and cash equivalents and restricted cash, beginning balance – discontinued operations	338,542	13,811,557
	1,841,695	13,842,745
Cash and cash equivalents and restricted cash, ending balance – continuing operations	$66,003,706	$679,555
Cash and cash equivalents and restricted cash, ending balance – discontinued operations	1,234,494	61,422,021
	67,238,201	62,101,576

Sources of Liquidity

The cash and cash equivalent and the restricted cash balances from the continuing operations as of September 30, 2022 and 2021 were $66,003,707 and $679,555 respectively.

The cash and cash equivalent balance from the discontinued operations as of September 30, 2022 and 2021 were $1,234,494 and $ 61,422,021 respectively.

For the nine months ended September 30, 2022, net cash provided by operating activities from continuing operation was $4,216,434. While there was nil cash outflow from investing activities from our continuing operations during the nine months ended September 30, 2022, our continuing operations incur net cash provided by financing activities, $60,000,007, as TKAT obtained two PIPE financing from investors.

For the nine months ended September 30, 2022, net cash provided by in operating activities by our discontinued operations was $814,295, which was a result of net loss from discontinued operations. Net cash provided in investing activities by our discontinued operations was $85,236. Our discontinued operations did not incur cash inflow or outflow from financing activities.

As of September 30, 2022, the total current liabilities from the continuing operations were $5,911,644. Total current liabilities from our discontinued operations amount to $8,904,974.

As of September 30, 2022, the continuing operations of the Company had cash, restricted cash and cash equivalents of $66,003,707, a working capital in an amount of $60,097,620 and the total assets of $69,040,332. The Company’s discontinued operations has total assets of $1,428,781.

As of September 30, 2022, the Company’s continuing operation had cash and cash equivalents of $62,764,182. The Company’s discontinued operations, which primarily related to Hong Kong Takung, had cash and cash equivalents of $1,234,494.

In order to continue to maintain the liquidity requirements, the Company introduced NFT business in the fourth quarter of 2021 to developed service fee on NFT projects and has generated commission revenue of $2,329,135 by the end of September 30, 2022. The Company also seeks to negotiate and extend financing arrangements with the related party and the third party.

The Company is aware of events or uncertainties which may affect its future liquidity because of capital controls in the PRC. The RMB is only currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entities. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our shares of common stock. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our PRC subsidiaries.

Applicable PRC law permits payment of dividends to us by our operating subsidiaries in China only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating subsidiaries in China are also required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the subsidiary’s registered capital. These reserves are not distributable as cash dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. In contrast, there is no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, our Hong Kong operating subsidiary is able to transfer cash without any limitation to the U.S. under normal circumstances.

If our operating subsidiaries were to incur additional debt on their own behalf in the future, the instruments governing the debt may restrict the ability of our operating subsidiaries to transfer cash to our U.S. investors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We may sell our common stock in order to fund our business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Critical Accounting Policies

We regularly evaluate the accounting policies and estimates that we use to make budgetary and financial statement assumptions. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. The discussion of our critical accounting policies contained in Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Recent Accounting Pronouncements

The discussion of the recent accounting pronouncements contained in Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Item 3.       Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

Item 4.       Controls and Procedures.

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

We conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), under the supervision of and with the participation of our management, which presently comprises our Chief Executive Officer, Mr. Kwok Leung Paul Li, Co-Chief Executive Officer, Mr. Kuangtao Wang and our Chief Financial Officer, Mr. Jianguang Qian. Based upon that evaluation, the Company’s Chief Executive Officer, Co-Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures as of September 30, 2022 were effective to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer, Co-Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Controls over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our fiscal quarter ended September 30, 2022 that materially affected, or are reasonably likely to materially affect our internal control over financial reporting.

Annex A

Amended and Restated Agreement and Plan of Merger

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of December 15, 2022 is entered into between Takung Art Co., Ltd., a Delaware corporation, the registered office of which is at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong (“TKAT”) and NFT Limited, an exempted company incorporated under the laws of the Cayman Islands, the registered office of which is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and a wholly owned subsidiary of TKAT (“NFT”). TKAT and NFT are sometimes together referred to herein as the “Constituent Entities.”

RECITALS

WHEREAS, TKAT and NFT entered into a certain Agreement and Plan of Merger on November 1, 2022 (the “Original Agreement”) pursuant to which TKAT shall be merged with and into NFT;

WHEREAS, the Constituent Entities desire to make certain amendments to the Original Agreement and restate the Agreement as follows:

WHEREAS, NFT was formed in the Cayman Islands on September 30, 2022 and is as a wholly-owned subsidiary of TKAT; and

WHEREAS, the board of directors of each of TKAT and NFT deems it advisable and in the best interests of TKAT and NFT, respectively, upon the terms and subject to the conditions herein stated, that TKAT be merged with and into NFT and that NFT be the surviving company (the “Merger”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree in accordance with the applicable provisions of the laws of the State of Delaware which permit such merger, as follows:

ARTICLE I
MERGER; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), TKAT shall be merged with and into NFT, whereupon the separate existence of TKAT shall cease and NFT shall continue as the surviving entity (the “Surviving Company”).

1.2 The registered office of NFT is c/o Conyers Trust Company (Cayman) Limited, Cricket Square, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

1.3 The registered office of TKAT is Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong.

1.4 Effective Time. The Merger shall become effective on 4:30 pm EST, December 30, 2022 or such other time that the parties hereto shall have agreed upon and designated in a certificate of ownership and merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware and the filing of certificate of merger with the Secretary of State of the State of Delaware, being not later than 90 days after the time and date that this Agreement is registered with the Cayman Islands Registrar of Companies (the “Effective Time”).

1.5 TKAT has, immediately prior to the Effective Time, an authorized share capital of US$1,000,000 divided into 1,000,000,000 shares of common stock having a par value of US$0.001 each with one vote per share of which 34,991,886 shares have been issued and are outstanding.

1.6 NFT has, immediately prior to the Effective Time, an authorized share capital of US$50,000 divided into 450,000,000 Class A Ordinary shares having a par value of US$0.0001 each with one vote per share of which 1,000 shares have been issued and are outstanding, and 50,000,000 Class B Ordinary shares having a par value of US$0.0001 each with twenty votes per share of which zero (0) shares have been issued and are outstanding.

Annex A-1

ARTICLE II
SURVIVING CORPORATION

2.1 Surviving Company. The name of the Surviving Company shall be “NFT Limited” a Cayman Islands exempted company the registered office of which is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (sometimes hereinafter referred to as the “Surviving Company”).

ARTICLE III
TERMS AND CONDITIONS OF THE MERGER

3.1 Memorandum of Association. The Memorandum of Association and Articles of Association of NFT in effect immediately prior to the Effective Time shall be the Memorandum of Association and Articles of Association of the Surviving Company after the merger.

3.2 Directors.

(a) There are no amounts or benefits which are or shall be paid or payable to any director of either Constituent Entity consequent upon the Merger.

(b) At the Effective Time the directors of NFT immediately prior to the Merger shall continue to be the directors of the Surviving Company, and all such directors shall hold office from the Effective Time until their respective successors have been duly elected or appointed in the manner provided in the memorandum and articles of association of NFT or until their earlier death, resignation or removal. Consequently, the names and addresses of the directors of NFT, as the Surviving Company are and shall be:

(a) Kuangtao Wang

9 North West Fourth Ring Road
Yingu Mansion, Suite 1708
Haidian District, Beijing
People’s Republic of China

(b) Ronggang (Jonathan) Zhang

Room 1708, Yingu Plz, #9
Of N. Ring Rd W
Haidian District, Beijing
People’s Republic of China F4 100080

(c) Doug Buerger

9 North West Fourth Ring Road
Yingu Mansion, Suite 1708
Haidian District, Beijing
People’s Republic of China

(d) Guisuo Lu

9 North West Fourth Ring Road
Yingu Mansion, Suite 1708
Haidian District, Beijing
People’s Republic of China

3.3 Officers. At the Effective Time the officers of NFT immediately prior to the Merger shall continue to be the officers of the Surviving Company, and all such officers shall hold office from the Effective Time until their respective successors have been duly elected or appointed in the manner provided in the Memorandum and Articles of Association of NFT or until their earlier death, resignation or removal.

3.4 Submission to Stockholder/Shareholder Vote. This Agreement shall be submitted to a vote of the stockholders/shareholders (as the case may be) of the Constituent Entities, respectively, as provided by applicable law, and shall take effect, and be deemed to be the Plan of Merger of the Constituent Entities, upon the approval or adoption thereof by such stockholders/shareholders in accordance with the requirements of the laws of the State of Delaware and Cayman Islands, respectively.

Annex A-2

3.5 Filing of Certificate of Merger in the State of Delaware. As soon as practicable after the requisite stockholder approvals referenced in Section 3.4 hereof, TKAT shall execute and deliver the certificate of merger for filing and recording with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law, as amended.

3.6 Registration of the Plan of Merger in the Cayman Islands. As soon as practicable after the requisite shareholder approvals referenced in Section 3.4 hereof, and forthwith after the consummation of the transactions contemplated by this Agreement, NFT will cause this Agreement as the Plan of Merger to be registered with the Cayman Islands Registrar of Companies in accordance with the Cayman Islands Companies Act (As Revised) (the
“Companies Act”).

3.7 There are no secured creditors of each of the Constituent Entities.

3.9 This Agreement has been approved by the board of directors of each of the Constituent Entity pursuant to section 233(3) of the Companies Act.

3.10 This Agreement has been authorised by the sole shareholder of the Surviving Company pursuant to section 233(6) of the Companies Act.

ARTICLE IV
EFFECT OF MERGER

4.1 Effect of Merger on Constituent Entities. The Merger shall have the effect set forth in Section 236 of the Cayman Islands Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, TKAT shall merge with and into NFT, with NFT being the Surviving Company, and the existence of TKAT shall cease except to the extent provided by the laws of the State of Delaware. All the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Entities; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Entities, shall immediately vest in NFT, without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Entities shall not revert or be in any way impaired by reason of the Merger. NFT shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Entities and any existing claim, action or proceeding pending by or against either of the Constituent Entities may be prosecuted to judgment as if the Merger had not occurred, or the Surviving Company may be substituted in such claim, action or proceeding, and neither the rights of creditors nor any liens upon the property of either of the Constituent Entities shall be impaired by the Merger.

4.2 Effect of Merger on Share Capital. At the Effective Time, as a result of the Merger and without any further action on the part of the Constituent Entities or their stockholders/shareholders (as the case may be):

(a) each share of the common stock of nominal or par value of US$0.001 each of TKAT issued and outstanding immediately prior thereto shall be converted into one fully paid and non-assessable class A ordinary share of nominal or par value of US$0.0001 each in the share capital of the Surviving Company with the same rights, powers and privileges as the shares of the common stock of TKAT so converted, and all shares of such common stock of TKAT shall be cancelled and retired and shall cease to exist;

(b) all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of TKAT (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by the Surviving Company and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of class A ordinary shares of the Surviving Company as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and the Surviving Company shall take all steps to ensure that a sufficient number of class A ordinary shares is reserved for the exercise of such Company Stock Options; and

Annex A-3

(c) immediately upon the Effective Time, the 1,000 class A ordinary shares of the Surviving Company issued and outstanding and registered in the name of TKAT shall be surrendered by TKAT upon which TKAT shall cease to be entitled to any rights in respect of such share and shall be removed from the register of members of NFT with respect to such share and the surrendered share shall be cancelled.

4.3 Certificates. At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of the common stock of TKAT and options, warrants or other securities of TKAT, shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective ordinary shares of the Surviving Company and options, warrants or other securities of the Surviving Company, as the case may be, into which the shares represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Company or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of the common stock of TKAT and options, warrants or other securities of the Surviving Company, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE V
CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

5.1 Stockholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding shares of TKAT common stock entitled to vote thereon at the record date for such actions as set by the board of directors of TKAT.

5.2 No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country, that prohibits the consummation of the Merger.

5.3 Effective Registration Statement. The registration statement on Form F-4 filed with the Securities and Exchange Commission by NFT in connection with the offer and issuance of the NFT class A ordinary shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

5.4 NYSE MKT Listing. The Surviving Company ordinary shares to be issued pursuant to the Merger shall have been authorized for listing on NYSE MKT, subject to official notice of issuance and satisfaction of other standard conditions.

5.5 Consents and Authorizations. Other than the filing of the Certificate of Merger provided for under Section 1.4, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of TKAT, NFT or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable Cayman Islands securities laws, shall have been obtained or made.

5.6 Representations and Warranties. The representations and warranties of the parties set forth herein shall be true and correct in all material respects, and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

ARTICLE VI
MISCELLANEOUS AND GENERAL

6.1 Further Assurances. From time to time, as and when required by NFT or by its successors or assigns, there shall be executed and delivered on behalf of TKAT such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate or advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in NFT, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of TKAT, and otherwise to carry out the purposes of this Agreement. The officers and directors of NFT are fully authorized in the name of and on behalf of TKAT, or

Annex A-4

otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing. Further, as soon as practicable after the Effective Time TKAT shall, and (to the extent that it is within its powers to do so), deliver or procure that any other person shall deliver without delay to NFT at its registered office, all records, correspondence, documents, files, memoranda and other papers relating to TKAT required to be kept in the Cayman Islands.

6.2 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of TKAT, if the board of directors of TKAT determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of TKAT and its stockholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either TKAT or NFT, or any of their respective stockholders/shareholders, directors or officers.

6.3 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the board of directors of the Constituent Entities may amend, modify or supplement this Agreement, notwithstanding approval of this Agreement by the stockholders; provided, however, that an amendment made subsequent to the approval of this Agreement by the stockholders shall not (a) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (b) alter or change any provision of the Memorandum and Articles of Association of NFT to be effected by the Merger, or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

6.4 Tax-Free Reorganization. The Merger is intended to be a tax-free plan or reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6.6 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

6.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

6.9 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

6.10 Counterparts. In order to facilitate the filing and recording of this Agreement, it may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

Annex A-5

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

TAKUNG ART CO., LTD.
a Delaware corporation

By:	/s/ Kuangtao Wang
Name: Kuangtao Wang
Title: Chief Executive Officer

NFT Limited
a Cayman Islands exempt company

By:	/s/ Kuangtao Wang
Name: Kuangtao Wang
Title: Sole Director

Annex A-6

Annex B

FAIRNESS OPINION REPORT

____________________________________

Prepared for the Board of Directors of
Takung Art Co., Ltd

Report Date:	November 11, 2022
Project Ref.:	568\FO\2022

PRIVATE & CONFIDENTIAL

November 11, 2022

Takung Art Co., Ltd
Room 1105 Wing On Plaza
62 Mondy Road

Annex B-1

Tsimshatsui
Kowloon
Hong Kong

Project Ref.: 568\FO\2022

Dear Sirs/Madams,

1.           Introduction

This report is prepared solely for Takung Art Co., Ltd (the “Company”, “Takung” or “you”), which intends to sell all of its equity interest in Hong Kong Takung Art Company Limited (“Hong Kong Takung”) and Hong Kong MQ Group Limited (“Hong Kong MQ,” together with “Hong Kong Takung,” the “Targets”) to Fecundity Capital Investment Co., Ltd (the “Purchaser”) in exchange for $1.5 million (the “Consideration”) (the “Transaction”), subject to the terms and conditions set forth in a definitive agreement (the “Agreement”), which stipulates that:

(i)          The Company owns 100% of the issued and outstanding shares of the Hong Kong Takung and Hong Kong MQ respectively. Hong Kong Takung, a company incorporated under the laws of the Hong Kong S.A.R. of PRC, owns 100% of Tianjin Cultural Development (Tianjin) Co., Ltd whose operation has been suspended by the local authority in the fourth quarter of 2021. Hong Kong MQ discontinued its operations as of June 30, 2022.

(ii)         The Purchaser is not affiliated with any of the directors, officers or significant shareholders of the Company nor otherwise deemed an affiliate of the Company.

The board of directors of the Company (the “Board”) has requested Access Partner Consultancy & Appraisals Limited provide a written opinion report to the Board as to whether the Consideration to be paid by the Purchaser in the Transaction is fair to the Company’s shareholders from a financial point of view.

This report states the purpose of review, scope of work, limitations in scope of work, sources of information, our findings and comments on the valuation report (the “Valuation Report”) prepared by Access Partner Consultancy & Appraisals Limited (the “Valuer”), including valuation methodologies, major assumptions and significant unobservable inputs, as well as limiting conditions.

2.           PURPOSE OF REVIEW

This report is addressed to, and is intended for the use, information and benefit of, the Board (solely in their capacities as such) and may not be used for any other purpose without our prior written consent. This report is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise. We have not been requested to opine as to, and this report does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this report, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company, the Targets or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or

Annex B-2

within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of the Targets, the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Targets, the Company, the Transaction or otherwise. The issuance of this report was approved by a committee authorized to approve opinions of this nature.

We have developed this report on the basis of an independent review and analysis of the setting out our opinion as to whether the Transaction is fair, from a financial point of view, to the shareholders of the Company. We will not accept any responsibility or liability to any third party to whom in respect of, or arising out of, the contents of this report may be shown.

3.           SOURCE OF INFORMATION

In connection with rendering our opinion, Access Partner had discussion with the management of the Company, conducted the procedures noted below, and relied on information obtained from general procedures, among others:

1.    In the course of our work, we reviewed the following documents:

•     audited financial statements for the Company for the fiscal year ended December 31, 2021;

•     certain historical publicly available business and financial information concerning the Targets;

•     certain internal documents relating to the past and current operations, financial conditions and probable future outlook of the Targets, provided to Access Partner by the management of the Company; and

•     Documents related to the Transaction (collectively referred to as the “Transaction Documents”), including but not limited to the Agreement dated November 11, 2022, which Access Partner has reviewed.

And discussed the information referred to above and the background and other elements of the Transaction with the management of the Company;

2.    Discussed with the management of the Company regarding its plan and intentions with respect to the future management and operation of the Targets;

3.    Performed certain valuation analysis using generally accepted valuation and analytical technique as applying income approach, and

4.    Conducted such other analyses and considered such other factors as Access Partner deemed necessary or appropriate

Presented all relevant information on the scope of works, limitations in scope of work, sources of information, our comments on the Valuation Report including valuation methodologies, major assumptions, and significant unobservable inputs limiting conditions and remarks in this report.

Annex B-3

We have no reason to believe that any material facts have been withheld from us. However, we do not warrant that our investigations have revealed all of the matters which an audit or more extensive examination might disclose.

4.           ASSUMPTIONS, QUALIFICATIONS AND LIMITING CONDITIONS

In performing its analyses and rendering the Valuation Report with respect to the Transaction, Access Partner, with the Company and /or the Board’s consent and without independent verification:

1.      Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the management of the Company;

2.      Relied upon the fact that the Independent Committee and/or the Board and the Company have been advised by counsel as to all legal matters with respect to the Transaction, including whether all procedures required by law to be taken in connection with the Transaction have been duly, validly and timely taken;

3.      Assumed that any estimates, evaluations, forecasts and projections including, without limitation to, the projection furnished to Access Partner by the management of the Company were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Access Partner expresses no opinion with respect to such estimates, evaluations, forecasts or projections or the underlying assumptions;

4.      Assumed that the tax rate applicable to the Targets’ business will be 16.5%;

5.      Assumed that all information relating to the Targets and the Transaction provided to Access Partner and representations made by the Company management regarding the Targets and the Transaction are true and accurate in all material respects, did not and does not omit to state a material fact in respect of the Targets or the Transaction necessary to make the information not misleading in light of the circumstances under which the information was provided;

6.      Assumed that the representations and warranties by all parties in the Transaction Documents are true and correct in all material respects and that each party to the Transaction Documents will fully and duly perform all covenants, undertakings and obligations required to be performed by such party in good faith;

7.      Assumed that the final versions of all documents reviewed by Access Partner in draft form, including the Transaction Documents, conform in all material respects to the drafts reviewed;

8.      Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Targets since the date of the most recent financial statements and other information made available to Access Partner, and that there is no information or facts that would make the information reviewed by Access Partner incomplete or misleading;

9.      Assumed that all of the conditions required to implement the Transaction will be satisfied and that the Transaction will be completed in accordance with the Transaction Documents without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and

10.    Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any undue delay, limitation, restriction or

Annex B-4

condition that would have a material effect on the Targets or the contemplated benefits expected to be derived in the Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this report is based prove to be untrue in any material respect, this report cannot and should not be relied upon for any purpose. Furthermore, in Access Partner’s analysis and in connection with the preparation of this report, Access Partner has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction and as to which Access Partner does not express any view or opinion in this report, including as to the reasonableness of such assumptions.

Access Partner has prepared this report effective as of the date hereof. This report is necessarily based upon the information made available to Access Partner as of the date hereof and market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Access Partner disclaims any undertaking or obligation to

i.       advise any person of any change in any fact or matter affecting this report which may come or be brought to the attention of Access Partner after the date hereof or

ii.      update, revise or reaffirm this report after the date hereof. For the purpose of our review, we were provided with the information prepared by the Valuer. The review required the consideration of all relevant factors including, but not limited to, the following:

Access Partner did not estimate, and expresses no opinion regarding, the liquidation value of any entity or business. Access Partner has not been requested to, and did not,

i.       initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the assets, businesses or operations of the Targets or any alternatives to the Transaction,

ii.      negotiate the terms of the Transaction, and therefore, Access Partner has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, reasonably be negotiated among the parties to the Transaction Documents and the Transaction, or

iii.     advise the Board or any other party with respect to alternatives to the Transaction. Access Partner did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Targets are or may be parties or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Targets are or may be parties or is or may be subject.

Access Partner is not expressing any opinion as to the market price or value of the Targets’ equity (or anything else) after the announcement or the consummation of the Transaction (or any other time). Our opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Targets credit worthiness, as tax advice, or as accounting advice. Access Partner has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. Access Partner expressly disclaims any responsibility or liability in this regard.

In rendering this report, Access Partner is not expressing any opinion with respect to the amount or nature of any compensation to any of the Targets’ officers, directors, or employees, or any class of such persons, relative to the Consideration to be received by the Company in the Transaction, or with respect to the fairness of any such compensation. In addition, this report does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Targets, other than the Consideration to be received by the Company.

Annex B-5

This report is furnished solely for the use and benefit of the Board in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Access Partner prior written consent.

Our Opinion:

i.       does not address the merits of the underlying business decision to enter into the Transaction versus any alternative strategy or transaction;

ii.      does not address any transaction related to the Transaction;

iii.     is not a recommendation as to how the Board, the Company, or any other person should vote or act with respect to any matters relating to the Transaction, or whether to proceed with the Transaction or any related transaction, and

iv.      does not indicate that the Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Valuation Report is based. This report should not be construed as creating any fiduciary duty on the part of Access Partner to any party.

This report is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the engagement letter.

5.           APPROACH TO THE EVALUATION OF FAIRNESS

In reviewing the Transaction in terms of fairness from a financial point of view to the shareholders of the Company, Access Partner’s considerations included the Transaction consideration relative to our assessment of value based on the valuation and financial review procedures described herein.

6.           FAIRNESS CONCLUSION

Based upon and subject to the foregoing, Access Partner is of the opinion that as of the date hereof, the Consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the shareholders of the Company. This report has been approved by the authorized committee of Access Partner.

We hereby confirm that we have neither present nor prospective interests in the Company, the Valuer, or the value reported herein.

Yours faithfully,

/s/ Lui Kwan Ho Calvin
Lui Kwan Ho Calvin HKICPA

For and on behalf of
Access Partner Consultancy & Appraisals Limited

- End of Report -

Annex B-6

Annex C

SHARE PURCHASE AGREEMENT

股份购买协议

This Share Purchase Agreement (this “Agreement”) is made and entered into as of November 1, 2022 by and among (i) Fecundity Capital Investment Co., Ltd., a British Virgin Islands company (the “Purchaser”), (ii) Hong Kong Takung Art Company Limited (“Hong Kong Takung”), a Hong Kong company and Hong Kong MQ Group Limited, a Hong Kong company (“Hong Kong MQ,” together with Hong Kong Takung, the “Targets”), and (iii) Takung Art Co., Ltd., a Delaware corporation (“TKAT” or the “Seller”). The Purchaser, the Targets and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

本协议签订于2022年11月1日，签署方分别是：(i) Fecundity Capital Investment Co., Ltd.，一家英属维尔京群岛 公司（以下简称“买方”），(ii) Hong Kong Takung Art Company Limited (“Hong Kong Takung”) 和Hong Kong MQ Group Limited (“Hong Kong MQ”)，两家香港公司（以下简称“公司”），(iii) Takung Art Co., Ltd.，一家德拉华州公司 (以下简称“TKAT”或“卖方”)。买方、公司、卖方，分别为协议的“一方”，合称为“三方”。

RECITALS:

前提

WHEREAS, as at the date hereof, (i) TKAT owns 100% of the issued shares in Hong Kong Takung, Hong Kong Takung owns 100% of the issued shares in Takung Cultural Development (Tianjin) Co., Ltd. (“Takung Tianjin”), a PRC corporation; and (ii) TKAT owns 100% of the issued shares in Hong Kong MQ;

鉴于，卖方拥有（1） Hong Kong Takung 100%股份权益，Hong Kong Takung拥有Takung Cultural Development (Tianjin) Co., Ltd. 100%股份权益和（2）Hong Kong MQ 100%的股份权益。

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desire to purchase from the Seller, all of the Purchased Shares (as hereinafter defined) in exchange for US$1,000,000 (the “Purchase Price”), subject to the terms and conditions set forth herein (the “Transaction”); and

鉴于，在本协议规定的条款和条件下，卖方希望向买方出售，而买方希望从卖方购买卖方所持有的公司100%的股份权益（如下文定义），以换取美元 1,000,000（“购买价格”）；以及

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

现在，因此，考虑到上述前提（这些前提已纳入本协议，如同下文中的全部内容）以及本协议中的陈述、保证、契约和协议，在受法律约束的基础上，双方同意如下：

ARTICLE I

第一条

THE SHARE PURCHASE

股份购买

1.1         Purchase and Sale of Shares. At the Closing (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, 100% of the issued and outstanding shares of the Targets (collectively, the “Purchased Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

1.1         股份的购买和销售。在交易结束时（定义见下文），根据本协议的条款和条件，卖方应向买方出售、转让、转移、转让和交付，买方应向卖方购买、获取和接受公司100%的股份（统称为 “被购买的股份”），不受所有留置权的影响（根据适用证券法对转售的潜在限制除外）。

Annex C-1

1.2         Consideration. At the Closing and subject to and upon the terms and conditions of this Agreement, the Purchaser shall deliver to the Seller the Purchase Price.

1.2         交易对价。在交易结束时，根据本协议的条款和条件，买方应向卖方交付购买价格。

1.3         Targets’ Shareholder Consent. Seller, as the controlling shareholder of the Targets, hereby approves, authorizes and consents to the Targets’ execution and delivery of this Agreement and the Ancillary Documents, the performance by the Targets of its obligations hereunder and thereunder and the consummation by the Targets of the transactions contemplated hereby and thereby. Seller acknowledges and agree that the consent set forth herein is intended and shall constitute such consent of the Seller as may be required (and shall, if applicable, operate as a written shareholder resolution of the Targets) pursuant to the Targets’ Charter, any other agreement in respect of the Target to which the Seller is a party and all applicable Laws.

1.3        公司股东的同意。卖方作为公司的控股股东，特此批准、授权并同意公司签署和交付本协议及附属文件、履行其在本协议项下的义务并完成本协议项下的交易。卖方承认并同意，根据《公司章程》和相关协议、法律，卖方已给与足够的许可和同意（若适用，本同意可以作为公司的书面股东决议）。

ARTICLE II

第二条

CLOSING

交易完成

2.1         Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Hunter Taubman Fischer & Li LLC, on the first (1st) Business Day after all the closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Seller may agree (the date and time at which the Closing is actually held being the “Closing Date”).

2.1         交易完成。在第三条规定的条件得到满足或豁免的前提下，本协议所设想的交易的完成（"成交"）应在本协议所有成交条件得到满足或豁免后的第一（1）个工作日上午10:00在翰博文律师事务所的办公室进行。或在买方和卖方同意的其他日期、时间或地点（实际举行成交的日期和时间为"成交日"）。

2.2         Corporate Documents. On the Closing Date, the Seller shall deliver or procure to be delivered to the Purchaser the following documents (where applicable) of each of the Targets and its subsidiaries: certificate of incorporation, common seal, rubber chop, business licenses, minutes book, register of directors, register of members, transfer and share certificate book, memorandum and articles of association and business registration certificate.

2.2         公司文件。在成交日，卖方应向买方交付或促使交付本公司及其各子公司的下列文件（如适用）：公司注册证书、公章、橡胶印章、营业执照、会议记录簿、董事登记簿、成员登记簿、转让和股份证书簿、公司章程和商业登记证书。

Annex C-2

ARTICLE III

第三条

CLOSING CONDITIONS

交易完成的条件

3.1         Conditions to Each Party’s Obligations. The obligations of each Party to consummate the transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Seller and the Purchaser of the following conditions:

3.1         各方义务的条件。各方完成本协议所述交易的义务应以卖方和买方满足或书面放弃（在允许的情况下）下列条件为前提。

(a)         Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(a)         必要的监管批准。为了完成本协议所设想的交易，需要从任何政府机构获得或与之达成的所有同意应已获得或达成。

(b)         No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(b)         没有法律阻碍。没有任何政府机构制定、发布、颁布、执行或进入任何当时有效的法律（无论是临时的、初步的还是永久的）或命令，使本协议所设想的交易或协议成为非法，或以其他方式阻止或禁止本协议所设想的交易的完成。

(c)         No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(c)         没有诉讼。不存在任何由第三方非关联方提起的禁止或限制完成交易的未决诉讼。

3.2         Conditions to Obligations of the Targets and the Seller. In addition to the conditions specified in Section 3.1, the obligations of the Targets and the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Targets and the Seller) of the following conditions:

3.2       公司和卖方义务的条件。除了第3.1节规定的条件外，卖方和公司完成本协议所设想的交易的义务还取决于以下条件的满足或书面放弃（由卖方和公司）。

(a)         Payment of Purchase Price. At the Closing, Purchaser shall deliver to Seller the Purchase Price by wire transfer or by check to the Seller in RMB, HK dollars or USD to a bank account designed by Seller.

(a)        购买价格的支付。 在交易结束时，买方应通过电汇或支票向卖方提供人民币、港币或美元的购买价，并将其转入到卖方指定的银行账户。

(b)         Fairness Opinion. Seller’s board of directors (the “Seller’s Board”) shall have received a valuation report from Access Partner Consultancy & Appraisals (or such other financial advisor as approved by the Seller’s Board”).

(b)        公平意见。卖方的董事会（"卖方董事会”）应已收到Access Partner Consultancy & Appraisals （或卖方董事会批准的其他财务顾问）的评估报告。

Annex C-3

3.3         Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 3.1, the obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

3.3         买方义务的条件。除了第3.1条规定的条件外，买方完成本协议所设想的交易的义务还取决于以下条件的满足或书面放弃（由买方）。

(a)         Share Certificates and Transfer Instruments. The Purchaser shall have received from Seller certificate representing the Purchased Shares (or duly executed affidavits of lost stock certificates in form and substance reasonably acceptable to the Purchaser), together with executed instruments of transfer in respect of the Purchased Shares in favor of the Purchaser (or its nominee) and in form reasonably acceptable for transfer on the books of the Targets.

(a)         股票和转让文件。买方应从卖方处收到代表购得股票的证书或文书（或以买方合理接受的形式和内容正式签署的遗失股票的宣誓书），以及以买方（或其代名人）为受益人的、在公司账簿上合理接受的形式的购得股票的转让文书。

3.4         Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

3.4         条件的受阻。不管本文有任何相反的规定，如果本第三条规定的任何条件未能得到满足是由于该方或其关联方未能遵守或履行其在本协议中规定的任何契约或义务而造成的，则任何一方不得以该条件未能得到满足为依据。

ARTICLE IV

第四条

PURCHASER REPRESENTATIONS AND WARRANTIES

买方的陈述和保证

Purchaser hereby represents and warrants to the Seller as follows:

买方在此向卖方陈述和保证如下。

4.1         Authorization; Binding Agreement. The Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Purchaser, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

4.1         授权；有约束力的协议。买方拥有所有必要的权力和授权来执行和交付本协议，履行其在本协议下的义务并完成本协议所设想的交易。本协议的签署和交付以及据此设想的交易的完成(a)已得到正式和有效的授权，(b)除了协议中其他地方规定的以外，没有其他公司程序需要授权签署和交付本协议或完成据此设想的交易。本协议已经并将在交付时由买方正式和有效地执行和交付，假定本协议的其他各方适当授权、执行和交付本协议，并构成或在交付时将构成买方的有效和有约束力的义务，可根据其条款对买方执行，除非其可执行性可能受到适用破产的限制。但其可执行性可能受到适用的破产法、无力偿债法、

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重组法和暂停法以及其他普遍适用的影响债权人权利执行的法律的限制，或受到任何适用的时效法规的限制，或受到任何有效的抵销或反诉抗辩的限制，以及衡平法补救措施或救济（包括具体执行的补救措施）须由可能寻求此类救济的法院酌情处理的事实（统称 "可执行性例外"）。

4.2         Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

4.2         政府批准。在执行、交付或履行本协议或完成本协议所设想的交易时，买方不需要获得或与任何政府机构达成任何同意。

4.3         Non-Contravention. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (b) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

4.3         不违反规定。买方签署和交付本协议和完成本协议所设想的交易，以及遵守本协议的任何规定，将不会(a)与适用于该方或其任何财产或资产的任何法律、命令或同意相冲突或违反。或(b)(i)违反、抵触或导致违反，(ii)构成违约（或构成违约的事件，如果有通知或时间的推移，或两者都有），(iii)导致终止、撤回、暂停、取消或修改，(iv)加速该方根据要求的履行，(v) 导致终止或加速的权利，(vi) 引起任何付款或提供赔偿的义务，(vii) 导致对该方的任何财产或资产产生任何留置权，(viii) 引起获得任何第三方同意或向任何人提供任何通知的义务，或(ix) 赋予任何人宣布违约的权利。行使任何补救措施，要求回扣、退款、罚款或改变交付时间表，加速到期或履行，取消、终止或修改该方任何重大合同的任何条款、条件或规定下的任何权利、利益、义务或其他条款。

ARTICLE V

第五条

seller’s REPRESENTATIONS AND WARRANTIES

公司的陈述和保证

The Seller hereby represents and warrants to the Purchaser as follows:

卖方在此向买方陈述并表述如下：

5.1         Due Organization and Good Standing. (i) The Targets are duly incorporated and are validly existing under the laws of Hong Kong; (ii) and Takung Tianjin is a business company duly incorporated, validly existing and in good standing under the Laws of PRC.

5.1         适当的组织和良好的地位。（1）公司各自根据香港的法律正式注册成立并有效存在；和 （2） Takung Tianjin是根据中华人民共和国法律正式成立、有效存在并具有良好信誉的商业公司。

5.2         Authorization; Binding Agreement. Each of the Seller and the Targets has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by each of the Seller and the Targets, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid

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and binding obligation of each of the Seller and the Targets, enforceable against each of the Seller and the Targets, in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

5.2         授权；有约束力的协议。卖方与公司拥有所有必要的公司权力和授权来执行和交付本协议，履行其在本协议下的义务并完成本协议所设想的交易。本协议的签署和交付以及据此进行的交易(a)已得到正式和有效的授权，(b)除了协议中规定的以外，没有其他公司程序需要授权签署和交付本协议或完成据此进行的交易。本协议已经并将在交付时由卖方与公司正式和有效地执行和交付，假定本协议的其他各方适当授权、执行和交付本协议，并构成或在交付时将构成卖方与公司的有效和有约束力的义务，可根据其条款对卖方与公司强制执行，但其可执行性可能受到可执行性例外的限制。

5.3         Governmental Approvals. No Consent of or with any Governmental Authority, on the part of any of the Seller or the Targets is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) such filings as may be required in any jurisdiction in which the Target is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with the NYSE MKT with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act, the Exchange Act and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

5.3         政府批准。在执行、交付或履行本协议或完成本协议所设想的交易方面，卖方与公司不需要获得或与任何政府机构达成任何同意，除了(a)在本公司有资格或被授权作为外国公司做生意的任何司法管辖区，为保持这种资格或授权而可能需要的备案。(b) 本协议所设想的此类文件，(c) 就本协议所设想的交易向NYSE MKT所提交的任何文件，或(d) 《证券法》、《交易法》和/或任何州的 "蓝天 "证券法及其规则和条例的适用要求（如有）。

5.4         Non-Contravention. The execution and delivery by each of the Seller and the Targets of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of any of the Seller or the Targets (if any), (b) conflict with or violate any Law, Order or Consent applicable to any of the Seller or the Targets or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any of the Seller or the Targets under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any of the Seller or the Targets under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of any of the Seller or the Targets.

5.4         不违反规定。卖方与公司签署和交付本协议以及完成本协议所设想的交易，以及遵守本协议的任何规定，不会(a)与卖方或公司组织文件的任何规定（如有）相冲突或违反，(b)与适用于卖方或公司或其任何财产或资产的任何法律、命令或同意相冲突或违反。或(c)(i)违反、抵触或导致违反；(ii)根据(i)构成违约（或在发出通知或时间流逝后将构成违约的事件）；(iii)导致终止、撤回、暂停、取消或修改；(iv)加速履行卖方或公司根据(i)的要求。(v) 导致项下的终止或加速的权利，(vi) 导致项下的任何付款或提供赔偿的义务，(vii) 导致项下对卖方或公司的任何财产或资产产生任何留置权，(viii) 导致获得任何第三方同意或向任何人士提供任何通知的义务，或(ix) 赋予任何人士宣布违约的权利。行使任何补救措施，要求回扣、退款、罚款或改变交付时间表，加速到期或履行，取消、终止或修改卖方或公司任何重大合同的任何条款、条件或规定下的任何权利、利益、义务或其他条款。

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ARTICLE VI

第六条

TERMINATION AND EXPENSES

终止和费用

6.1         Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

6.1           终止。本协议可以终止，据此进行的交易也可以在结束前的任何时候放弃，具体如下。

(a)         by mutual written consent of the Purchaser and the Seller; or

(a)         经买方和卖方共同书面同意；或

(b)by written notice by either the Purchaser or the Seller if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority.

(b)         如果有管辖权的政府机构发布命令或采取任何其他行动，永久限制、禁止或以其他方式禁止本协议所设想的交易，并且该命令或其他行动已成为最终的和不可上诉的，则由买方或卖方发出书面通知；但是，根据本第6节的规定，终止本协议的权利不适用。 但是，如果一方或其附属机构未能遵守本协议的任何规定，是导致该政府当局采取这种行动的主要原因，或在很大程度上导致了这种行动，则该方不得根据本第6节(b)终止本协议。

6.2         Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 6.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 6.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, and nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in this Article VI, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 6.1.

6.2         终止的效果。本协议只能在第6.1节所述的情况下终止，并根据适用方交付给其他适用方的书面通知终止，该通知列出了这种终止的依据，包括第6.1节中作出这种终止的规定。如果根据第6.1节有效终止本协议，本协议将立即失效，任何一方或其各自的任何代表都不承担任何责任，每一方的所有权利和义务都将停止，而且本协议的任何内容都不能免除任何一方在本协议终止前故意违反本协议下的任何陈述、保证、契约或义务或对该方的任何欺诈性索赔所承担的责任。在不限制上述规定的情况下，除了本第六条的规定外，双方在结束之前，对于另一方违反本协议中的任何陈述、保证、契约或其他协议，或与本协议所设想的交易有关的唯一权利，是根据第6.1条终止本协议的权利（如果适用）。

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6.3         Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

6.3         费用和开支。与本协议和本协议所设想的交易有关的所有费用都应由产生这些费用的一方支付。在本协议中，"费用 "应包括一方或其代表在授权、准备、谈判、执行或履行本协议或与之相关的任何附属文件以及与完成本协议有关的所有其他事项方面所发生的所有实际费用（包括律师、会计师、投资银行家、财务顾问、融资来源、专家和顾问的所有费用和支出）。

ARTICLE VII

[RESERVED]

ARTICLE VIII

第八条

SURVIVAL

存续

8.1         Survival. All representations and warranties of the Purchaser and the Seller contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second (2nd) anniversary of the Closing Date; provided, however, that Fraud Claims against the Purchaser or Seller shall survive indefinitely. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 8.1, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Purchaser contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 8.2 other than clauses (i) or (ii) thereof may be made at any time.

8.1         存续。买方在本协议中的所有陈述和保证（包括所有附表和附件以及根据本协议提供的所有证书、文件、文书和承诺）应在结束时继续有效，直到结束日期的第二（2）周年；但是，第4.1节（授权；有约束力的协议）中的陈述和保证应无限期地存在。此外，针对买方或股东的欺诈性索赔应无限期地存在。如果违反任何陈述或保证的索赔的书面通知是在该陈述或保证根据本第8.1节不再存续的适用日期之前发出的，那么相关的陈述和保证对该索赔应继续有效，直到该索赔得到最终解决。本协议中包含的买方的所有契约、义务和协议（包括本协议的所有附表和附件以及根据本协议提供的所有证书、文件、文书和承诺），包括任何赔偿义务，在成交后继续有效，直到按照其条款完全履行。为了避免疑问，根据第8.2条的任何分节（除其第(i)或(ii)款外）提出的赔偿要求可在任何时间提出。

Annex C-8

ARTICLE IX

第九条

MISCELLANEOUS

杂项

9.1         Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

9.1         通知。本协议项下的所有通知、同意、弃权和其他通信均应采用书面形式，并应在以下情况下被视为已正式发出：(i)亲自送达；(ii)通过传真或其他电子方式送达，并确认收到；(iii)在发送后的一个工作日内，如果通过有信誉的。(iii) 如果通过国家认可的隔夜快递服务发送，则在发送后的一个工作日内，或(iv) 如果通过挂号或认证邮件发送，则在邮寄后的三(3)个工作日内，预付邮资并要求回执，在每一种情况下，都送到适用方的以下地址（或应通过类似通知指定的一方的其他地址）。

If to the Seller: 卖方信息:	Takung Art Co., Ltd. Address: 1000 N West Street, Suite 1200, Wilmington, DE 19801 Attn: Kuangtao Wang, Chief Executive Officer
With a copy to: 抄送：	Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 Fax: 212-202-6380 Attn.: Joan Wu, Esq. 翰博文律师事务所 纽约华尔街48号1100室 联系人：吴琼律师
If to the Purchaser: 买方信息：	Fecundity Capital Investment Co., Ltd. Address: OMC Chambers, WIckhams Cay 1, Road Town, Tortola, British Virgin Islands Attn: Jianqiang Xu 丰润资本投资有限公司 地址：英属维尔京群岛托托拉岛罗德城威克姆岛1 号OMC 钱伯斯 联系人：徐建强

9.2         Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Seller, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.2         约束力；转让。本协议和本协议的所有条款对双方及其各自的继承人和允许的受让人具有约束力，并使其受益。未经买方和卖方事先书面同意，本协议不得通过法律或其他方式进行转让，任何未经同意的转让都是无效的；但这种转让不应免除转让方在本协议下的义务。

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9.3         Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.3         第三方。本协议或任何一方所执行的与本协议所设想的交易有关的任何文书或文件中的任何内容，都不应在非本协议或本协议的缔约方或该缔约方的继承人或允许的转让人的任何个人身上创造任何权利，或被视为为其利益而执行

9.4         Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 9.4) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 9.4. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute; the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

9.4        仲裁。因本协议或本协议所设想的交易而产生的、与之相关的或与之有关的任何及所有争议、纠纷和索赔（不包括申请临时禁止令、初步禁止令、永久禁止令或其他公平救济或申请执行本第9.4节规定的决议）（"争议"）应受本第9.4节管辖。一方必须在第一时间将任何争议书面通知给受该争议影响的其他各方，该通知必须对受争议影响的事项进行合理的详细描述。该争议所涉各方应在该争议所涉其他各方收到该争议通知后的十（10）个工作日内寻求友好解决该争议；"解决期"）；但如果任何争议在该争议发生后六十（60）天内不作决定，则合理地预期该争议将变得无意义或不相关，则该争议将没有解决期。任何在解决期内未得到解决的争议，可立即根据当时存在的美国仲裁协会（"AAA"）商业仲裁规则的快速程序（"AAA程序"）提交并最终通过仲裁解决。该争议所涉及的任何一方可以将争议提交给美国仲裁协会，以便在解决期限之后开始程序。如果AAA程序和本协议有冲突，应以本协议的条款为准。仲裁应在争议提交给AAA后迅速（但在任何情况下在五（5）个工作日内）由AAA提名的一名仲裁员进行，并为争议的每一方合理地接受，该仲裁员应是一名商业律师，在收购协议的争议方面具有丰富的仲裁经验。仲裁员应接受其任命，并在其被提名和被争议各方接受后迅速开始仲裁程序（但无论如何应在五（5）个营业日内）。仲裁程序应精简、高效。仲裁员应根据纽约州的实体法裁决争议。时间是关键。各方应在确认仲裁员任命后二十（20）天内向仲裁员提交解决争议的建议。仲裁员有权命令任何一方做或不做符合本协议、附属文件和适用法律的任何事情，包括履行其合同义务；但仲裁员应仅限于根据上述权力命令（为避免疑问，应命令）相关方（或各方，如适用）只遵守其中一个或另一个建议。仲裁员的裁决应是书面的，并应包括对仲裁员选择一种或另一种建议的理由的合理解释。仲裁地点应在纽约州的纽约县。仲裁的语言为英语。

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9.5         Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 9.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Subject to Section 9.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 9.1. Nothing in this Section 9.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

9.5              管辖法律；管辖权。本协议应受纽约州法律的管辖，并根据其解释和执行，而不考虑其法律原则的冲突。根据第9.4条的规定，由本协议引起的或与本协议有关的所有诉讼应在位于纽约州纽约市的任何州或联邦法院（或可对这些法院提出上诉的任何法院）（"特定法院"）专门审理和裁决。根据第9.4的规定，本协议的每一方在此 (a)服从任何特定法院的专属管辖权，以处理本协议的任何一方提出的或与之相关的任何诉讼，以及 (b)不可撤销地放弃，并同意不以动议、辩护或其他方式在任何此类诉讼中主张。任何声称其本人不受上述法院的管辖，其财产被豁免或免于扣押或执行，该诉讼是在不方便的法院提起的，该诉讼的地点是不恰当的，或本协议或本协议所设想的交易可能不会在任何特定的法院强制执行。各方同意，任何诉讼的最终判决应是决定性的，并可在其他司法管辖区通过对判决的诉讼或法律规定的任何其他方式执行。每一方不可撤销地同意，在与本协议所设想的交易有关的任何其他诉讼或程序中，以其自身或其财产的名义，将传票和申诉以及任何其他程序的副本亲自送达第9.1节规定的该方的适用地址。本第9.5条的规定不影响任何一方以法律允许的任何其他方式送达法律程序的权利。

9.6         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

9.6         放弃陪审团审判。在适用法律允许的最大范围内，本协议各方在此放弃其对直接或间接产生于本协议或本协议所设想的交易的任何诉讼的陪审团审判的权利。本协议的每一方(a)证明，任何其他方的代表都没有明确或以其他方式表示，该其他方在发生任何诉讼时不会寻求执行上述放弃，并且(b)承认它和本协议的其他各方是在本节中的相互放弃和证明等因素的诱导下签订本协议。

9.7         Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

9.7         具体执行。每一方都承认，每一方完成本协议所设想的交易的权利是独一无二的，承认并确认，如果任何一方违反本协议，金钱上的损失可能是不够的，非违约方可能没有足够的法律补救措施，并同意，如果本协议的任何条款没有被适用方按照其具体条款履行或被违反，将会发生不可弥补的损失。

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因此，每一方都有权寻求禁令或限制令，以防止违反本协议的行为，并寻求具体执行本协议的条款和规定，而不需要交纳任何保证金或其他担保，也不需要证明金钱损失是不够的，这是该方根据本协议、法律或衡平法可能享有的任何其他权利或补救措施的补充。

9.8         Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.8         可分割性。如果本协议中的任何条款在某一司法管辖区被认定为无效、非法或无法执行，那么就所涉及的司法管辖区而言，该条款应被修改或删除，但以使其有效、合法和可执行为限，本协议其余条款的有效性、合法性和可执行性不得以任何方式受到影响或损害，该条款的有效性、合法性或可执行性在任何其他司法管辖区不得受到影响。一旦确定任何条款或其他规定是无效的、非法的或无法执行的，双方将以适当和公平的规定来替代任何无效的、非法的或无法执行的规定，只要是有效的、合法的和可执行的，就可以实现该无效的、非法的或无法执行的规定的意图和目的。

9.9         Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and the Seller.

9.9         修订。本协议只能通过买方和卖方签署的书面文件进行修订、补充或修改。

9.10       Waiver. The Purchaser on behalf of itself, the Targets on behalf of itself and its Affiliates, and the Seller on behalf of itself, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.10       弃权。买方代表其自身，公司代表其自身及其关联方，以及卖方代表其自身，可以自行决定(i)延长任何其他非关联方履行任何义务或其他行为的时间，(ii)放弃其他非关联方在本协议中或根据本协议交付的任何文件中的任何不准确的陈述和保证，以及(iii)放弃其他非关联方对本协议中任何契约或条件的遵守。任何这样的延期或放弃，只有在由受约束的一方或多方签署的书面文件中列明才有效。尽管有上述规定，任何一方未能或延迟行使本协议项下的任何权利，都不能作为对该权利的放弃，任何单一或部分的行使也不能排除任何其他或进一步行使本协议项下的任何其他权利。

9.11       Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

9.11       完整的协议。本协议和本协议提及的文件或文书，包括本协议所附的任何展品、附件和附表，这些展品、附件和附表通过提及而纳入本协议，体现了本协议双方就本协议所含主题达成的全部协议和谅解。除了本协议明确规定或提及的或本协议提及的文件或文书外，没有任何限制、承诺、陈述、保证、契约或保证，它们共同取代了所有先前的协议和双方之间关于本协议所载事项的谅解。

9.12       Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such

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Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Exhibit” and “Annex” are intended to refer to Sections, Articles, Schedules, Exhibits and Annexes to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its shareholders under the applicable PRC laws or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Targets to be given, delivered, provided or made available by the Targets, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Targets for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

9.12       解释。本协议中的目录以及条款和章节的标题仅用于参考，不属于双方协议的一部分，并且不以任何方式影响本协议的含义或解释。在本协议中，除非上下文另有要求。(a) 本协议中使用的任何代词应包括相应的阳性、阴性或中性形式，单数的词，包括任何定义的术语，包括复数，反之亦然。(b) 对任何个人的提及包括该人的继承人和受让人，但如果适用，只有在该继承人和受让人被本协议允许的情况下，对一个人的特定身份的提及不包括该人的任何其他身份； (c) 本协议或任何附属文件中使用的、未另行定义的任何会计术语具有根据公认会计准则赋予该术语的含义。(d) "包括"（以及相关的含义 "包括"）是指包括但不限制该术语之前或之后的任何描述的一般性，并应在每种情况下被视为在 "无限制 "之后； (e) 本协议中的 "这里"、"这里 "和 "这里 "以及其他类似含义的词语应在每种情况下被视为指本协议的整体，而不是指本协议的任何特定章节或其他细分部分。(f) 本协议中使用的 "如果 "一词和其他类似含义的词在每种情况下都应被视为在 "只有在 "之后；(g) 术语 "或 "意味着 "和/或"；(h) 任何对 "正常过程 "或 "正常业务过程 "的提及在每种情况下都应被视为在 "符合以往惯例 "之后。(i) 在此定义或提及的或在此提及的任何协议或文书中的任何协议、文书、保险单、法律或命令是指不时修正、修改或补充的此类协议、文书、保险单、法律或命令，包括（就协议或文书而言）通过放弃或同意以及（就法规、条例、规则或命令而言）通过继承可比的后续法规、条例、规则或命令以及提及其所有附件和纳入其中的文书。(j) 除非另有说明，本协议中所有提到 "章节"、"条款"、"附表"、"附件 "的地方都是指本协议的章节、条款、附表、附件；以及 (k) 术语 "美元 "或"$"是指美国美元。本协议中提到的任何个人的董事应包括该人的管理机构的任何成员，本协议中提到的任何个人的官员应包括为该人担任基本类似职位的任何人员。在本协议或任何附属文件中提到一个人的股东，应包括该人的股权的任何适用的所有者，无论其形式如何，包括就买方而言，其在中华人民共和国法案或其组织文件中的股东。双方共同参与了本协议的谈判和起草工作。因此，如果出现歧义或意图或解释的问题，本协议应被解释为由双方共同起草，并且不应出现有利于或不利于任何一方的推定或举证责任，因为本协议的任何条款的作者。如果任何合同、文件、证书或文书由本公司表示并保证由本公司给予、交付、提供或提供，为了使该合同、文件、证书或文书被视为已给予、交付、提供和提供给买方或其代表，该合同、文件、证书或文书应已张贴到代表本公司为买方及其代表的利益而维护的电子数据网站，并且买方及其代表已被允许访问包含这些信息的电子文件夹。

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9.13       Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.13       对等文件。本协议可以通过一份或多份对等文件来执行和交付（包括通过传真或其他电子传输方式），并由不同的缔约方以不同的对等文件来执行，每一份对等文件在执行时都应被视为一份正本，但所有对等文件合在一起应构成一份相同的协议。

ARTICLE X

第十条

DEFINITIONS

定义

10.1       Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

10.1     具体定义。就本协议而言，以下大写的术语具有以下含义：

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

"行动 "是指由任何政府当局或在任何政府当局面前发出的任何不遵守或违反的通知，或任何索赔、要求、指控、行动、诉讼、诉讼、审计、和解、投诉、协议、评估或仲裁，或任何要求（包括任何信息要求）、调查、听证、诉讼或调查。

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

"关联公司 "是指，就任何个人而言，直接或间接控制、被其控制或与之共同控制的任何其他个人。

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

"附属文件 "是指本协议中作为附件的每一份协议、文书或文件，包括本协议任何一方就本协议或根据本协议将签署或交付的其他协议、证书和文书。

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

"营业日 "是指除周六、周日或法定假日以外的任何一天，在纽约州纽约市的商业银行机构被授权关闭营业。

“Targets’ Charter” means the memorandum and articles of association of the Targets.

"公司章程 “是指公司组织章程大纲和条款。

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

"同意 "是指任何政府当局或任何其他人的同意、批准、放弃、授权或许可，或向任何政府当局或任何其他人发出的通知或声明或备案。

Annex C-14

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses, franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

"合同 "是指所有合同、协议、有约束力的安排、债券、票据、契约、抵押、债务文书、采购订单、许可证、特许权、租赁和其他任何种类的书面或口头文书或义务（包括其任何修正案和其他修改）。

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

对一个人的 "控制 "是指直接或间接拥有指导或导致指导该人的管理和政策的权力，无论是通过拥有投票权的证券，通过合同，还是其他。"被控制"、"控制 "和 "被共同控制 "具有相关的含义。在不限制上述规定的情况下，一个人（"被控制人"）应被视为受以下情况控制：(a) 任何其他人（"10%的所有者"）(i)按《交易法》第13d-3条的意思，实际拥有使该人有权投票选举被控制人的董事或同等管理机构的百分之十（10%）或以上的证券，或（ii）有权分配或接受被控制人百分之十（10%）或以上的利润、损失或分配。(b) 被控制人的高级职员、董事、普通合伙人、合伙人（有限合伙人除外）、经理或成员（无管理权的成员除外，且不属于10%的所有者）。或 (c) 被控制人关联公司的配偶、父母、直系亲属、兄弟姐妹、姑姑、叔叔、侄女、岳母、岳父、嫂子或姐夫，或为被控制人关联公司的利益而设立的信托，或被控制人的关联公司是其受托人。

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

"欺诈性索赔 "是指全部或部分基于欺诈、故意不当行为或故意虚假陈述的任何索赔。

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“GAAP “是指在美国生效的公认的会计原则。

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

"政府机构 "是指任何联邦、州、地方、外国或其他政府、准政府或行政机构、工具、部门或机构或任何法院、法庭、行政听证机构、仲裁小组、委员会或其他类似的争端解决小组或机构。

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

"法律 "是指由任何政府当局发布、颁布、通过、批准、制定、实施或以其他方式生效的任何联邦、州、地方、市政、外国或其他法律、法规、立法、普通法原则、条例、法典、法令、公告、条约、公约、规则、指令、要求、令状、禁令、和解、命令或同意。

Annex C-15

“Liabilities” means any and all liabilities, indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including tax liabilities due or to become due.

"负债 "是指任何性质的任何和所有负债、债务、行动或义务（无论是绝对的、应计的、或有的还是其他的，无论是已知的还是未知的，无论是直接的还是间接的，无论是成熟的还是未成熟的，以及无论是到期的还是将到期的），包括到期的或将到期的税务责任。

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

"留置权 "是指任何抵押、质押、担保权益、附加物、优先购买权、选择权、代理权、投票信托、负担、留置权或任何种类的收费（包括任何有条件的销售或其他所有权保留协议或具有此类性质的租赁）、限制（无论是关于投票、销售、转让、处置或其他）、有利于另一人的任何排序安排、根据统一商法典或任何类似法律作为债务人提交融资声明的任何申请或协议。

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

"命令 "是指由任何政府机构或在其授权下作出或已经作出、进入或以其他方式生效的任何命令、法令、裁定、判决、禁令、令状、决定、有约束力的决定、裁决、司法裁决或其他行动。

“Organizational Documents” means, with respect to the Purchaser, the Purchaser Charter, and with respect to any other Party, its Certificate of Incorporation and Bylaws or similar organizational documents, in each case, as amended.

"组织文件"，对买方而言，是指《买方章程》，对任何其他方而言，是指其公司证书和公司章程或类似的组织文件，在每种情况下，都是经修订的。

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

"人 "是指个人、公司、合伙企业（包括普通合伙企业、有限合伙企业或有限责任合伙企业）、有限责任公司、协会、信托或其他实体或组织，包括国内或国外政府或其政治分支，或其机构或工具。

“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

"代表 "是指，对于任何一个人来说，该人的附属机构及其经理、董事、官员、雇员、代理人和顾问（包括财务顾问、律师和会计师）。

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

"税收 "是指(a)所有直接或间接的联邦、州、地方、外国和其他净收入、总收入、总收益、销售、使用、增值、从价、转让、特许经营、利润、许可证、租赁、服务、服务使用、预扣、工资、就

Annex C-16

业、社会保障和与支付雇员报酬有关的缴款、消费税、离职费、印花税、职业税、保险费、财产、意外利润、替代最低税、估计、海关、关税或其他任何种类的税、费、评估或收费。(b) 支付(a)条所述款项的任何责任，不论是由于在任何时期成为附属、合并、联合或统一集团的成员，还是由于法律的实施，以及(c)由于与任何其他人达成的任何税收分享、税收集团、税收赔偿或税收分配协议，或任何其他明示或暗示的赔偿协议，支付(a)或(b)条所述的款项的任何责任。

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

以下无正文，为签名页

Annex C-17

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

作为证明，本协议的每一方已使本协议由其各自的正式授权官员在上述第一个日期签署和交付.
The Purchaser:	Fecundity Capital Investment Co., Ltd.
买方:
By:	/s/ Jianqiang Xu
Jianqiang Xu
Title:	Chief Executive Officer
The Seller:	Takung Art Co., Ltd.
卖方:	Takung Art Co., Ltd.
By:	/s/ Kuangtao Wang
Kuangtao Wang
Title:	Chief Executive Officer
The Targets:	Hong Kong Takung Art Company Limited
公司:	Hong Kong Takung Art Company Limited
By:	/s/ Lixin Guo
Title:	Lixin Guo Chief Financial Officer
The Targets:	Hong Kong MQ Group Limited
公司:	Hong Kong MQ Group Limited
By:	/s/ Fan Yang
Title:	Fan Yang Chief Financial Officer

Annex C-18

Annex D

Memorandum of Association of

NFT Limited

Grand Cayman

Cayman Islands

conyers.com

THE COMPANIES ACT (2022 REVISION)
EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
OF
NFT Limited

1.           The name of the Company is NFT Limited.

2.           The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.           Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.           Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5.           Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.           The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.           The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.           The share capital of the Company is US$50,000 divided into 450,000,000 Class A ordinary shares of a nominal or par value of US$0.0001 each and 50,000,000 Class B ordinary shares of a nominal or par value of US$0.0001 each.

9.           The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

We, the undersigned, are desirous of being formed into a company pursuant to this Memorandum and the Companies Act, and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated this 30th day of September 2022

SIGNATURE, NAME, OCCUPATION AND		NUMBER OF SHARES
ADDRESS OF SUBSCRIBER		TAKEN BY SUBSCRIBER

Charlotte Cloete, Manager		One (1)

Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Charlotte Cloete

Joan Bolton

Witness to the above signature
Address:	Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Occupation:	Incorporations Supervisor

Articles of Association of

NFT Limited

Grand Cayman

Cayman Islands

conyers.com

NFT Limited

interpretation

Annex D-i

NFT Limited

Annex D-ii

NFT Limited

ARTICLES OF ASSOCIATION

OF

NFT Limited

Table A

The regulations in Table A in the First Schedule to the Act (as defined below) do not apply to the Company.

interpretation

1.           Definitions

1.1.        In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act (As Revised) of the Cayman Islands;
Affiliate

means with regard to a given Person, a Person that controls, is controlled by or is under common control with the given Person. For purposes of this definition, except as otherwise expressly provided, when used with respect to any Person, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

Alternate Director	an alternate director appointed in accordance with these Articles;
Audit Committee	the audit committee of the Company formed by the Board pursuant to Article 30.1 hereof, or any successor audit committee;
Auditor	the independent auditor of the Company which shall be an internationally recognized firm of independent accountants;
Articles	these Articles of Association as altered, supplemented, amended or substituted from time to time;
Board

the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

capital	the share capital from time to time of the Company;
Class A Ordinary Shares	means the Class A Ordinary shares of a nominal or par value of US$0.0001 each in the capital of the Company having the rights provided for in these Articles;
Class B Ordinary Shares	means the Class B Ordinary shares of a nominal or par value of US$0.0001 each in the capital of the Company having the rights provided for in these Articles;
clear days	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
Company	the company for which these Articles are approved and confirmed;

Annex D-1

NFT Limited
Compensation Committee	the compensation committee of the Company formed by the Board pursuant to Article 30.1 hereof, or any successor audit committee;
competent regulatory	a competent regulatory authority in the territory;
Conversion Date	means the day on which that Conversion Notice is delivered;
Conversion Notice

means a written notice delivered to the Company (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Article 3;

Conversion Right

means the right of any holder of Class B Ordinary Shares, subject to the provisions of these Articles to convert all or any of its Class B Ordinary Shares into Class A Ordinary Shares in its discretion;

debenture and debenture holder	include debenture stock and debenture stockholder respectively;
Designated Stock Exchange	the NYSE American;
Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;
dollars and $	dollars, the legal currency of the United States of America;
Exchange Act	the United States Securities Exchange Act of 1934, as amended;
Electronic, Electronic Record and Electronic Signature	as such term is defined in the Electronic Transactions Act (As Revised);
Electronic Transactions Act	means the Electronic Transactions Act (As Revised) of the Cayman Islands.
FINRA	Financial Industry Regulatory Authority;
FINRA Rules	the rules set forth by FINRA;
head office	such office of the Company as the Directors may from time to time determine to be the principal office of the Company;
Member

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum	the memorandum of association of the Company in their present form or as supplemented or amended or substituted from time to time;
month	calendar month;
Nomination Committee	the nomination committee of the Company formed by the Board pursuant to Article 30.1 hereof, or any successor audit committee
Notice	written notice as further provided in these Articles unless otherwise specifically stated;
Office	the registered office of the Company for the time being;
Officer	any person appointed by the Board to hold an office in the Company;

Annex D-2

NFT Limited
ordinary resolution

a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Members entitled to vote;

paid-up	paid-up or credited as paid-up;
Person

means an individual, a partnership, a company, an exempted company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any Governmental Authority or any department, agency or political subdivision thereof;

Register

the principal register and where applicable, any branch register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time;

Registration Office

in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered

Register of Directors and Officers	the register of directors and officers referred to in these Articles;
Register of Members	the register of members maintained by the Company in accordance with the Act;
Seal	the common seal or any official or duplicate seal of the Company;
SEC	the United States Securities and Exchange Commission;
Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Share and Shares	a share or shares of any class or series in the share capital of the Company and includes a fraction of a share;
Special Resolution

(i)     a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given (and for the avoidance of doubt, unanimity qualifies as a majority); or

(ii)    a written resolution passed by unanimous consent of all Members entitled to vote;

Statutes	the Act and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles;
written resolution	a resolution passed in accordance with these Articles; and
year	calendar year.

Annex D-3

NFT Limited

1.2.        In these Articles, where not inconsistent with the context:

(a)         words denoting the plural number include the singular number and vice versa;

(b)         words denoting the masculine gender include the feminine and neuter genders;

(c)words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)         the words:-

(i)          “may” shall be construed as permissive; and

(ii)         “shall” shall be construed as imperative;

(e)         a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)          the word “corporation” means corporation whether or not a company within the meaning of the Act; and

(g)         unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3.        In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.        Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

1.5.        References to a document being executed include references to it being executed under hand or under seal or by Electronic Signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not.

2.           share capital

2.1.        The share capital of the Company at the date on which these Articles come into effect shall be as stated in clause 8 of the Memorandum.

2.2.        Subject to the Act, the Company’s Memorandum and Articles of Association and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company shall have the power to purchase or otherwise acquire its own shares and such power shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit and any determination by the Board of the manner of purchase shall be deemed authorised by these Articles for purposes of the Act.

2.3.        No share shall be issued to bearer.

Annex D-4

NFT Limited

3.           share rights

3.1.       Subject to the provisions of the Act, the rules of the Designated Stock Exchange, the Company’s Memorandum and Articles of Association and to any special rights conferred on the holders of any shares or class of shares, and without prejudice to Article 5 hereof, the share capital of the Company shall be divided into Class A Ordinary Shares and Class B Ordinary Shares with the following rights and restrictions attaching:

3.2.        Class A Ordinary Shares. The Class A Ordinary Shares shall have the following rights:

(a)         be entitled to one (1) vote per share and to receive notice of, attend at and vote as a Member at any general meeting of the Company;

(b)         be entitled to such dividends as the Board may from time to time declare;

(c)         in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, after payment first of the nominal amount and any share premium paid up on the Class A Ordinary Shares and after payment second of the nominal amount and any share premium paid up on any other class of shares in issue, the remaining assets of the Company shall be distributed pari passu to the holders of the Class A Ordinary Shares; and

(d)         generally be entitled to enjoy all of the rights attaching to shares.

3.3.        Class B Ordinary Shares. The Class B Ordinary Shares shall have the following rights:

(a)         be entitled to twenty (20) votes per share and to receive notice of, attend at and vote as a Member at any general meeting of the Company;

(b)         be entitled to such dividends as the Board may from time to time declare;

(c)         in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, after payment first of the nominal amount and any share premium paid up on the Class B Ordinary Shares and after payment second of the nominal amount and any share premium paid up on any other class of shares in issue, the remaining assets of the Company shall be distributed pari passu to the holders of the Class B Ordinary Shares;

(d)         generally be entitled to enjoy all of the rights attaching to shares.

4.           variation of rights

4.1.        Subject to the Act and without prejudice to Article 3, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)         the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons or (in the case of a Member being a corporation) its duly authorized representative together holding or representing by proxy not less than one third in nominal value of the issued voting shares of that class;

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(b)         every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c)         any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

4.2.        The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

5.           POWER TO ISSUE SHARES

5.1.Subject to the Act, these Articles and, where applicable, the rules of the Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount, except in accordance with the provisions of Act. In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Act. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

5.2.       Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

5.3.        The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

5.4.        The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

5.5.        Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

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5.6.        Subject to the Act and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose

6.           SHARE CERTIFICATES

6.1.        If shares are issued in the form of a physical share certificate, every share certificate shall be issued under the Seal or a facsimile thereof or with the Seal printed thereon and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon. Alternatively, shares may be issued via book entry form evidenced by a Statement of Account duly maintained and recorded by the Company’s transfer agent.

6.2.        In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

6.3.        Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

6.4.        Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, upon payment of such fee as the Directors may from time to time determine, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate of such fee as the Directors may from time to time determine.

6.5.        Where applicable, share certificates shall be issued within the relevant time limit as prescribed by the Act or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

6.6.        Upon every transfer of shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and, subject to Article 6.4, a new certificate shall be issued to the transferee in respect of the shares transferred to him. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

6.7.        If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Company may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

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7.           alteration of capital

7.1.        Subject to the Act, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)         increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)         consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)         without prejudice to the powers of the Board under Article 5, divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the Directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)         subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Company’s Memorandum of Association (subject, nevertheless, to the Act), and may by such resolution determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; and

(e)         cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

7.2.        The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

7.3.        The Company may from time to time by Special Resolution, subject to any confirmation or consent required by the Act, reduce its share capital or any capital redemption reserve or other undistributable reserve in any manner permitted by law.

7.4.        Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles

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8.           register of members

8.1.        The Company shall cause to be kept in one or more books a Register of Members which may be kept in or outside the Cayman Islands at such place as the Board shall appoint and shall enter therein the following particulars:

(a)         the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)         whether the shares held by a Member carry voting rights under the Articles and, if so, whether such voting rights are conditional;

(c)         the date on which each person was entered in the Register of Members; and

(d)         the date on which any person ceased to be a Member.

8.2.        The Company may cause to be kept in any country or territory one or more branch registers of such category or categories of members as the Board may determine from time to time and any branch register shall be deemed to be part of the Company’s Register of Members.

8.3.        Any register maintained by the Company in respect of listed shares may be kept by recording the particulars set out in Article 8.1 in a form otherwise than legible if such recording otherwise complies with the laws applicable to and the rules and regulations of the relevant approved stock exchange.

8.4.        The Register and branch register of Members, as the case may be, shall be open to inspection for such times and on such days as the Board shall determine by Members without charge or by any other person, upon a maximum payment of $2.50 or such other sum specified by the Board, at the Office or Registration Office or such other place at which the Register is kept in accordance with the Act. The Register including any overseas or local or other branch register of Members may, subject to compliance with any notice requirement of the Designated Stock Exchange, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

9.           RECORD DATES

9.1.        For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

9.2.        If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these Articles notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If corporate action without a general meeting is to be taken, the record date for determining the Members entitled to express consent to such corporate action in writing, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its head office. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

9.3.        A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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10.         TRANSFER OF SHARES

10.1.      Subject to these Articles and the requirements of the Designated Stock Exchange, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by Electronic Signature or by such other manner of execution as the Board may approve from time to time.

10.2.      The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

10.3.      The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share made in accordance with Article 10.2 but only where such share is not a fully paid up share (and being transferred to a person of whom it does not approve), or any share issued under any share incentive scheme for employees or pursuant to any other agreement, contract or other such arrangement, upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders.

10.4.      The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

10.5.      Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefore, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Act.

10.6.      Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer unless:

(a)         a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b)         the instrument of transfer is in respect of only one class of share;

(c)         the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Act or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(d)         if applicable, the instrument of transfer is duly and properly stamped; and

(e)         the transfer is not to more than four joint holders;

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10.7.      If the Board refuses to register a transfer of any share, it shall, within one month after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

10.8.      The registration of transfers of shares or of any class of shares may, on fourteen (14) days’ calendar notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as the Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any year.

11.         transmission of registered shares

11.1.      In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Act, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

11.2.      Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

11.3.      A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 17.12 being met, such a person may vote at meetings.

12.         Listed Shares

12.1.      Notwithstanding anything to the contrary in these Articles, shares that are listed or admitted to trading on an approved stock exchange may be evidenced and transferred in accordance with the rules and regulations of such exchange.

13.         untraceable members

13.1.      Without prejudice to the rights of the Company under Article 13.2, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

13.2.      The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)         all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles have remained uncashed;

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(b)         so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)         the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

13.3.      To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article 13 shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

14.         general meetings

14.1.      An annual general meeting of the Company shall be held in each year other than the year in which these Articles were adopted at such time and place as may be determined by the Board.

14.2.      Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. Extraordinary general meetings may be held at such times and in any location in the world as may be determined by the Board. To the extent that Members hold in aggregate less than thirty percent (30%) of the outstanding voting shares in the Company, they cannot:

(a)         Call general meetings or annual general meetings; and

(b)         Include matters for consideration at shareholder meetings.

14.3.      Only a majority of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

14.4.      The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene an extraordinary general meeting. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the registered office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

14.5.      If the Board does not, within twenty-one days from the date of the requisition, duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Board.

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15.         NOTICE OF GENERAL MEETING

15.1.      Any general meeting (whether an annual general meeting or an extraordinary general meeting) may be called by not less than (i) ten (10) clear days’ Notice in the case of an annual general meeting or (ii) fourteen (14) clear days’ Notice in the case of an extraordinary general meeting, save that any such annual or extraordinary general meeting may be called by shorter notice, subject to the Act, if it is so agreed:

(a)         in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)         in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent. (95%) in nominal value of the issued shares giving that right.

15.2.      The Notice shall specify the time and place of the meeting and, in the case of special business, the general nature of the business to be conducted and further, in the case of any matter for which approval by Special Resolution shall be required, the intention to propose such a Special Resolution. The Notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding up of a Member and to each of the Directors and the Auditors.

15.3.      A Member may give notice to the Company of business proposed to be brought before an annual general meeting provided that such notice of proposal of business must be delivered to, or mailed and received at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred and twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the date of the annual general meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, such notice by the Member, to be timely, must be so delivered, or so mailed and received, not later than the ninetieth (90th) day prior to such annual general meeting or, if later, the tenth (10th) day following the day on which “public disclosure” of the date of such meeting was first made by the Company (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual general meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of Timely Notice as described above. For purposes of these Articles, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or publicly filed according to applicable law.

15.4.      The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

16.         PROCEEDINGS AT GENERAL MEETINGS

16.1.      All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:

(a)         the declaration and sanctioning of dividends;

(b)         consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(c)         the election of Directors;

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(d)         appointment of Auditors (where special notice of the intention for such appointment is not required by the Act) and other officers; and

(e)         the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.

16.2.      No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. At any general meeting of the Company, one (1) Member entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting shall form a quorum for all purposes.

16.3.      If within fifteen (15) minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the Directors. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved. The Chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven (7) days or more, notice of the adjourned meeting shall be given in accordance with the articles.

16.4.      The chairman of the Board shall preside as chairman at every general meeting. If at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and entitled to vote shall elect one of their number to be chairman.

16.5.      The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

16.6.      If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

17.         VOTING

17.1.      Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles (including without limitation any enhanced voting rights as may be provided for in Article 3), at any general meeting on a show of hands every holder of Class A Ordinary Shares present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have one (1) vote and every holder of Class B Ordinary Shares present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have twenty (20) votes per share; and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one (1) vote in the case of holders of Class A Ordinary Shares and twenty (20) votes in the case of holders of Class B Ordinary Shares for every share of which he is the holder, but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing

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purposes as paid up on the share. Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Member which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a)         by the chairman of such meeting; or

(b)         by at least three Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or

(c)         by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and representing not less than one tenth of the total voting rights of all Members having the right to vote at the meeting; or

(d)         by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all shares conferring that right; or

(e)         if required by the rules of the Designated Stock Exchange, by any Director or Directors who, individually or collectively, hold proxies in respect of shares representing five per cent. (5%) or more of the total voting rights at such meeting.

A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.

17.2.      Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

17.3.      If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. There shall be no requirement for the chairman to disclose the voting figures on a poll.

17.4.      A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

17.5.      The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

17.6.      On a poll votes may be given either personally or by proxy.

17.7.      A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

17.8.      All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

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17.9.      Where there are joint holders of any share any one of such joint holders may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

17.10.    A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or poll, as the case may be.

17.11.    Any person entitled under Article 17.9 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

17.12.    No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

17.13.    If:

(a)         any objection shall be raised to the qualification of any voter; or

(b)         any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)         any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

18.         PROXIES

18.1.      Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

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18.2.      The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

18.3.      The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

18.4.      Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

18.5.      A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

18.6.      Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

19.         CORPORATIONS ACTING BY REPRESENTATIVES

19.1.      Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

19.2.      If a clearing house (or its nominee(s)) or a central depository, being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares

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in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or central depository (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house or central depository (or its nominee(s)) including the right to vote individually on a show of hands.

19.3.      Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

20.         ACTING BY WRITTEN RESOLUTIONS OF MEMBERS

20.1.      Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)         all Members entitled to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)         all Members entitled so to vote:

(i)          sign a document; or

(ii)         sign several documents in the like form each signed by one or more of those Members; and

(iii)        the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

21.         BOARD OF DIRECTORS

21.1.     Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2). There shall be no maximum number of Directors unless otherwise determined from time to time by the Members in general meeting. The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them and thereafter in accordance with Article 21.3. At any one time, at least majority of the Board of Directors shall be Independent Directors.

21.2.      Subject to the Articles and the Act, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board. Any Director so appointed shall hold office only until the next following annual general meeting of the Company or until his earlier his death, resignation, or removal.

21.3.      The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board, whether or not that person has previously served on the Board, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange. Any Director so appointed shall hold office until the next succeeding annual general meeting of Members or until his earlier death, resignation or removal.

21.4.      No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

21.5.      Subject to any provision to the contrary in these Articles, a Director may be removed by way of a Special Resolution of the Members at any time before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

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21.6.      A vacancy on the Board created by the removal of a Director under the provisions of subparagraph 21.5 above may be filled by the election or appointment by ordinary resolution of the Members at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

21.7.      The Company may from time to time in general meeting by ordinary resolution increase or reduce the number of Directors but so that the number of Directors shall never be less than two (2).

21.8.      The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman (the “Chairman”) and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

22.         RETIREMENT OF DIRECTORS

22.1.      Notwithstanding any other provisions in the Articles, the Directors of each Class shall retire from office once they have come to terms, provided that notwithstanding anything herein, the chairman of the Board shall not, whilst holding such office, be subject to retirement or be taken into account in determining the number of Directors to retire.

22.2.      A retiring Director shall be eligible for re-election and shall continue to act as a Director throughout the meeting at which he retires. The Directors to retire shall include (so far as necessary to ascertain the number of directors to retire) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot and, without limitation, the Directors to retire at the first annual general meeting shall be so determined.

22.3.      No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless a Notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a Notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Registration Office provided that the minimum length of the period, during which such Notice(s) are given, shall be at least seven (7) days and that the period for lodgment of such Notice(s) shall commence no earlier than the day after the despatch of the notice of the general meeting appointed for such election and end no later than seven (7) days prior to the date of such general meeting.

23.         DISQUALIFICATION OF DIRECTORS

23.1.      The office of a Director shall be vacated if the Director:

(a)         resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

(b)         becomes of unsound mind or dies;

(c)         without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated;

(d)         becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(e)         is prohibited by law from being a Director; or

(f)          ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

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24.         alternate DIRECTORS

24.1.      Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (including another Director) to be his alternate Director. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the happening of any event which, if we were a Director, would cause him to vacate such office or if his appointer ceases for any reason to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

24.2.     An alternate Director shall only be a Director for the purposes of the Act and shall only be subject to the provisions of the Act insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.

24.3.      Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If his appointor is for the time being absent from the People’s Republic of China or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

24.4.      An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of such alternate Director pursuant to these Articles which was in force immediately before his retirement shall remain in force as though he had not retired.

25.         DIRECTORS’ FEES AND EXPENSES

25.1.      The Directors shall receive such remuneration as the Board may from time to time determine. Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the board or general meetings or separate meetings of any class of shares or of debenture of the Company or otherwise in connection with the discharge of his duties as a Director. The ordinary remuneration of the Directors shall from time to time be determined by the Company in general meeting and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the

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period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

25.2.      Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

25.3.      Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

26.         DIRECTORS’ INTERESTS

26.1.      A Director may:

(a)         hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)         act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)      continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, no “Independent Director” as defined in FINRA Rules or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

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26.2.     Subject to the Act and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatsoever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 30.6 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined by Item 7.N of Form 20F promulgated by the SEC, shall require the approval of the Audit Committee.

26.3.      A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a)         he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b)         he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

26.4.      Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the Company’s Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

27.         GENERAL POWERS OF THE DIRECTORS’

27.1.      The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

27.2.      Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

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27.3.      Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

(a)         to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)         to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)         to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Act.

27.4.      The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

27.5.      The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

27.6.      All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

27.7.      The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

27.8.      The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.

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28.         BORROWING POWERS

28.1.      The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

28.2.      Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

28.3.      Any debentures, bonds or other securities may be issued at a discount (other than shares (with the exception of any share discount conducted in accordance with Act)), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

28.4.      Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

28.5.      The Board shall cause a proper register to be kept, in accordance with the provisions of the Act, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Act in regard to the registration of charges and debentures therein specified and otherwise.

29.         proceedings of the directors

29.1.      The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.

29.2.      A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director in writing or verbally (including in person or by telephone) or via electronic mail or by telephone or in such other manner as the Board may from time to time determine.

29.3.      The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2). An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

29.4.      Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

29.5.      Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

29.6.      The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

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29.7.      The Chairman of the Board shall be the chairman of all meetings of the Board. If the Chairman of the Board is not present at any meeting within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

29.8.      A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

29.9.      The Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, the Audit Committee), consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

29.10.    All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

29.11.    The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

29.12.    A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

29.13.    All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

30.         COMMITTEES

30.1.      Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee, a Compensation Committee and a Nomination Committee as committees of the Board, the composition and responsibilities of which shall comply with the FINRA Rules, the rules and regulations of the SEC and the rules and regulations of the Designated Stock Exchange, as appropriate.

30.2.      The Board shall adopt a formal written audit committee charter, a formal written compensation committee charter and review and a formal written Nomination Committee Charter and assess the adequacy of each formal written charter on an annual basis.

30.3.      The audit committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

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30.4.      The compensation committee shall meet at least once every financial year, or more frequently as circumstances dictate.

30.5.      The nomination committee shall meet at least once every financial year, or more frequently as circumstances dictate.

30.6.      For so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest.  Specifically, the Audit Committee shall approve any transaction or transactions between the Company and any of the following parties: (i) any Member owning an interest in the voting power of the Company or any subsidiary of the Company that gives such Member significant influence over the Company or any subsidiary of the Company, (ii) any director or executive officer of the Company or any subsidiary of the Company and any relative of such director or executive officer, (iii) any person in which a substantial interest in the voting power of the Company is owned, directly or indirectly, by any person described in (i) or (ii) or over which such a person is able to exercise significant influence, and (iv) any affiliate (other than a subsidiary) of the Company.

30.7.      The Board may, from time to time, appoint such other committees as may be permitted by Act. Such other committees appointed by the Board shall consist of one (1) or more members of the Board and shall have such powers and perform such duties as may be provided in a resolution of the Board.

31.         officers

31.1.      The officers of the Company shall consist of the chief executive officer, the chief financial officer, the Directors and Secretary, and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Act and these Articles.

31.2.      The officers shall receive such remuneration as the Directors may from time to time determine.

31.3.      The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

31.4.      The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Act or these Articles or as may be prescribed by the Board.

31.5.      The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

31.6.      A provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

32.         MINUTES

32.1.      The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)         of all elections and appointments of officers;

(b)         of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)         of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.

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32.2.      Minutes shall be kept by the Secretary at the Office.

33.         SEAL

33.1.      The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or by Electronic Signature. Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

33.2.      Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

34.         destruction of documents

34.1.      The Company shall be entitled to destroy the following documents at the following times:

(a)         any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)         any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)         any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)         any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)         copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article to the destruction of any document include references to its disposal in any manner.

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34.2.      Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

35.         DIVIDENDS AND OTHER PAYMENTS

35.1.      Subject to the Act, the Company in general meeting or the Board may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.

35.2.      Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Act.

35.3.      Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)         all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)         all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

35.4.      The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

35.5.      The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

35.6.      No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

35.7.      Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

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35.8.      All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

If a Member fails to pay any call the Board may give to such Member not less than fourteen (14) clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by the Company due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited. If such notice is not complied with, the Board may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to the Company all monies which at the date of forfeiture were payable to the Company in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when the Company receives payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence that the person making the declaration is a Director or Secretary of the Company and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

35.9.      Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

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35.10.    Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(a)         that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i)          the basis of any such allotment shall be determined by the Board;

(ii)         the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)        the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)        the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non elected shares on such basis; or

(b)         that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

(i)          the basis of any such allotment shall be determined by the Board;

(ii)         the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)        the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)      the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

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35.11.    The shares allotted pursuant to the provisions of Article 35.10 shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of Articles 35.11 and 35.12 in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of Article 35.10 shall rank for participation in such distribution, bonus or rights.

35.12.    The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of Article 35.10, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

35.13.    The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of Article 35.10, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

35.14.    The Board may on any occasion determine that rights of election and the allotment of shares under Article 35.10 shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

35.15.    Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

36.         RESERVES

36.1.      The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Act. The Company shall at all times comply with the provisions of the Act in relation to the share premium account.

36.2.      Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from

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time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

37.         CAPITALISATION

37.1.      The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

37.2.      The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

38.         ACCOUNTING RECORDS

38.1.      The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Act or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

38.2.      The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

38.3.      Subject to Article 38.4, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 14.1 provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

38.4.      Subject to due compliance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 38.3 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, summarised financial statements derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required

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by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to summarised financial statements, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

38.5.      The requirement to send to a person referred to in Article 38.3 the documents referred to in that article or a summary financial report in accordance with Article 38.4 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 38.3 and, if applicable, a summary financial report complying with Article 38.4, on the Company’s computer network or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

39.         FINANCIAL YEAR END

39.1.      Unless the Directors otherwise prescribe, the financial year end of the Company shall be 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

40.         AUDIT

40.1.      Subject to applicable law and rules of the Designated Stock Exchange:

(a)         At the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the Members appoint another auditor. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(b)         A person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than fourteen (14) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the retiring Auditor. The Members may, at any general meeting convened and held in accordance with these Articles, by Special Resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

(c)         The Members may, at any general meeting convened and held in accordance with these Articles, by ordinary resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

40.2.      Subject to the Act the accounts of the Company shall be audited at least once in every year.

40.3.      The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

40.4.      If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

40.5.      The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

Annex D-33

NFT Limited

40.6.      The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction

41.         NOTICES

41.1.      Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice stating that the notice or other document is available there (a “notice of availability”). The notice of availability may be given to the Member by any of the means set out above. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

41.2.      Any Notice or other document:

(a)         if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b)         if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A Notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member;

(c)         if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

Annex D-34

NFT Limited

(d)         may be given to a Member in the English language or such other language as may be approved by the Directors, subject to due compliance with all applicable Statutes, rules and regulations.

41.3.      Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

41.4.      A Notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

41.5.      Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every Notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

42.         SIGNATURES

42.1.      For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

43.         WINDING UP

43.1.      A resolution that the Company be wound up by the court or be wound up voluntarily shall be a Special Resolution which shall, in this instance, include approval by the two thirds of all shareholders of the Company of the Company.

43.2.      Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

43.3.     If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a Special Resolution and any other sanction required by the Act, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets

Annex D-35

NFT Limited

in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

44.         INDEMNITY

44.1.      The Directors, Secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

44.2.      Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

45.         AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY

45.1.      No Article shall be rescinded, altered or amended and no new Article shall be made until the same has been approved by a Special Resolution of the Members. A Special Resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

46.         INFORMATION

46.1.      No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

47.         mergers and CONSOLIDATIONS

47.1.      Subject to the Act and these Articles, the Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Act) upon such terms as the Directors may determine.

48.         TRANSFERS BY WAY OF CONTINUATION

48.1.      Subject to the Act and these Articles, the Company shall, with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of a jurisdiction outside of the Cayman Islands and be deregistered in the Cayman Islands.

Annex D-36

NFT Limited

Dated this 30th day of September 2022

[Charlotte Cloete, Manager]

Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Charlotte Cloete

Joan Bolton

Witness to the above signature
Address:	Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Occupation:	Incorporations Supervisor

Annex D-37

TAKUNG ART CO., LTD OFFICE Q 11TH FLOOR, KINGS WING PLAZA 2 NO. 1 KWAN ST, SHA TIN NEW TERRITORIES, HONG KONG SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D97001-P81908 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TAKUNG ART CO., LTD 1. To elect Kuangtao Wang, Ronggang (Jonathan) Zhang, Doug Buerger, and Guisuo Lu (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of shareholders and until his/her respective successor is elected and duly qualified. Nominees: 01) Kuangtao Wang 02) Ronggang (Jonathan) Zhang 03) Doug Buerger 04) Guisuo Lu For All Withhold All For All Except The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6 and 7. 2. To ratify the appointment of Assentsure PAC (“Assentsure”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; 3. To approve the proposed sale of our subsidiaries, Hong Kong MQ Group Limited (“Hong Kong MQ”), Hong Kong Takung Art Company Limited (“Hong Kong Takung”) to Fecundity Capital Investment Co., Ltd for a purchase price of US$1,500,000 (the “Consideration”) (the “Disposition”); 4. To adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and NFT Limited (“NFT Limited”), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which NFT Limited will be the surviving company; Against Abstain For To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 5. To adopt the Memorandum and Articles of Association of NFT Limited (the “M&A”) pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value US$0.0001 each (the “Class B Ordinary Shares”); 6. To approve an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”); and 7. To approve and adopt the Company’s 2023 equity incentive plan (the “2023 Plan”). For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annex E

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D97002-P81908 TAKUNG ART CO., LTD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 24, 2023 AT 10:00 p.m. LOCAL TIME (9:00 a.m. February 24, 2023, E.T.) The undersigned hereby appoints Kuangtao Wang as Proxy with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at our principal executive office, Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan St, Sha Tin, New Territories, Hong Kong on February 24, 2023,at 10:00 p.m. local time (9:00 a.m. February 24, 2023, E.T.), or at any postponement or adjournment thereof, and upon any and all matters which may properly be brought before the Annual Meeting or any postponement or adjournments thereof, hereby revoking all former proxies. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side

Annex F

AMENDMENT TO DISPOSITION AGREEMENT

AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) is made as of this 9th day of December, 2022 (the “Effective Date”), by and among (i) Fecundity Capital Investment Co., Ltd., a British Virgin Islands company (the “Purchaser”), (ii) Hong Kong Takung Art Company Limited (“Hong Kong Takung”), a Hong Kong company and Hong Kong MQ Group Limited, a Hong Kong company (“Hong Kong MQ,” together with Hong Kong Takung, the “Targets”), and (iii) Takung Art Co., Ltd., a Delaware corporation (“TKAT” or the “Seller”). The Purchaser, the Targets and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

W H E R E A S:

A. The Parties are parties to that certain Share Purchase Agreement, dated as of November 1, 2022 (the “Agreement”). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same respective meanings as set forth in the Agreement.

B. The parties desire to amend a clerical error as to the amount of the Purchase Price, which amendment shall be deemed effective as of the Effective Date, as more particularly set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1. Recitals. The recitals of the Agreement are hereby deleted and replaced by the following paragraphs in their entirety:

WHEREAS, as at the date hereof, (i) TKAT owns 100% of the issued shares in Hong Kong Takung, Hong Kong Takung owns 100% of the issued shares in Takung Cultural Development (Tianjin) Co., Ltd. (“Takung Tianjin”), a PRC corporation; and (ii) TKAT owns 100% of the issued shares in Hong Kong MQ;

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desire to purchase from the Seller, all of the Purchased Shares (as hereinafter defined) in exchange for US$1,500,000 (the “Purchase Price”), subject to the terms and conditions set forth herein (the “Transaction”); and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

2. Entire Agreement; Conflicts. The Agreement as amended by this Amendment is hereby ratified and the parties hereby reaffirm their obligations under the Agreement, as modified hereby. Except as otherwise provided in this Amendment, the terms of the Agreement are not modified, altered or amended and remain in full force and effect. From and after the date of this Amendment, the term “Agreement”, as used in the Agreement, shall mean the Agreement as amended by this Amendment. If and to the extent there is any conflict between this Amendment and the Agreement, the terms of this Amendment shall govern and control.

5. Amendment. The Agreement as amended by this Amendment, embodies the entire understanding between the parties with respect to its subject matter and can be changed only by an instrument in writing signed by the parties.

6. PDF or DocuSign Signatures. This Amendment may be executed in one or more counterparts (which may be in the form of an executed PDF attachment to an email or by DocuSign or similar service provider), each of which shall be deemed an original, but all of which shall constitute one and the same document.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

[Signature page to follow]

Annex F-1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

The Purchaser: Fecundity Capital Investment Co., Ltd. 买方:
By:	/s/ Jianqiang Xu
Jianqiang Xu
Title:	Chief Executive Officer
The Seller: Takung Art Co., Ltd. 卖方: Takung Art Co., Ltd.
By:	/s/ Kuangtao Wang
Kuangtao Wang
Title:	Chief Executive Officer
The Targets: Hong Kong Takung Art Company Limited 公司: Hong Kong Takung Art Company Limited
By:	/s/ Lixin Guo
Lixin Guo
Title:	Chief Financial Officer
The Targets: Hong Kong MQ Group Limited 公司: Hong Kong MQ Group Limited
By:	/s/ Fan Yang
Fan Yang
Title:	Chief Financial Officer

[Signature page to Amendment to Share Purchase Agreement]

Annex F-2

Annex G

TAKUNG ART CO., LTD.
2022 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•        to attract and retain the best available personnel for positions of substantial responsibility,

•        to provide additional incentive to Employees, Directors and Consultants, and

•        to promote the success of the Company’s business.

The Plan permits the grant of Incentive Share Options, Nonstatutory Share Options, Restricted Stock, Share Appreciation Rights, Restricted Share Units, Performance Units, Performance Shares, and Other Share Based Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “162(m) Award” means an Award that is granted to a Covered Employee and is intended to qualify as “performance-based” under Section 162(m) of the Code

(b) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Annex G-1

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan

(k) “Common Stock” means the shares of common stock of the Company, par value $0.001 per share, or in the case of Performance Units, Restricted Stock Units, and certain Other Stock Based Awards, the cash equivalent thereof, as applicable.

(l) “Company” means Takung Art Co., Ltd.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Covered Employees” means those persons who the Committee determines are subject to the limitations of Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on or prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the last market trading day on or prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(v) “Fiscal Year” means the fiscal year of the Company.

Annex G-2

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award granted under the Plan.

(ee) “Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more of the following criteria: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (vii) profit/loss or profit margin; (ix) working capital; (x) return on equity or assets; (xi) earnings per share; (xii) total shareholder return; (xiii) price/earnings ratio; (xiv) debt or debt-to-equity; (xv) accounts receivable; (xvi) writeoffs; (xvii) cash; (xviii) assets; (xix) liquidity; (xx) operations; (xxi) borrowers; (xxii) investors; (xxiii) strategic partners; (xxiv) mergers or acquisitions; (xxv) loans facilitated; (xxvi) product offerings; and/or (xxvii) stock price. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and/or (e) on a pre-tax or after tax basis. Awards issued to persons who are not Covered Employees may take into account any other factors deemed appropriate by the Committee.

(ff) “Performance Period” means any period not exceeding 120 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(gg) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(hh) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Plan” means this 2022 Equity Incentive Plan.

(kk) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 or issued pursuant to the early exercise of an option.

(ll) “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Sections 4 and 11 of the Plan.

(mm) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

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(nn) “Section 16(b)” means Section 16(b) of the Exchange Act.

(oo) “Service Provider” means an Employee, Director or Consultant.

(pp) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(qq) “Stock Appreciation Right” or “SAR” means an Award that pursuant to Section 9 of the Plan is designated as a SAR.

(rr) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,240,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan. A total of 5,240,000 Shares, which such amount is included in the limit set forth in the first sentence of this Section 3(a), may be issued under the Plan pursuant to the exercise of Incentive Stock Options.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

(c) Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

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(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to institute an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(ix) to modify or amend each Award (subject to Section 19(c) of the Plan), including (A) the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator,

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv) to determine whether Awards will be adjusted for Dividend Equivalents;

(xv) to create Other Stock Based Awards for issuance under the Plan;

(xvi) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xviii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

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6. Limitations.

(a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Special Limits for Grants of Options and Stock Appreciation Rights. Subject to Section 16 of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

(i) the maximum number of Shares that may be subject to Options granted to any Service Provider in any calendar year shall equal 3,000,000 Shares; and

(ii) the maximum number of Shares that may be subject to Stock Appreciation Rights granted to any Service Provider in any calendar year shall equal 3,000,000 Shares.

(c) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

7. Stock Options.

(a) Term of Option. The term of each Option will be stated in the Award Agreement and will not exceed ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162 (m) of the Code, or in the event of the grant of a Nonstatutory Stock Option to an Employee, Director, or Consultant who is a U.S. taxpayer, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

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(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet conditions established by the Administrator;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

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(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the persons) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

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(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may accelerate exercisability at any time.

(e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion; provided, however, that if the Award is a 162(m) Award, then the Award will be subject to achievement of Performance Goals with respect to a Performance Period established by the Committee and the Award shall be granted and administered in accordance with the requirements of Section 162(m) of the Code.

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(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share unless such Award is a 162(m) Award.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator

12. Other Stock Based Awards. Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding awards, and the numerical limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

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(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) Stock Options and SARs. In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii) Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. In the event of a Change in Control, each outstanding Award of Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, including as to Shares/Units that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. For the purposes of this paragraph, an Award of Restricted Stock, Performance Shares, Performance Units, Other Stock Based Awards and Restricted Stock Units shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the

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successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of the performance goals without the Participant’s consent; provided, however, a modification to the performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(iii) Outside Director Awards. Notwithstanding any provision of Section 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his or her Options and Stock Appreciation Rights as to all of the Awarded Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units, as applicable, will lapse, and, with respect to Performance Shares, Performance Units, and Other Stock Based Awards, all performance goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

(iv) Administrator Discretion. Notwithstanding any provision of Section 15(c)(i), 15(c)(ii), or 15(c)(iii) to the contrary, the Administrator (or in the case of 162(m) Awards, the Committee) may determine alternative treatment that shall apply to the Award in the event of a Change in Control by specifying such alternative treatment in the Award Agreement. In the event of such alternative treatment, the treatment specified in Sections 15(c)(i), 15(c)(ii), and 15(c)(iii), as applicable, shall not apply.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

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20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud or the consequences of committing a crime. Our articles of association permit indemnification of officers and directors (including former officers and directors) out of the assets of the company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

We expect to enter into indemnification agreements with our directors, executive officers and with certain other officers and employees (including officers and employees of its subsidiaries). The indemnification agreements will generally require that we indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s association with us or another entity where he or she acts or acted as a director or officer or in a similar capacity at our request, if the indemnitee acted honestly and in good faith with a view to the best interests of us or other entity, as the case may be and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses by us.

Item 21.     Exhibits and Financial Statement Schedules

(a)     Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 22.     Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)    The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)    The undersigned registrant hereby undertakes: that for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(7)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in People’s Republic of China, on February 7, 2023.

NFT LIMITED
By:	/s/ Kuangtao Wang
Name:	Kuangtao Wang
Title:	Principal Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kuangtao Wang, Kwok Leung Paul Li and Jianguang Qian as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Guisuo Lu	Director	February 7, 2023
Guisuo Lu
/s/ Ronggang (Jonathan) Zhang	Director	February 7, 2023
Ronggang (Jonathan) Zhang
/s/ Doug Buerger	Director	February 7, 2023
Doug Buerger
/s/ Kuangtao Wang	Principal Executive Officer, Chairman and Director	February 7, 2023
Kuangtao Wang
/s/ Jianguang Qian	Principal Financial Officer	February 7, 2023
Jianguang Qian

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, February 7, 2023.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated November 1, 2022
2.2*	Amended and Restated Agreement and Plan of Merger dated December 15, 2022
3.1*	Memorandum of Association and Articles of Association of NFT Limited
5.1*	Legal Opinion of Conyers Dill & Pearman LLP
8.1*	Tax opinion of Hunter Taubman Fischer and Li LLC
10.1*	Form of Indemnification Agreement
10.2

Share Purchase Agreement by and among the Company, Fecundity Capital Investment Co., Ltd., Hong Kong Takung Art Company Limited, Hong Kong MQ Group Limited and Takung Art Co., Ltd., dated November 1, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2022)

10.3

Amendment to Share Purchase Agreement by and among the Company, Fecundity Capital Investment Co., Ltd., Hong Kong Takung Art Company Limited, Hong Kong MQ Group Limited and Takung Art Co., Ltd., dated December 9, 2022 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2022)

21.1*	Subsidiaries of NFT Limited
23.1*	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
23.4*	Consent of Hunter Taubman Fischer and Li LLC (included in Exhibit 8.1)
24.1	Power of Attorney (included on signature page)
99.1	Form of Proxy Card
107*	Filing Fee Table

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*        Previously filed.